As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-275141

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFIC LIFE INSURANCE COMPANY

(Exact name of Registrant as specified in its charter)

Nebraska	6311	95-1079000
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

700 Newport Center Drive
Newport Beach, California 92660
(949) 219-3943

(Address, including zip code, and telephone number,
Including area code, of Registrant’s principal executive office)

Alison Ryan

Assistant Vice President and Managing Assistant General Counsel II
Pacific Life Insurance Company

700 Newport Center Drive
Newport Beach, California 92660
(949) 219-3011

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Dodie Kent
Eversheds Sutherland (US) LLP
The Grace Building, 40th Floor,

1114 Avenue of the Americas
New York, NY 10036-7703

(212) 389-5080

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated January 22, 2024

PACIFIC PROTECTED GROWTH

Limited Premium Registered Index-Linked Annuity Contract
Issued by PACIFIC LIFE INSURANCE COMPANY

Prospectus Dated: [      ], 2024

This prospectus describes the Pacific Protected Growth contract (the “Contract”), a limited premium registered index-linked annuity contract issued by Pacific Life Insurance Company (“Pacific Life,” “we,” “us,” and “our”). The Company does not allow additional purchase payments after the initial purchase payment, except for transfers from other financial products requested at the time the investor’s Contract application is submitted and transferred within 60 days after the Contract Issue Date. This prospectus (“Prospectus”) describes all material terms of the Contract, including material state variations. Please read it carefully before investing and keep it for future reference. This Prospectus is not an offer in any state or jurisdiction in which the Contract may not lawfully be sold.

The Contract is designed to help you accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. The Contract is not appropriate for investors who plan or need to take withdrawals or surrender the Contract during the first six Contract Years due to the imposition of surrender charges and market value adjustments, or prior to the end of an Index-Linked Option Term, because of the use of Interim Value to calculate the amount available for withdrawal. These adjustments could significantly reduce the value of the Contract to less than the protection levels provided by the Index-Linked Options. The Contract is available for use in connection with non-qualified individual retirement accounts (“IRAs”), Roth IRAs, SEP IRAs, Inherited IRAs and Roth IRAs, and Post-Death Non-Qualified plans. If the Contract is purchased through a tax-qualified IRA or plan, it provides no additional tax benefit to the investor beyond those already provided under the Internal Revenue Code. The Contract is not available in New York.

The Contract is an insurance contract. Under the Contract, you may invest your money in the Interest Crediting Options available under the Contract, which include a fixed interest-rate option (the “Fixed Account Option”), which credits a fixed rate of interest guaranteed for 1-year periods, and the Index-Linked Options (“ILOs”) which credit returns based on the performance of a specific market Index(es) during a defined period of time (a “Term”). Investments in the ILOs are not an investment in any Index. The Indexes used by the ILOs are price return indexes and their performance does not reflect any dividends or distributions paid by the component companies included in the Indexes.

Each ILO will credit returns based on time periods (“Terms”) of either 1 or 6 Contract Years. At the end of each Term, each ILO adds or subtracts interest (the “Index-Linked Option Credit”) from your Contract Value invested in the ILO based on the performance of a specific market Index(es) over the course of the Term and the application of the applicable Crediting Strategy or Protection Level of the ILO. The ILO Credit may be positive, negative, or equal to zero.

Positive Index returns may be limited based on the applicable interest crediting method (“Crediting Strategy”) of the ILO. Each ILO offers a Crediting Strategy in the form of a Cap Rate, Cap Rate with Dual Direction Buffer, Performance Triggered Rate, Participation Rate, or Tiered Participation Rate. A Cap Rate is a maximum amount of positive Index Return that can be credited. A Cap Rate with Dual Direction Buffer credits any positive Index return up to the Cap Rate, and the absolute value of any negative Index return up to the Buffer Rate. The absolute value of a number is simply that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. A Performance Triggered Rate credits a fixed rate of interest if the Index Return is zero or positive. A Participation Rate is the maximum percentage of any positive Index return that can be credited, and a Tiered Participation Rate determines the maximum percentage of any positive Index return that can be credited based on a Tier One Participation Rate and a Tier Two Participation Rate.

Negative Index returns may be limited based on the applicable Protection Level, which provides limited protection from negative Index performance at the end of a Term. Each ILO provides a Protection Level in the form of a Floor or Buffer. A Buffer protects against negative Index returns up to the stated Buffer percentage. Any negative Index return in excess of the Buffer will result in a negative Index-Linked Option Credit at the end of a Term. We currently offer Buffer rates of 10%, 15%, and 20%. In the case of an ILO with a 10% Buffer, you could lose up to 90% of your investment in the ILO at the end of the Term. In the case of a 15% Buffer, you could lose up to 85% of your investment at the end of a Term, and in the case of a 20% Buffer, you could lose up to 80% of your investment at the end of a Term. A Floor represents the maximum negative Index Return that may be applied to your Contract Value in the ILO at the end of an Index-Linked Option Term. Any negative Index return in excess of the Floor will not be applied to your Contract Value in the ILO at the end of the Term. We currently offer Floor rates of -10%. If you select an ILO with a Floor, you could lose up to 10% of your investment in the ILO at the end of a Term.

The ILOs currently available under the Contract are listed in the table under THE INDEX-LINKED OPTIONS on page [26]. Protection Levels and Crediting Strategies are discussed in more detail under INVESTING IN YOUR CONTRACT – Crediting Strategies & Protection Levels.

We reserve the right to add or remove ILOs and Indexes. We may change the Crediting Strategy rates and Protection Level rates subject to the stated guaranteed minimum or maximum rates. There is no guarantee that a particular ILO will be available during the entire time that you own your Contract.

We reserve the right to stop offering all but one ILO (the 1-year S&P 500® with Cap and 10% Buffer ILO, which has a minimum guaranteed Cap Rate of [ ]%. ), in addition to the Fixed Account Option. If, in the future, you are not satisfied with the available ILOs, you may choose to surrender your Contract, but you may be subject to surrender charges, a market value adjustment, taxes, and tax penalties, and the calculation of the surrender amount based on Interim Value if the surrender is made before the end of a Term. If you purchase another retirement vehicle, it may have different features, fees, and risks than the Contract. Discuss with your financial professional whether the Contract is appropriate for you given our right to make such changes to the allowable ILOs.

An investment in the ILOs of this Contract is subject to risks, including the possible loss of all or a significant portion of your principal investment and any credited Contract earnings. This loss could be greater if you take a withdrawal or surrender your Contract due to the imposition of surrender charges, a market value adjustment, if applicable, and possible negative tax consequences, including federal income tax on the taxable portion, and a tax penalty of 10% if you have not reached age 59½. If you withdraw money from or surrender your Contract within 6 years following the Contract Issue Date, you may be assessed a surrender charge of up to 7% of the amount withdrawn in excess of the 10% annual free withdrawal amount. In addition, before the end of a Term, for an ILO, if you take a surrender or any withdrawal, or if you annuitize, or if the death benefit is paid, the transaction will reduce the Interim Value of your investment in that ILO. The Interim Value is the amount in the ILO that is available for transactions that occur during the Term, including full surrenders (including Free Look withdrawals), withdrawals (including required minimum distributions (“RMDs”), free withdrawal amounts, and pre-authorized withdrawals), rider charges, guaranteed withdrawal amounts under the guaranteed lifetime withdrawal benefit rider, death benefit payments, and annuitization. The Interim Value is calculated based on the value of a hypothetical portfolio of derivative financial instruments designed to replicate the value of the ILO if it were held until the end of the Term. The Interim Value could be less than your investment in the ILO even if the Index is performing positively. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal investment and previously credited Contract earnings, and such losses could be as high as 100%. If you take a withdrawal from an ILO during the Term, your Interim Value on the date of the withdrawal will be reduced by the withdrawal amount, including any applicable surrender charges and taxes. Additionally, withdrawals from an ILO during the Term will reduce your Investment Base in the ILO in the same proportion that the Interim Value is reduced (rather than on a dollar-for-dollar basis), and will proportionately reduce the death benefit. Such reduction will reduce your Investment Base for the remainder of the Term, and the proportionate reduction may be greater than the dollar amount of the withdrawal. All withdrawals will reduce your Contract Value, and withdrawals from an ILO before the end of a Term could also significantly reduce any interest credited at the end of the Term. Any withdrawal or surrender taken before the end of the Term could result in a greater loss or lower gain than the ILO would provide at the end of the Term. The Crediting Strategy or Protection Level are not applied until the end of the Term. See RISK FACTORS on page [14] for more information.

Index-linked annuity contracts are complex insurance and investment vehicles. Before you purchase the Contract, you should carefully read this Prospectus and speak with your financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives. See INVESTING IN YOUR CONTRACT; INCOME GUARD BENEFIT; and DEATH BENEFIT – Optional Death Benefit Rider for more information about the Contract’s Interest Crediting Options and optional benefits. You should also consult with a tax professional.

The Contract includes a “Performance Lock” feature for all ILOs. If you decide to exercise the Performance Lock feature during a Term, the value of your investment in an ILO will be credited with a fixed rate of interest for the remainder of the Term. You should fully understand the operation and impact of the Performance Lock before choosing to exercise this feature. See the PERFORMANCE LOCK and RISK FACTORS sections for more information.

For an additional charge, the Contract also provides an optional guaranteed lifetime withdrawal benefit rider (“GLWB Rider” or the “Rider”), the Income Guard benefit, which may provide you with guaranteed income for life. Withdrawals taken under the GLWB Rider from the ILOs may trigger the use of Interim Value for withdrawals. Given the risk of a potentially negative adjustment, you should discuss with your financial professional if purchasing the GLWB Rider is appropriate for you. See INCOME GUARD BENEFIT for more information.

If you are a new investor in the Contract, you may cancel your Contract within 10 days (30 calendar days if you are replacing another annuity contract or life insurance policy) of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will generally receive the Interim Value of your Contract, plus any value in the Fixed Account Option. You should review this Prospectus and consult with your investment professional for additional information about the specific cancellation terms that apply.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contracts are not bank deposits, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Contracts are not obligations of or guaranteed by any banking or financial institution. All obligations and guarantees under the Contract are subject to the creditworthiness and claims-paying ability of the Company.

Pacific Select Distributors, LLC is the principal underwriter of the Contracts. The offering of the Contracts is intended to be continuous.

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TABLE OF CONTENTS

SPECIAL TERMS	3

SUMMARY	7
Phases of the Contract	7
Important Information You Should Consider About Your Contract	7

RISK FACTORS	14
Risk of Loss	14
Liquidity Risk	14
Crediting Strategy & Protection Level Risk	15
Performance Lock Risk	16
Availability of Indexes and Index-Linked Options	16
Availability by Selling Broker-Dealer Firm	17
Index Risk	17
Investment Risks for the Market Indices	17
Insurance Company Risks	18
Cyber Security Risks	18

FEES AND CHARGES	19
Surrender Charge	19
Market Value Adjustment	20

BUYING THE CONTRACT	22
Purchasing the Contract	22
Methods of Payment	23
Subsequent Purchase Payments	23
Rate Lock	24
Right to Cancel (“Free Look”)	25

INVESTING IN YOUR CONTRACT	26
Allocating Your Purchase Payments	26
The Fixed Account Option	26
The Index-Linked Options	26
Index-Linked Option Value	30
Index-Linked Option Credit	31
Index-Linked Option Credit Formula	31
Performance Lock	35
Order of Operations for Contract Anniversary Processing	35

CONTRACT VALUE	36
Fixed Account Value	36
Index-Linked Option Value	36
Interim Value	37

ACCESS TO YOUR MONEY	39
Withdrawals	39

TRANSFERS AND REALLOCATIONS	41
Transfers and Reallocations	41

INCOME GUARD BENEFIT	42
General Information	42
Purchasing the Rider	43
Investment Allocation Requirements	43
Subsequent Purchase Payments	44
Important Rider Terms and Minimum Rider Amounts	44
How the Rider Works	45
Withdrawal Percentage	46
Withdrawals	47
Rider Charges	49

Depletion of Contract Value and Other Information	49
Eligibility for Lifetime Benefits and Change of Single/Joint Life Option	50
Death Benefits	50
Spousal Continuation & Non-Spousal Beneficiaries	50
Rider Termination	51
Annuitization	52

ANNUITIZATION	52
Selecting Your Annuitant	52
Annuitization	52
Choosing Your Annuity Date	53
Default Annuity Date and Options	53
Choosing Your Annuity Option	54
Your Annuity Payments	56

DEATH BENEFIT	57
Death Benefits	57
Optional Death Benefit Rider	61
Restricted Beneficiary Designation / Pre- Determined Beneficiary Option	62

FEDERAL TAX ISSUES	63
Taxation of Annuities – General Provisions	63
Non-Qualified Contracts – General Rules	63
Impact of Federal Income Taxes	68
Taxes on Pacific Life	68
Qualified Contracts – General Rules	69
IRAs and Qualified Plans	74

ADDITIONAL INFORMATION	76
Changes to Your Contract	76
Inquiries and Submitting Forms and Requests	77
Telephone and Electronic Transactions	77
Electronic Information Consent	78
Timing of Payments and Transactions	79
Confirmations, Statements, and Other Reports to Contract Owners	79
Distribution Arrangements	80
Service Arrangements	81
Replacement of Life Insurance or Annuities	81
State Variations	81

PACIFIC LIFE INSURANCE COMPANY AND THE GENERAL ACCOUNT	82
Pacific Life	82
The Separate Account and the General Account	83
Status Pursuant to the Securities Exchange Act of 1934.	83

APPENDIX A: ILO CREDTING STRATEGY	A-1
APPENDIX B: INTERIM VALUE CALCULATION EXAMPLES	B-1
APPENDIX C: MARKET VALUE ADJUSTMENT EXAMPLES	C-1
APPENDIX D: INDEX DISCLOSURES	D-1
APPENDIX E: INCOME GUARD BENEFIT EXAMPLES	E-1
APPENDIX F: RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER SAMPLE CALCULATIONS	F-1
APPENDIX G: MANAGEMENT’S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES	G-1

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SPECIAL TERMS

Some of the terms used in this Prospectus may be new to you. We have identified some of these terms and provided explanations of what they mean below.

Adjusted Index Return – The percentage rate at which we credit interest to the Index-Linked Option Value at the end of a Term. The Adjusted Index Return is determined by comparing the Index Price on the Term Start Date to the Index Price on the Term End Date of a Term and applying any applicable adjustment for the Crediting Strategy or Protection Level. The Adjusted Index Return can be positive, negative, or equal to zero. The Adjusted Index Return is multiplied by the Investment Base to get the dollar amount of the Index-Linked Option Credit. The application of a negative Adjusted Index Return will result in a reduction of the Investment Base by the dollar amount of the Index-Linked Option Credit. The application of a positive Adjusted Index Return will result in an increase to the Investment Base by the dollar amount of the Index-Linked Option Credit.

Annuitant – The person on whose life annuity payments may be determined. An Annuitant’s life may also be used to determine death benefits, in the case of a Non-Natural Owner, and to determine the Annuity Date. A Contract may name a single (“sole”) Annuitant or two (“Joint”) Annuitants. You may choose a Contingent Annuitant only if you have a sole Annuitant (you cannot have Joint Annuitants and a Contingent Annuitant at the same time). If you name Joint Annuitants or a Contingent Annuitant, “the Annuitant” means the sole surviving Annuitant, unless otherwise stated.

Annuity Date – The date specified in your Contract, or the date you later elect, if any, for the start of annuity payments if the Annuitant (or Joint Annuitants) is (or are) still living and your Contract is in force; or if earlier, the date that annuity payments actually begin. The maximum annuity date is stated in your Contract and is the latest date we will begin paying you an annuity income.

Annuity Option – Any one of the income options available for a series of payments after the Annuity Date.

Beneficiary – The person who may have a right to receive any death benefit proceeds before the Annuity Date or any remaining annuity payments after the Annuity Date, if any Owner (or Annuitant in the case of a Non-Natural Owner) dies.

Buffer (Buffer Rate) – A type of Protection Level that provides limited protection against negative Index performance. The Buffer Rate protects against negative Index Return up to the stated Buffer percentage. Any negative Index Return in excess of the Buffer Rate will result in a negative Adjusted Index Return at the end of a Term. The Buffer is also a component of the Cap Rate with Dual Direction Buffer Crediting Strategy. The Buffer Rates are guaranteed not to change for as long as we continue to offer those Index-Linked Options. The 1-year S&P 500® with Cap and 10% Buffer ILO will always be available under your Contract.

Business Day – Each day the New York Stock Exchange (“NYSE”) is open for regular trading. Each Business Day ends when the NYSE closes each day which is typically 4:00 p.m. Eastern Standard Time. In this Prospectus, references to “day” or “date” means Business Day unless otherwise specified. If any transaction or event called for under a Contract is scheduled to occur on a day that is not a Business Day, such transaction or event will be deemed to occur on the next following Business Day unless otherwise specified. If any transaction is requested for a day that does not exist in a given calendar month, it will occur on the last day of such month. Any systematic pre- authorized transaction scheduled to occur on December 30th or December 31st where that day is not a Business Day will be deemed an order for the last Business Day of the calendar year and will be calculated using the applicable values at the close of that Business Day.

Cap Rate – A type of Crediting Strategy. The Cap Rate is the maximum amount of positive Index Return that can be credited to the Investment Base at the end of a Term. The Cap Rate limits the potential positive Index-Linked Option Credit that may be applied at the end of a Term. The Cap Rate is also a part of the Cap Rate with Dual Direction Buffer Crediting Strategy.

Cap Rate with Dual Direction Buffer (“Dual Direction”) – A type of Crediting Strategy. The Adjusted Index Return will equal any positive Index Return up to the Cap, or the absolute value of any negative Index Return up to the Buffer Rate. The absolute value of a number is simply that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. If the positive Index Return exceeds the Cap Rate, the Adjusted Index Return will equal the Cap Rate. If the negative Index Return exceeds the Buffer Rate, the Adjusted Index Return will equal the negative Index Return in excess of the Buffer Rate.

Cash Surrender Value – The amount available upon full surrender of the Contract. The Cash Surrender Value is the Contract Value (which may be the Interim Value), adjusted for any applicable surrender charges, market value adjustment, rider charges, and charges for premium and other taxes.

Code – The Internal Revenue Code of 1986, as amended.

Contingent Annuitant – A person, if named in your Contract, who will become the sole surviving Annuitant if the existing sole Annuitant should die before the Annuity Date.

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Contingent Beneficiary – A person, if any, you select to become the Beneficiary if the Beneficiary predeceases the Owner (or Annuitant in the case of a Non-Natural Owner).

Contract Anniversary – The same date, each subsequent year, as your Contract Issue Date.

Contract Issue Date – The date we issue your Contract. The Contract Issue Date will be no later than two Business Days after we receive your initial Purchase Payment and Contract application In Proper Form. Contract Years and Contract Anniversaries are measured from this date.

Contract Owner, Owner, you, or your – Generally, a person who purchases a Contract and makes the investments. A Contract Owner has all rights in the Contract, including the right to make withdrawals, designate and change beneficiaries, transfer amounts among the Interest Crediting Options, and designate an Annuity Option. If your Contract names Joint Owners, both Joint Owners are Contract Owners and share all such rights. Except in the case of a Non-Natural Owner, the Owner’s life is used to determine death benefits.

Contract Value – The total amount attributable to your Contract. The Contract Value is the sum of the Index-Linked Option Values and the Fixed Account Option Value.

Contract Year – The 12-month period beginning on the Contract Issue Date and on each Contract Anniversary date thereafter.

Crediting Strategy – The method of determining the amount of positive interest, if any, credited to your Index-Linked Option Value for each Index-Linked Option Term. The Crediting Strategies offered under the Contract are the Cap Rate, Participation Rate, Tiered Participation Rate, Performance Triggered Rate, and Cap Rate with Dual Direction Buffer.

Fixed Account Minimum Value – The minimum value you will receive as the Fixed Account Option Value upon full surrender of the Contract, death, or annuitization. The Fixed Account Minimum Value is equal to all amounts allocated to the Fixed Account Option multiplied by the Guaranteed Minimum Surrender Value Percentage of 87.5% (90% in some states. See STATE VARIATIONS), adjusted for any partial withdrawals or transfers from the Fixed Account Option, then accumulated at the non-forfeiture rate, which ranges from 0.15% to 3.00% depending on the applicable state law.

Fixed Account Option (the “Fixed Account”) – An Interest Crediting Option to which Purchase Payments and transfers may be allocated that credits a fixed rate of interest daily at the declared rate, subject to the Minimum Guaranteed Rate for the Fixed Account. The Fixed Account Option will always be available under the Contract.

Fixed Account Option Value – The value allocated to the Fixed Account Option plus interest credited daily at the Guaranteed Rate, less transfers and deductions for any withdrawals and charges, including applicable surrender charges and taxes.

Floor (Floor Rate) – A type of Protection Level that provides limited protection against negative Index performance. The Floor represents the maximum negative Index Return that may be applied at the end of an Index-Linked Option Term. The Floor Rates are guaranteed not to change for as long as we continue to offer those Index-Linked Options.

Guaranteed Rate for the Fixed Account Option (Guaranteed Rate) – The annual rate of interest that we declare from time to time for the Fixed Account Option and which is accrued daily. The Guaranteed Rate for the Fixed Account will be declared on each Contract Anniversary and will never be less than the Minimum Guaranteed Rate for the Fixed Account shown in your Contract.

In Proper Form – This is the standard we apply when we determine whether an instruction is satisfactory to us. An instruction (in writing or by other means that we accept (e.g. via telephone or electronic submission)) is considered to be In Proper Form if it is received at our Service Center in a manner that is satisfactory to us, such that is sufficiently complete and clear so that we do not have to exercise any discretion to follow the instruction, including any information and supporting legal documentation necessary to effect the transaction. Any forms that we provide will identify any necessary supporting documentation. We may, in our sole discretion, determine whether any particular transaction request is In Proper Form, and we reserve the right to change or waive any In Proper Form requirements at any time.

Index – The market index or exchange-traded fund (“ETF”) used to determine any Adjusted Index Return that is credited to an Index-Linked Option at the end of a Term. Each Index is a price return index, and its performance does not reflect any dividends or distributions paid by the component companies included in the Index. Pacific Life reserves the right to add, remove, or replace an Index.

Index-Linked Option (“ILO”) – An Interest Crediting Option under the Contract to which Purchase Payments and transfers may be allocated that provides for credited interest based on the performance of a particular Index and the applicable Crediting Strategy and Protection Level. Each ILO varies by Index, Crediting Strategy, Protection Level, and Term length.

Index-Linked Option (“ILO”) Budget Rate – This rate is equivalent to the fair value of hypothetical derivatives supporting the ILO on the Term Start Date.

Index-Linked Option Credit – The dollar amount of interest added to or subtracted from the Index-Linked Option at the end of a Term. The Index-Linked Option Credit is equal to the Investment Base multiplied by the Adjusted Index Return. The Index-Linked Option Credit may be positive, negative, or zero according to the Adjusted Index Return.

Index-Linked Option Value – Refers to both the total amount invested in a single Index-Linked Option, or the entire amount of your Contract Value invested in multiple Index-Linked Options. On the Term Start Date, the Index-Linked Option Value is equal to the Investment Base. On all days except for the Term Start Date and the Term End Date, the Index-Linked Option Value is equal to the Interim Value. On the Term End Date, the Index-Linked Option Value is equal to the Investment Base adjusted for the Index-Linked Option Credit(s), which may be positive, negative, or equal to zero.

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Index Price – The prices for the Indexes that are published by the Index providers as of the close of the New York Stock Exchange (NYSE) each day that the NYSE is open. On any day that the NYSE is not open, the Index Price from the last NYSE close will apply. The change in the Index Price over the course of a Term is used to determine the Index Return.

Index Return – Represents the price performance of the Index. The Index Return is the percentage change in the Index Price over the course of a Term, before any applicable adjustment for the Crediting Strategy or Protection Level. The Index Return can be positive, negative, or equal to zero.

Interest Crediting Option(s) – The Index-Linked Options and the Fixed Account Option offered under this Contract to which Purchase Payments and transfers may be allocated and that provides for credited interest.

Interim Value – The value of an Index-Linked Option in which you invest on any date other than the Term Start Date or Term End Date.

Investment Base – The amount that is allocated to an Index- Linked Option on the Term Start Date, reduced thereafter for withdrawals during the Term (including applicable surrender charges and taxes), and to which is applied the ILO Credit on the Term End Date.

Joint Annuitant – If your Contract is a Non-Qualified Contract, you may name two Annuitants, called “Joint Annuitants,” in your application for your Contract. Special restrictions may apply for Qualified Contracts.

Market Value Adjustment (“MVA”) Term – A 6-year period during which a market value adjustment may apply to withdrawals from the Contract. The Initial MVA Term begins on the Contract Issue Date and lasts for 6 Contract Years. Subsequent MVA Terms must be elected by the Contract Owner.

Minimum Guaranteed Rate for the Fixed Account – The minimum Guaranteed Rate for the Fixed Account Option under your Contract. Once a Contract is issued, the Minimum Guaranteed Rate for the Fixed Account Option under that Contract will not change. The applicable Minimum Guaranteed Rate for the Fixed Account Option can be found in your Contract.

Non-Natural Owner – A corporation, trust or other entity that is not a (natural) person.

Non-Qualified Contract – A Contract other than a Qualified Contract.

Notice Date – The Business Day on which we receive, In Proper Form, proof of death and instructions regarding payment of death benefit proceeds.

Pacific Life (“we,” “us,” and “our”) – Pacific Life Insurance Company

Participation Rate – A type of Crediting Strategy. The Participation Rate is the percentage of the positive Index Return that will be used to determine the Index-Linked Option Credit. The Participation Rate limits the potential positive Index-Linked Option Credit that may be applied at the end of a Term.

Performance Lock – A feature offered under the Contract for all ILOs that allows you to “lock-in” the Interim Value of an ILO before the Term End Date. If you exercise the Performance Lock feature during a Term, your Indexed-Linked Option Value will equal the Interim Value on the date the Performance Lock is exercised, and will be credited with a fixed rate of interest until the next Contract Anniversary. Exercising the Performance Lock will terminate your investment in the ILO and you will not receive an Indexed-Linked Option Credit or the protection of the Buffer or Floor to mitigate any loss.

Performance Mix – Determines the Index Return based on the combined weighted average of the performance of the S&P 500®, iShares® Russell 2000 ETF, and MSCI EAFE Indices.

Performance Triggered Rate – A type of Crediting Strategy. The Performance Trigger Rate is a fixed rate of interest that will be credited to the Investment Base if the Index Return is equal to zero or positive.

Protection Level – The Protection Level provides limited protection to your Index-Linked Option Value against negative Index Returns. There are two types of Protection Levels: Buffer Rates and Floors.

Purchase Payment – An amount paid to us by or on behalf of a Contract Owner as consideration for the benefits provided under the Contract and invested into the Interest Crediting Options offered under the Contract.

Qualified Contract – A Contract that qualifies under the Code as an individual retirement annuity or account (IRA), or form thereof, or a Contract purchased by a Qualified Plan, qualifying for special tax treatment under the Code Sections 401, 403, 408A and 457.

Service Center – (800) 722-4448

Pacific Life Insurance Company

P.O. Box 2378

Omaha, Nebraska 68103-2378

For more complete contact information, see ADDITIONAL INFORMATION – INQUIRIES AND SUBMITTING FORMS AND REQUESTS in this Prospectus.

Subsequent Purchase Payment(s) – Additional Purchase Payments submitted after the initial Purchase Payment. Subsequent Purchase Payments are permitted only for 60 calendar days after your Contract Issue Date and are only permitted as a result of transfers or exchanges from other financial products requested at the time your Contract application is submitted. No other Purchase Payments are permitted under the Contract.

Subsequent Term – A Term that starts on a Contract Anniversary.

Term – The period of time over which the change in Index performance is measured to determine the Index Return and the Index-Linked Option Credit(s). The Term begins on the Term Start Date and ends on the Term End Date.

Term End Date. The Contract Anniversary on the last day of the Term. On this date, the Index-Linked Option Credit, which may be positive, negative, or zero, is calculated and applied to your Index-Linked Option Value. All Purchase Payments in an ILO will have the same Term End Date regardless of the date they were received.

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Term Start Date – The Term Start Date is the date that a new Term begins. On this date, Contract Value (or your Purchase Payment) is allocated to the ILO and the starting Index Price is determined. The Term Start Date for your initial Purchase Payment is the Contract Issue Date. The Term Start Date for any Subsequent Purchase Payments will be the Business Day the Subsequent Purchase Payment is received prior to market close. All future Term Start Dates will be on a Contract Anniversary, on which date you will transfer or reinvest Contract Value into a new Term.

Tiered Participation Rate – A type of Crediting Strategy. The Tiered Participation Rates are a percentage of positive Index Return that will be used to determine the Index-Linked Option Credit. Tiered Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Adjusted Index Return is equal to the sum of these two values.

You and Your – The Owner(s) of this Contract.

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SUMMARY

The Pacific Protected Growth contract is a limited premium registered index-linked annuity contract issued by us that is designed to help you accumulate funds for retirement or other long-term financial planning purposes on a tax-deferred basis. This Contract may be appropriate for you if you are looking for retirement income or you want to meet other long-term financial objectives. The Contract is not designed to be a short-term investment and may be inappropriate for you if you intend to take early or frequent withdrawals.

It is possible to lose up to 100% of your principal and previously credited Contract earnings. You should discuss with your financial professional whether an index-linked annuity contract, the optional living and death benefits, and which Interest Crediting Options are appropriate for you, taking into consideration your age, income, net worth, tax status, insurance needs, financial objectives, investment goals, liquidity needs, investment time horizon, risk tolerance and other relevant information. Together, you can decide if the Pacific Protected Growth is right for you.

PHASES OF THE CONTRACT

This Contract has two phases: the accumulation (savings) phase and the annuitization (income) phase. The accumulation phase begins on your Contract Issue Date and continues until your Annuity Date. During this phase, you invest in the Contract’s Interest Crediting Options, which include the Index-Linked Options (“ILOs”) and the Fixed Account Option, each of which has its own risks. Any earnings accumulate on a tax-deferred basis.

The annuitization (income) phase occurs when you annuitize your Contract and turn your Contract Value into a stream of income payments over a fixed period or for life. Annuity payments will be in a fixed-dollar amount. When you annuitize, you will be unable to make withdrawals and death benefits and the guaranteed lifetime withdrawal benefit (“GLWB”) rider will terminate.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT YOUR CONTRACT

Key Features	Location in Prospectus
Purchase Payments

Your initial Purchase Payment must be at least $25,000 for both Non-Qualified and Qualified Contracts. You must obtain our consent before making an initial or Subsequent Purchase Payment that will bring your aggregate Purchase Payments over $1,000,000. For purposes of this limit, the aggregate Purchase Payments are based on all contracts with Pacific Life for which you are the owner and/or annuitant.

The Company does not allow additional Purchase Payments after the initial Purchase Payment, except for transfers from other financial products requested at the time of the investor’s Contract application is submitted and transferred within 60 days after the Contract Issue Date (“Subsequent Purchase Payments”).

BUYING YOUR CONTRACT
Rate Lock

On your Contract Issue Date, we will apply the interest rates and Crediting Strategy rates applicable to your Contract for your initial Interest Crediting Option allocations.

The initial Crediting Strategy rates applied on your Contract Issue Date are guaranteed for the length of the initial Term. The initial Fixed Account Option Guaranteed Rate is guaranteed for one Contract Year. The initial Guaranteed Rate and Crediting Strategy rates are determined as follows:

For paper applications, if the application with cash or transfer/exchange request is received In Proper Form at Pacific Life by the 14th calendar day after the date the application is signed (the “application-signed date”), the Contract will receive the higher of the interest rates and Crediting Strategy rates in effect on (1) the application-signed date, or (2) the Contract Issue Date. For electronic applications, the same rules apply, except the application-signed date will be the date the application is submitted by your financial professional to their respective office. If this date is not provided to us, we will use the date that Pacific Life receives the application.

If the application with cash or transfer/exchange request is not received by the 14th calendar day after the application-signed date, then the Contract will receive the interest rates and Crediting Strategy rates in effect on the Contract Issue Date.

For transfer/exchange requests, the initial Purchase Payment must be received within 60 days of the application receipt date in order for the rate lock to apply.

BUYING YOUR CONTRACT

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Interest Crediting Options

You can invest your Purchase Payments and Contract Value among any of the Interest Crediting Options under the Contract, which includes the ILOs and the Fixed Account Option.

●      Each ILO adds or subtracts interest (the “Index-Linked Option Credit”) based on the performance of a specific Index(es) over a defined period of time (the “Term”). The ILO Credit may be positive, negative, or equal to zero. Positive returns may be limited based on the applicable Crediting Strategy, and negative returns may be limited based on the applicable Protection Level, which provides limited protection from negative Index performance. At the end of each Term we will apply to your Value in each ILO an ILO Credit based on the Index performance, Crediting Strategy, and Protection Level of the ILO you are invested in.

●      The Fixed Account Option credits a fixed rate of interest (the “Guaranteed Rate”) that is guaranteed for 1-year periods, subject to the Minimum Guaranteed Rate for the Fixed Account Option, which is indicated in your Contract. The Fixed Account Option will always be available under your Contract.

INVESTING IN YOUR CONTRACT – THE FIXED ACCOUNT OPTION INVESTING IN YOUR CONTRACT – THE INDEX-LINKED OPTIONS
Indices

We currently offer the following reference Indices:

●    S&P 500®

●    MSCI EAFE

●    First Trust Growth Strength Net Fee Index

●    Invesco QQQ ETF

●    iShares® Russell 2000 ETF

●    Performance Mix*

* The return of the Performance Mix is based on the combined weighted average of the performance of the S&P 500®, iShares® Russell 2000 ETF, and MSCI EAFE Indices.

INVESTING IN YOUR CONTRACT – THE INDEX- LINKED OPTIONS; INVESTING IN YOUR CONTRACT – INDEX-LINKED OPTION CREDIT FORMULA
Index-Linked Option Terms	We currently offer Terms of 1 Contract Year and 6 Contract Years.	INVESTING IN YOUR CONTRACT – THE INDEX- LINKED OPTIONS
Protection Levels

The Protection Level is the component of each ILO that determines the Adjusted Index Return that will be applied to your ILO Value on the Term End Date if the Index performance is negative. It provides a level of protection from loss. We currently offer the following Protection Levels:

Buffer. The Buffer Rate is the maximum loss we will protect you from at the end of the Term. You will incur any loss in excess of the Buffer Rate. We currently offer Buffer Rates of 10%, 15%, and 20%. For example, with a 15% Buffer ILO and a negative Index Return of -20%, you would incur negative interest of -5%.

Floor. The Floor is the maximum loss you can incur due to negative Index performance during a Term. You will not incur any additional loss in excess of the Floor Rate. We currently offer a -10% Floor Rate. For example, with a negative Index Return of -20%, you would incur negative interest of -10%.

INVESTING IN YOUR CONTRACT – INDEX-LINKED OPTION CREDIT FORMULA
Potential Maximum Loss at Term End for Each Protection Level
10% Buffer - 90% Maximum Loss
15% Buffer - 85% Maximum Loss
20% Buffer - 80% Maximum Loss
-10% Floor - 10% Maximum Loss

Crediting Strategies

The Crediting Strategy is the component of each ILO that determines the Adjusted Index Return that will be applied to your ILO Value on the Term End Date if the Index performance is positive. It may limit positive Index Returns. We currently offer the following Crediting Strategies:

Cap Rate. The Cap Rate is a percentage that signifies the maximum amount of positive Index Return that can be credited to the Investment Base at the end of the Term. When Index Return is positive or equal to zero, the Adjusted Index Return will be the lesser of the Index Return or the Cap Rate. For example, with a 10% Cap Rate ILO, and a positive Index Return of 15%, you would incur positive interest of 10%. We will declare a renewal Cap Rate for each Term, subject to a guaranteed minimum rate.

INVESTING IN YOUR CONTRACT – INDEX-LINKED OPTION CREDIT FORMULA

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Cap Rate with Dual Direction Buffer. The Adjusted Index Return will equal any positive Index Return up to the Cap, or the absolute value of any negative Index Return up to the Buffer Rate. The absolute value of a number is simply that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. If the positive Index Return exceeds the Cap Rate, the Adjusted Index Return will equal the Cap Rate. If the negative Index Return exceeds the Buffer Rate, the Adjusted Index Return will equal the negative Index Return in excess of the Buffer Rate. For example, with a 10% Cap Rate and 10% Dual Direction Buffer ILO, if the Index Return is -5%, you would incur positive interest of 5%. If the Index Return is 15%, you would incur positive interest of 10%. We will declare a renewal Cap Rate for each Term, subject to the guaranteed minimum rates.

Participation Rate. The Participation Rate is the percentage of the positive Index Return for the Term that will be used to determine the ILO Credit. When the Index Return is positive or equal to zero, the Participation Rate percentage is multiplied by the Index Return for the selected ILO to determine the Adjusted Index Return. For example, with a 100% Participation Rate ILO, if the Index Return is 10%, you would incur positive interest of 10%. With an 80% Participation Rate ILO, and a 10% Index Return, you would incur positive interest of 8%. We will declare a renewal Participation Rate for each Term, subject to a guaranteed minimum rate.

Tiered Participation Rate. The Tiered Participation Rates are a percentage of positive Index Return that will be used to determine the ILO Credit. Tiered Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Adjusted Index Return is equal to the sum of these two values. The Tiered Participation Rates determine the positive Index-Linked Option Credit that may be applied at the end of a Term.

Example:

Index Return = 40%

Tier Level = 25%

Tier 1 Participation Rate = 100%

Tier 2 Participation Rate = 125%

Adjusted Index Return = (0.25 x 100%) + ((0.40 – 0.25) x 125%) = 0.4375 = 43.75%

We will declare renewal Tiered Participation Rates for each Term, subject to a guaranteed minimum rate.

Performance Triggered Rate. A Performance Triggered Rate is a fixed rate of interest that will be credited if the Index Return is equal to zero or positive. This means that the Adjusted Index Return will equal the Performance Triggered Rate, even if the positive Index Return is equal to zero or greater than the Performance Triggered Rate. For example, with an 8% Performance Triggered Rate ILO, and a 0% Index Return, you would incur positive interest of 8%. With a 20% Index Return, you would still incur positive interest of 8%. We will declare a renewal Performance Triggered Rate for each Term, subject to a guaranteed minimum rate.

Performance Lock

The Performance Lock feature allows you to “lock-in” the Interim Value of an ILO before the Term End Date. The locked-in value will be equal to the Interim Value on the date the Performance Lock is exercised.

The locked-in value will earn a fixed rate of interest until the next Contract Anniversary, and your investment in the ILO will terminate. The locked-in value will not receive an ILO Credit, and the Crediting Strategy and Protection Level will not be applied to your ILO Value to protect against any loss. The locked-in value cannot be transferred to a new Interest Crediting Option, or reallocated into a new Term in the same ILO until the next Contract Anniversary. You may only exercise the Performance Lock feature once during a Term, and the exercise is irrevocable. There are risks associated with the Performance Lock feature. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

RISK FACTORS INVESTING IN YOUR CONTRACT – PERFORMANCE LOCK
Contract Value	Your Contract Value is the total amount attributable to your Contract and is the sum of the Fixed Account Option Value and the ILO Values.	RISK FACTORS

	Index-Linked Option Value.	CONTRACT VALUE

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●      On the Term Start Date: The Value of an ILO is your Investment Base, which is your initial investment in the ILO on the Term Start Date. Each ILO you invest in has a separate Investment Base.

●       On the Term End Date: The ILO Value is equal to the Investment Base, adjusted proportionately for any withdrawals (including applicable surrender charges and taxes) taken during the Term, plus or minus the ILO Credit, which may be positive, negative, or equal to zero.

●       On any other day during the Term: The ILO Value is the Interim Value. Each ILO has a separate Interim Value. We calculate the Interim Value each Business Day between the Term Start Date and the Term End Date based on the value of a hypothetical portfolio of derivative financial instruments, designed to replicate the value of the ILO Value if it were held until the end of the Term. Such value could be less than your investment in the ILO, even if the Index is performing positively. The Interim Value is the amount in the ILO that is available for transactions that occur during the Term, including full surrenders (including Free Look withdrawals), withdrawals (including required minimum distributions (“RMDs”), free withdrawal amounts, and pre-authorized withdrawals), rider charges, guaranteed withdrawal amounts under the guaranteed lifetime withdrawal benefit rider, death benefit payments, and annuitization. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

Fixed Account Option Value.

The value invested in the Fixed Account Option plus interest credited daily at the Guaranteed Rate, less transfers and deductions for any withdrawals and charges, including adjustments for applicable surrender charges, and taxes.

APPENDIX A
Death Benefit

If you die during the Accumulation Phase, your Contract provides for a death benefit at no additional charge. In general:

●      If you are 80 years of age or younger at the Contract Issue Date, the Death Benefit Amount is equal to the greater of the Contract Value, or the Total Adjusted Purchase Payments, reduced by any charges for premium taxes and/or other taxes. The Total Adjusted Purchase Payments is equal to the sum of all Purchase Payments made into the Contract, reduced by a Pro Rata Reduction for each prior withdrawal. The Pro Rata Reduction is the reduction percentage that is calculated at the time of a withdrawal by dividing the amount of the withdrawal (including any applicable surrender charges and taxes) by the Contract Value immediately prior to the withdrawal.

●      If the Contract Owner is over 80 years of age at the Contract Issue Date, the Death Benefit Amount is equal to the Contract Value, reduced by any charges for premium taxes and/or other taxes.

●      For an additional charge, the optional Return of Purchase Payment Death Benefit Rider (the “ROP Death Benefit Rider”) is available for Contract Owners between ages 81 and 85 on the Contract Issue Date. The death benefit will be equal to the greater of the Contract Value or the sum of all Purchase Payments made to the Contract, reduced by a Pro Rata Reduction for each prior withdrawal. If the death benefit is paid before the end of a Term, any portion of the Contract Value allocated to the ILOs will be based on Interim Values. The ROP Death Benefit Rider is only available for purchase at the time of Contract application, and may not be voluntarily terminated by the Contract Owner. We may stop offering the optional ROP Death Benefit Rider at any time. The ROP Death Benefit Rider may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional.

DEATH BENEFIT

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Guaranteed Lifetime Withdrawal Benefit

For an additional charge, the Contract provides the Income Guard benefit, an optional guaranteed lifetime withdrawal benefit rider (the “GLWB Rider,” or the “Rider”) that may provide you with guaranteed income for life through withdrawals during the accumulation phase of the Contract.

The Rider may be purchased on or within 60 days after the Contract Issue Date or any subsequent Contract Anniversary, as long as other conditions are met. Once the Rider is purchased, it cannot be voluntarily terminated by the Contract Owner.

The GLWB Rider restricts the Interest Crediting Options that you may invest in under the Contract. If you elect the Rider, you may only allocate Contract Value into 1-year ILO Terms, the 6-year ILO with Cap Rate and Buffer, and the Fixed Account Option. We may change these limits or restrictions in the future. You will not be permitted to transfer Contract Value into ineligible Interest Crediting Options.

Withdrawals that exceed maximum annual withdrawal limits specified in the GLWB Rider (“Excess Withdrawals”) may significantly impact the benefit by reducing the benefit by an amount greater than the value withdrawn, and/or could terminate the benefit because Excess Withdrawals result in a proportionate reduction to the Protected Payment Base, which is used to determine the annual withdrawal amount each year under the Rider. In addition, withdrawals that occur prior to the Income Commencement Date may reduce the benefits provided by the Rider, perhaps significantly, and/or could terminate the benefit. Withdrawals under the Rider may also reduce the benefits provided by the optional death benefit rider.

We may stop offering the optional living benefit at any time, including for current Contract Owners who have not yet purchased the Rider. The optional living benefit may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional.

Withdrawals taken under the GLWB Rider from the ILOs may trigger an Interim Value calculation. Given the risk of a potentially negative adjustment, you should discuss with your financial professional if purchasing the GLWB Rider is appropriate for you. Contract Owners are advised to schedule withdrawals after the expiration of the surrender charge period and MVA Term, and to coincide with Term End Dates in order to avoid the use of Interim Value for withdrawals.

Taking a withdrawal before age 59½ or a withdrawal that is greater than the annual withdrawal amount under the GLWB Rider may result in adverse consequences such as tax penalties, a permanent reduction in Rider benefits, the failure to receive lifetime withdrawals under the Rider, or termination of the Rider.

INCOME GUARD BENEFIT
Charges and Fees
Withdrawals and Related Charges

If you withdraw money from your Contract within 6 years following the Contract Issue Date, you may be assessed a surrender charge of up to 7% of the amount withdrawn in excess of the 10% annual free withdrawal amount.

For example, if you take an early withdrawal of $100,000, you could pay a surrender charge of up to $6,300, assuming your Contract Value is $100,000 at the time of the withdrawal.

Withdrawals may also be subject to a market value adjustment (“MVA”) during the first 6 Contract Years (the “Initial MVA Term”) and during any subsequent MVA Term. An MVA is a positive or negative adjustment to the withdrawal amount to reflect the change in market interest rates between the start of the MVA Term and the date of your withdrawal. Withdrawals will also be subject to taxes, including a 10% tax penalty if the investor has not reached age 59½

Withdrawals or surrenders taken at the end of the Term will reduce the Investment Base, plus the ILO Credit, by the amount of the withdrawal. If you surrender or withdraw money from an ILO prior to the Term End Date, the transaction will reduce the Interim Value of your investment in that ILO by the amount of the withdrawal. The Interim Value is the amount in the ILO that is available for transactions that occur during the Term, including full surrenders (including Free Look withdrawals), withdrawals (including required minimum distributions (“RMDs”), free withdrawal amounts, and pre-authorized withdrawals), rider charges, guaranteed withdrawal amounts under the GLWB rider, death benefit payments, and annuitization. The Interim Value is calculated based on the value of a hypothetical portfolio of derivative financial instruments designed to replicate the value of the ILO if it were held until the end of the Term. The Interim Value could be less than your investment in the ILO even if the Index is performing positively. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal investment and previously credited Contract earnings, and such losses could be as high as 100%. Additionally, withdrawals from an ILO during the Term will reduce your Investment Base in the ILO in the same proportion that the Interim Value is reduced (rather than a dollar-for-dollar basis), and will proportionately reduce the death benefit. Such reduction will reduce your Investment Base for the remainder of the Term, and the proportionate reduction may be greater than the dollar amount of the withdrawal. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

Any withdrawal or surrender taken before the end of the Term could result in a greater loss or lower gain than the ILO would provide at the end of the ILO Term because the Protection Level and Crediting Strategy do not apply on any day other than the last day of the ILO Term. All withdrawals will reduce your Contract Value. Withdrawals from an ILO before the end of a Term could also significantly reduce any amount credited at the end of the Term because the amount of the ILO Credit is calculated based on the Investment Base, which will be reduced proportionately by the withdrawal.

FEES AND CHARGES RISK FACTORS
Premium Tax Deduction	Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we may deduct these taxes when a death benefit is paid, when the Contract Value is annuitized, or when you surrender the Contract.	DEATH BENEFIT ACCESS TO YOUR MONEY ANNUITIZATION

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Restrictions
Investments

Transfer Restriction. Contract Value allocated to an ILO may only be transferred to a new Interest Crediting Option or reallocated into a new Term in the same ILO on the Term End Date (which will fall on a Contract Anniversary). Contract Value allocated to the Fixed Account Option may not be transferred until the next Contract Anniversary. If you do not want to remain invested in the Fixed Account Option until the next Contract Anniversary, or in an ILO until the end of the Term, your only options will be to take a withdrawal from the Fixed Account Option or ILO or surrender the Contract, or exercise the Performance Lock feature and transfer your ILO Value on the next Contract Anniversary. Both options will be based on the Interim Values of the ILOs. The ILO Interim Value could be less than your investment in the ILO even if the Index is performing positively. If you do not specify the Interest Crediting Options, your withdrawal will be made from all of your Interest Crediting Options proportionately on the date of the withdrawal. Withdrawals and surrenders may be subject to surrender charges, a market value adjustment, and taxes (including a 10% additional tax before age 59½ ).

Investment Restriction. You may only invest in a 6-year ILO Term at the beginning of an MVA Term. Within the first 6 Contract Years, you may only invest your Contract Value into a 6-year ILO Term at the beginning of the Initial MVA Term, which will

RISK FACTORS TRANSFERS FEES AND CHARGES

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be on the Contract Issue Date. At the expiration of the Initial MVA Term, you will have the option to elect to renew the MVA Term. If a subsequent MVA Term is not renewed, you will be unable to invest in 6-year ILO Terms, and only 1- year ILOs will be available to you for investment for the remainder of the time you own the Contract. You will be unable to reallocate or transfer your Contract Value to another 6-year ILO Term unless you elect to renew the MVA Term at the expiration of the Initial MVA Term, and allocate your Contract Value into the 6-Year ILO at the start of the new MVA Term. This means that you may only invest in 6-year ILOs every 6 Contract Years, and only if you elect to renew the MVA Term at the end of the Initial MVA Term, and each subsequent 6-year ILO Term thereafter.

If you elect the GLWB Rider, you must allocate your Contract Value among the Interest Crediting Options in accordance with the investment allocation restrictions. You will be unable to transfer your Contract Value into ineligible Interest Crediting Options.

Availability of Index-Linked Options and Indices. We reserve the right to add or remove an ILO or Index, subject to applicable regulatory approvals. We may stop offering an ILO for investment at the end of a Term, or to new Contract issues. We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed by the Index provider, if Index values should become unavailable for any reason, if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, or if its investment objectives, strategies, or risks substantially change. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the original Index, however, the performance of the new Index may not be satisfactory to you.

We may change the Crediting Strategy rates and Protection Level rates subject to the stated guaranteed minimum or maximum rates. There is no guarantee that a particular ILO will be available during the entire time that you own your Contract. The 1-year S&P 500® with Cap and 10% Buffer ILO, and the Fixed Account Option, will always be available under your Contract. The minimum guaranteed Cap Rate for this ILO is [ ]%.

We reserve the right to stop offering all but one ILO (the 1-year S&P 500® with Cap and 10% Buffer ILO), in addition to the Fixed Account Option. If, in the future, you are not satisfied with the available ILOs, you may choose to surrender your Contract, but you may be subject to surrender charges, a market value adjustment, taxes, and tax penalties, and the calculation of the surrender amount based on Interim Value if the surrender is made before the end of a Term.

Certain ILOs and Indexes also may not be available through your financial professional. You may obtain information about the ILOs and Indexes that are available to you by contacting your financial professional.

Taxes
Tax Implications	You should consult with a tax professional to determine the tax implications of an investment in, withdrawals from, and payments received under the Contract. There is no additional tax benefit if you purchase the Contract through a Traditional IRA or Roth IRA. Withdrawals are subject to ordinary income tax, and you may be subject to a 10% additional tax if you withdraw money before age 59½.	FEDERAL TAX ISSUES
Conflicts of Interest
Financial Professional Compensation	Your financial professional may receive compensation for selling the Contract to you in the form of commissions and non-cash compensation. This compensation may influence your financial professional to recommend the Contract over another investment.	DISTRIBUTION
Exchanges	Some financial professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your existing contract for this Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase this Contract rather than continue your existing contract. Call your financial professional or call us at (800) 722-4448 if you are interested in this option.	BUYING THE CONTRACT – PURCHASING THE CONTRACT ADDITIONAL INFORMATION – REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features and options of the contract, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding our other annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

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RISK FACTORS

An investment in the Contract involves certain risks that you should consider carefully before purchasing the Contract.

RISK OF LOSS

You can lose money by investing in this Contract, including loss of a substantial portion or all of your principal investment and any previously-credited earnings in the Contract. You may experience significant negative returns under the Contract due to the poor investment performance of the ILOs you select, the timing of any transactions you request, such as withdrawals and transfers, and any fees and adjustments associated with those transactions. The Contract is not a deposit or obligation of, or guaranteed or endorsed by any bank. It is not federally insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board, or any other government agency.

Potential Maximum Loss at Term End for Each Protection Level
10% Buffer - 90% Maximum Loss
15% Buffer - 85% Maximum Loss
20% Buffer - 80% Maximum Loss
-10% Floor - 10% Maximum Loss

LIQUIDITY RISK

This Contract may be appropriate if you are looking for retirement income or you want to meet other long-term financial objectives. The Contract is not designed to be a short-term investment, and may not be appropriate for you if you intend to take early or frequent withdrawals.

●	Transfer and Reallocation Limitations. Transfers between the Contract’s Interest Crediting Options (including reallocations to the same Interest Crediting Option for a new Term) are only permitted at the end of a Term (transfers may occur on the next Contract Anniversary if you exercise the Performance Lock feature on a 6-year ILO). Transfer instructions can be requested, changed or cancelled any time prior to close of the Business Day on the Contract Anniversary date corresponding to the end of a Term. These restrictions significantly limit your ability to reallocate your Contract Value in response to changes in market conditions, Interest Crediting Option performance, or personal needs.

If we do not receive a transfer request prior to the close of the Business Day on the Contract Anniversary coinciding with the Term End Date and the ILO you are currently invested in remains available, no transfers will occur and your current allocation will remain in place for the next Term. This will occur even if the Crediting Strategy rate or Index associated with the ILO has changed since you last selected the ILO, in which case the ILO may no longer be satisfactory to you.

If you fail to transfer ILO Value at the end of a Term and do not wish to remain invested in a particular ILO for another Term, your only alternative will be to surrender the related ILO Value. Surrendering all or a portion of your Contract Value may cause you to incur surrender charges, a market value adjustment, and taxes. If you surrender the ILO Value during the Term, the ILO Value will equal the Interim Value. We calculate the Interim Value based on the value of a hypothetical portfolio derivative financial instruments designed to replicate the ILO Value if it were held until the end of the Term. This means that the Interim Value calculated could be less than your investment in the ILO even if the Index is performing positively. The Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Term. This means that there could be significantly less money available under your Contract for a surrender.

If you choose the optional GLWB Rider, you must follow the investment allocation requirements for the Rider for the entire time that you own the Rider. Owning the GLWB Rider limits the Interest Crediting Options available to you, and you will be unable to transfer Contract Value into ineligible Interest Crediting Options. The allowable Interest Crediting Options seek to minimize the Company’s risk, may reduce investment returns, and may reduce the likelihood that we will be required to make payments under the optional benefit Rider.

●	MVA Term Investment Limitations. You may only invest your Contract Value into a 6-year ILO Term at the beginning of an MVA Term. This means that within the first 6 Contract Years, you may only invest your Contract Value into a 6-year ILO Term at the beginning of the Initial MVA Term, which will be on the Contract Issue Date. At the expiration of the Initial MVA Term, you will have to option to elect to renew the MVA Term. If a subsequent MVA Term is not renewed, you will be unable to invest in 6-year ILOs, and only 1-year ILOs will be available to you for the remainder of the time you own the Contract. You will be unable to reallocate or transfer your Contract Value to another 6-year ILO Term unless you elect to renew the MVA Term upon the expiration of the Initial MVA Term, and allocate your Contract Value into the 6-Year ILO at the start of the new MVA Term. This means that you may only invest in a 6-year ILO every 6 Contract Years, and only if you elect to renew the MVA Term at the end of the Initial MVA Term, and each subsequent 6-year ILO Term thereafter. The MVA may not apply in all states. See STATE VARIATIONS.

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●	Withdrawals and Surrenders. All withdrawals will reduce your Contract Value. Transactions that result in a withdrawal from the ILOs, including full surrenders (including Free Look withdrawals), withdrawals (including required minimum distributions (“RMDs”), pre-authorized withdrawals), rider charges, any guaranteed withdrawal amounts under the GLWB Rider), death benefit payments and annuitization will reduce the ILO Value and the death benefit, and a surrender charge, MVA, and taxes may apply. The amount of any applicable MVA will increase or decrease the amount an investor receives from a withdrawal. An MVA could be negative, positive, or equal to zero. The application of the MVA could result in the loss of principal and earnings in the Contract, and such losses could be as high as 100%. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional federal tax penalty if taken before age 59½.

Withdrawals from the ILOs at the end of a Term will reduce the Investment Base and death benefit by the amount of the withdrawal (including applicable surrender charges and taxes). Withdrawals taken from the ILOs during the Term will reduce your Interim Value by the amount of the withdrawal, and will proportionately reduce your Investment Base and death benefit. This proportionate reduction may be greater than the dollar amount of the withdrawal, and will reduce the Investment Base for the remainder of the Term. Withdrawals from an ILO before the end of a Term could also significantly reduce any amount credited at the end of the Term because the amount of the ILO Credit is calculated based on the Investment Base, which will be reduced proportionately by the withdrawal. Any withdrawal or surrender taken from an ILO before the end of the Term could result in a greater loss or lower gain than the ILO would provide at the end of the ILO Term because the Protection Level and Crediting Strategy only apply on the ILO Term End Date. If you plan on taking withdrawals for short-term needs that will be subject to surrender charges, an Interim Value calculation, MVA, and/or additional taxes, this Contract may not be appropriate for you. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

Additionally, since the benefits associated with the GLWB Rider are not available until the Designated Life (or youngest Designated Life for Joint Life) is age 59½ years of age or older, Early Withdrawals may reduce or terminate the benefits associated with the Rider. Withdrawals under the Rider that exceed maximum annual withdrawal limits specified by the Rider may significantly impact the benefit by reducing the benefit by an amount greater than the value withdrawn, and/or could terminate the benefit. The GLWB Rider may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional.

●	Interim Value. If you withdraw money from an ILO prior to the Term End Date, the amount available for withdrawal from that ILO is the Interim Value. Changes to your Interim Value are not directly tied to the performance of the relevant Index (although Index performance impacts your Interim Value). Rather, we calculate the Interim Value based on the value of a hypothetical portfolio derivative financial instruments designed to replicate the ILO Value if it were held until the end of the Term. This means that the Interim Value calculated could be less than your investment in the ILO even if the Index is performing positively. If you take a withdrawal from an ILO during the Term, your Interim Value on the date of the withdrawal will be reduced by the withdrawal amount, including any applicable surrender charges and taxes. In addition, any withdrawal taken from an ILO before the end of the Term will also reduce your Investment Base in the ILO and the death benefit in the same proportion that the Interim Value is reduced, and such reduction could be greater than the dollar amount withdrawn. This in turn will negatively impact your Investment Base for the remainder of the Term and any ILO Credit. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal and earnings in the Contract, and such losses could be as high as 100%.

The calculation of the Interim Value could result in a loss, and this loss may be greater than the loss that would be incurred on the Term End Date after the application of the Protection Level. The Interim Value calculation could also result in a gain that is lower than the return that would be credited on the Term End Date after the application of the Crediting Strategy.

The Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Term. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Term. This means that there could be significantly less money available under your Contract for withdrawals, annuitization, and the death benefit. The application of an Interim Value may result in a loss even if the Index performance at the time of withdrawal or other transaction listed above is higher than at the beginning of the Term. If you use the Performance Lock feature to lock-in an Interim Value that is lower than your Investment Base on the Term Start Date, you may lock-in a loss. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

●	Taxes. Income taxes and certain tax restrictions may apply to any withdrawal or surrender. If taken before age 59½, a withdrawal or surrender may also be subject to a 10% federal penalty tax.

●	Delays in Payment. We generally make payment of any amount due from the Contract within seven calendar days from the date we receive a request In Proper Form. When permitted by law, however, we may defer payment of any withdrawal or surrender proceeds for up to six months from the date we receive your request.

RISKS ASSOCIATED WITH THE INTEREST CREDITING OPTIONS

An investment in the Contract is subject to the risk of poor investment performance of the ILOs you select. Each Interest Crediting Option, including the Fixed Account Option, has its own unique risks. You should review and understand the Interest Crediting Options before making an investment decision.

CREDITING STRATEGY & PROTECTION LEVEL RISK

Each ILO has an applicable Crediting Strategy and Protection Level for determining the ILO Credit applied to your ILO Value. Each Crediting Strategy provides a Cap Rate, Participation Rate, Tiered Participation Rate, Performance Triggered Rate, or Cap Rate with Dual Direction Buffer, and each Protection Level provides protection in the form of a Floor or Buffer (including the Dual Direction Buffer).

●	Crediting Strategy Risk. If you invest Contract Value in an ILO, the highest possible Adjusted Index Return that you may achieve is limited by the applicable Crediting Strategy, which will be either a Cap Rate, Performance Triggered Rate, Participation Rate, Tiered Participation Rate, or Cap Rate with Dual Direction Buffer. The Crediting Strategies may therefore limit the positive ILO Credit, if any, that may be applied to your Contract Value for a given Term. Because of these limits, the Adjusted Index Return for an ILO may be less than the positive Index Return. This is because any positive Index Return is subject to a maximum in the form of the applicable Crediting Strategy.

The Crediting Strategies benefit us because they limit the amount of positive interest that we may be obligated to credit for any Term. We set the Crediting Strategy rates each Term in our discretion, however, they will never be less than the guaranteed minimum rates set forth in this Prospectus. You bear the risk that we will not set the Crediting Strategy rates higher than these minimums.

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●	Buffer and Floor Risk. The Buffer Rate and Floor provide only limited protection against negative Index performance. When you invest Contract Value in an ILO, you bear the risk that negative Index performance may cause the Adjusted Index Return to be negative even after the application of the Buffer or Floor. This would result in a negative ILO Credit and reduce your ILO Value by the amount of the ILO Credit. Additionally, Buffer Rates and Floors provide downside protection only on the Term End Date, so your exposure to negative Index performance during a Term is greatest before the Term End Date (or Contract Anniversary).

The risk of loss may be greater on a Buffer ILO than a Floor ILO. If there is a steep negative Index Return, the risk of loss is substantially higher on a Buffer ILO than a Floor ILO where the Buffer Rate and the Floor Rate are identical. For example, if two otherwise identical ILOs have a Buffer Rate of 10% and a Floor Rate of -10%, respectively, and the negative Index Return is -30% during the Term, the Adjusted Index Return for the Buffer ILO will be -20% (the excess of the -30% Index Return over the 10% Buffer Rate), while the Adjusted Index Return for the Floor ILO will be limited to -10% (which is the negative Index Return up to the -10% Floor Rate).

●	Cap Rate with Dual Direction Buffer Risk. For a Dual Direction ILO, you should note that, because the absolute value of any negative Index Return up to the Buffer Rate will be credited as a positive rate of interest, a negative Index Return on the Term End Date that is slightly below or slightly above the Buffer Rate can result in very different ILO Credits. For example, for a Dual Direction ILO with a 10% Buffer, if the negative Index Return is -10%, the ILO Credit will be 10%; whereas if the negative Index Return is -10.01%, the ILO Credit will be -0.01%.

PERFORMANCE LOCK RISK

If applicable, you may exercise the Performance Lock feature once during a Term to “lock-in” your Interim Value as of the Business Day the request is submitted. The locked-in value will equal the Interim Value of the ILO calculated at the end of the Business Day that the Performance Lock is requested. You must lock-in the entire value in the ILO. If you have made Subsequent Purchase Payments into the same ILO, each Purchase Payment will constitute a different “segment” in the initial ILO Term with its own Investment Base and Interim Value, and the investment performance of each segment will be tracked separately. If you have multiple segments in the same ILO in the initial Term due to multiple Purchase Payments in the first Contract Year, the value of each segment may be locked-in independently. You may exercise the Performance Lock feature once for each segment during the ILO Term. If you exercise the Performance Lock for an ILO Term with more than one segment, it is possible that the Interim Value of one segment may have increased, while the Interim Values of other segments may have decreased at the time the Performance Lock is exercised.

The locked-in value will be credited with a fixed rate of interest equal to the annualized ILO Budget rate until the next Contract Anniversary. Your decision to exercise the Performance Lock will terminate your investment in the ILO and you will not receive an ILO Credit or the application of the Crediting Strategy or Protection Level to mitigate any loss. Withdrawals (including applicable surrender charges and taxes) will reduce the locked-in value. Your decision to exercise the Performance Lock is irrevocable.

Once the Performance Lock is exercised, the locked-in amount cannot be transferred to a new ILO, or begin a new Term in the same ILO, until the next Contract Anniversary. If you exercise the Performance Lock on a 6-year ILO, you will be unable to transfer or reallocate your Contract Value to another 6-year ILO until the end of the current MVA Term, and only if you elect to renew the 6-year MVA Term at the expiration of the current MVA Term.

You will not be able to determine the Interim Value that will be locked-in prior to the Performance Lock request. You bear the risk that the Interim Value that is locked in will be lower than the Interim Value you last obtained, and lower than the potential ILO Value you would receive at the end of the Term. If you exercise the Performance Lock feature at a time when your Interim Value has declined, you will lock-in any loss. There may not be an optimal time to exercise the Performance Lock feature. It may be better for you if you do not exercise the Performance Lock feature during a Term. We will not advise you as to whether or when you should or should not exercise the Performance Lock, and we are not responsible for any losses that may occur due to your decision to exercise this feature. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

AVAILABILITY OF INDEXES AND INDEX-LINKED OPTIONS

We reserve the right to add or remove ILOs and Indexes. We may change the Crediting Strategy rates and Protection Level rates subject to the stated guaranteed minimum or maximum rates. There is no guarantee that a particular ILO will be available during the entire time that you own your Contract. If we decide to discontinue offering any ILOs or Indexes, we will amend this Prospectus. An ILO that is currently available may not be available for transfers from other Interest Crediting Options or reallocations of Contract Value into the same ILO at the end of a Term (or the next Contract Anniversary after you exercise the Performance Lock feature), or may be closed to new Contract issues. The 1-year S&P 500® with Cap and 10% Buffer ILO, in addition to the Fixed Account Option, will always be available under your Contract. The Cap Rate for this ILO is subject to a guaranteed minimum rate of [ ]%.

We reserve the right to stop offering all but one ILO (the 1-year S&P 500® with Cap and 10% Buffer ILO) in addition to the Fixed Account Option. If, in the future, you are not satisfied with the available ILOs, you may choose to surrender your Contract, but you may be subject to surrender charges, a market value adjustment, taxes, and tax penalties, and the calculation of the surrender amount based on Interim Value if the surrender is made before the end of a Term. If you purchase another retirement vehicle, it may have different features, fees, and risks than the Contract. Discuss with your financial professional whether the Contract is appropriate for you given our right to make such changes to the allowable ILOs.

We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed by the Index provider, if Index values should become unavailable for any reason, if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, or if its investment objectives, strategies, or risks substantially change. If we substitute an Index, we will select a new Index that we determine in our judgment is comparable to the original Index, however, the performance of the new Index may differ from the original Index. This may negatively affect the interest that you earn during that Term. You may receive a greater loss or lower gain than if we continued to use the original Index for the entire Term. We may replace an Index at any time during a Term. If we replace an Index during a Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified starting Index Price for the new Index. The modified starting Index Price for the new Index will reflect the Index Return for the old Index from the start of the Term to the replacement date. If we replace an Index, the ILO Crediting Strategy and Protection Level will not change. We will notify you in writing prior to replacing an Index. You will have no right to reject the replacement of an Index, and you will not be permitted to transfer ILO Value until the end of a Term even if we replace the Index during the Term. If we substitute an Index and you do not wish to remain invested in the relevant ILO for the remainder of the Term, your only options will be to take a withdrawal or surrender the Contract, or exercise the Performance Lock feature and transfer your ILO Value on the next Contract Anniversary. Both options will trigger an Interim Value calculation, and taking a withdrawal may cause you to incur surrender charges, a market value adjustment, and taxes.

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AVAILABILITY BY SELLING BROKER-DEALER FIRM

The availability of the ILOs, Indexes, and optional benefits described in this Prospectus may vary by selling broker-dealer firm. For example, a firm may choose not to offer certain ILOs that are described in this Prospectus. Only those ILOs and optional benefits available through your firm will be part of your Contract and will be described in your firm’s marketing materials. You should ask your financial professional for details about the specific ILOs and optional benefits available under your Contract.

INDEX RISK

Investing in the ILOs of the Contract will subject you to risks related to the Indexes (which may be a market index or exchange-traded fund (“ETF”), such as the following:

●	No Dividends. Each Index is a price return index and the performance of an Index does not include income from any dividends or other distributions paid by the Index’s component companies. If dividends and other distributions were included, the Index performance would be higher.

●	No Rights in the Index. An investment in an ILO is not an investment in the Index or any of its component companies. You have no voting, liquidation, or other rights with respect to the Index, its publisher, or any of the component companies.

●	Index Performance. An investment in the Contract is subject to the risk of poor investment performance of the ILOs you select. If you allocate money to an ILO, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other instruments that comprise or define the Index. The securities and instruments comprising or defining the Indexes are subject to a variety of investment risks that you are indirectly exposed to. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses, which may be significant. The historical performance of an Index or an ILO does not guarantee future results. Because we measure Index performance from the Term Start Date to the Term End Date, you bear the risk that the Index Return may be negative or zero at the end of a Term, even if the Index performed positively at times.

o	Market Risk. Market risk is the risk that short-term market movements may cause the value of an Index to fluctuate, sometimes rapidly and unpredictably. Index performance could decrease over longer periods of time during more prolonged market downturns. Market changes can result from disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases, utility failures, terrorist acts, political and social developments, and military and governmental actions.

o	Issuer Risk. Issuer Risk is the risk that Index performance may decline for reasons directly related to the issuer, as opposed to the market generally. Changes in the financial condition or credit rating of an issuer of the securities that make up an Index may cause the Index performance to decline.

INVESTMENT RISKS FOR THE INDICES

●	S&P 500® Index. This Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	MSCI EAFE Index. This Index is designed to follow the performance of large- and mid-capitalization companies across 21 developed markets around the world excluding the U.S. and Canada. Political, social and economic developments abroad and differences between the regulations and reporting standards and practices to which foreign issuers are subject as compared to U.S. issuers may affect the Index Performance. In addition, to the extent the component securities are denominated in foreign currencies, their values may be subject to risks related to changes in currency exchange rates. Risks of investing in foreign securities are generally increased by investing in emerging market countries.

●	First Trust Growth Strength Net Fee Index. This Index provides exposure to a mix of U.S. common stocks and real estate investment trusts (“REITs”) and has significant exposure to health care and information technology companies.

o	REIT Risk. REITs typically own and operate income-producing real estate, such as residential or commercial buildings, or real-estate related assets, including mortgages. As a result, investments in REITs are subject to the risks associated with investing in real estate, which may include, but are not limited to: fluctuations in the value of underlying properties; defaults by borrowers or tenants; market saturation; changes in general and local operating expenses; and other economic, political or regulatory occurrences affecting companies in the real estate sector. REITs are also subject to the risk that the real estate market may experience an economic downturn generally, which may have a material effect on the real estate in which the REITs invest and their underlying portfolio securities. REITs may have also a relatively small market capitalization which may result in their shares experiencing less market liquidity and greater price volatility than larger companies. Increases in interest rates typically lower the present value of a REIT's future earnings stream, and may make financing property purchases and improvements more costly. Because the market price of REIT stocks may change based upon investors' collective perceptions of future earnings, the value of the Fund will generally decline when investors anticipate or experience rising interest rates.

o	Health Care Companies Risk. Health care companies, such as companies providing medical and healthcare goods and services, companies engaged in manufacturing medical equipment, supplies and pharmaceuticals, as well as operating health care facilities and the provision of managed health care, may be affected by government regulations and government health care programs, increases or decreases in the cost of medical products and services and product liability claims, among other factors. Many health care companies are heavily dependent on patent protection, and the expiration of a company’s patent may adversely affect that company’s profitability. Health care companies are also subject to competitive forces that may result in price discounting, may be thinly capitalized and susceptible to product obsolescence.

o	Information Technology Companies Risk. Information technology companies produce and provide hardware, software and information technology systems and services. These companies may be adversely affected by rapidly changing technologies, short product life cycles, fierce competition, aggressive pricing and reduced profit margins, the loss of patent, copyright and trademark protections, cyclical market patterns, evolving industry standards and frequent new product introductions. In addition, information technology companies are particularly vulnerable to federal, state and local government regulation, and competition and consolidation, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology companies also heavily rely on intellectual property rights and may be adversely affected by the loss or impairment of those rights.

●	Invesco QQQ ETF (QQQ). This ETF is an exchange-traded fund that seeks to track the investment results of the NASDAQ-100 Index®. The Index includes the 100 largest non-financial companies listed on the Nasdaq® based on market cap.

●	iShares® Russell 2000 ETF (IWM). This ETF seeks to track the investment results of the Russell® 2000 Index, an index composed of small-capitalization U.S. equities. The Russell® 2000 Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.

When you allocate to an Index that is linked to the performance of an ETF you are not investing in the ETF. Index-based ETFs seek to track the investment results of a specific market index and are not actively managed. Due to a variety of factors, including the fees and expenses associated with an ETF, an ETF’s performance may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This potential divergence between the ETF and the specific market index is known as tracking error. Although we believe that we will be viewed as the owner of the Index Strategy for tax purposes, there is no legal guidance to indicate how the IRS might view access to an ETF linked Index Strategy coupled with frequent transfers among investment options.

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GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER RISK

We currently offer the optional Income Guard benefit (the “GLWB Rider” or “Rider”) for purchase, subject to certain conditions. If you purchase the Rider, you must allocate your Contract Value among the Interest Crediting Options in accordance with the investment allocation restrictions for the entire time that you own the Rider. Owning the Rider limits the Interest Crediting Options available to you, and you will be unable to transfer Contract Value into ineligible Interest Crediting Options. Once the Rider is purchased, you may not voluntarily terminate the Rider.

All withdrawals under the Rider reduce the Contract Value in the same manner as any other withdrawal. Withdrawals that exceed the maximum annual withdrawal limits specified in the Rider may significantly impact the benefit by reducing the benefit by an amount greater than the value withdrawn, and/or could terminate the benefit because the amount of the withdrawal in excess of the annual withdrawal limits will result in a proportionate reduction to the Protected Payment Base, which is used to determine the annual withdrawal amount each year under the Rider. In addition, withdrawals that occur prior to the Income Commencement Date may reduce the benefits provided by the Rider, perhaps significantly, and/or could terminate the benefit. Withdrawals under the Rider may also reduce the benefits provided by the optional death benefit rider. Rider charges will reduce the Contract Value and will be deducted on each Contract Anniversary. The portion of the rider charge deducted from the ILOs will reduce the Investment Base by the amount of the charge in the same manner as a withdrawal.

Withdrawals taken under the Rider from the ILOs during the Term will trigger the Interim Value to be recalculated. Given the risk of a potentially negative adjustment, you should discuss with your financial professional if purchasing the Rider is appropriate for You. Contract Owners should strongly consider scheduling withdrawals after the expiration of the surrender charge period and MVA Term, and to coincide with Term End Dates in order to avoid the use of Interim Value for withdrawals. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

Taking a withdrawal before age 59½, or a withdrawal that is greater than the annual withdrawal amount under the Rider, may result in adverse consequences such as tax penalties, a permanent reduction in Rider benefits, the failure to receive lifetime withdrawals under the Rider, or termination of the Rider.

In the future, we may cease offering the GLWB Rider to new purchasers altogether. If so, we would apply this change to new Contract purchasers, as well as Contract Owners who did not purchase the Rider on the Contract Issue Date. This means if you do not purchase the GLWB Rider at Contract issue, it may not be available to you at a later date.

The GLWB Rider may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional.

RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER RISK

The Rider is only available for purchase at the time of Contract application, and may not be voluntarily terminated by the Contract Owner. Rider charges will reduce the Contract Value and will be deducted on each Contract Anniversary. The portion of the Rider charge deducted from the ILOs will reduce the Investment Base by the amount of the charge in the same manner as a withdrawal. We may stop offering the optional death benefit at any time. The optional death benefit may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional.

INSURANCE COMPANY RISKS

Pacific Life Insurance Company is a life insurance company domiciled in Nebraska. Along with our subsidiaries and affiliates, our operations include life insurance, annuity, mutual funds, broker-dealer operations, and investment advisory services. Our executive office is located at 700 Newport Center Drive, Newport Beach, California 92660.

Investment in the Contract is subject to the risks related to us, and any obligations (including under the Fixed Account Option), guarantees, or benefits of the Contract are subject to our claims-paying ability and financial strength. You should look to our financial strength with regard to such guarantees. Your financial professional’s firm is not responsible for any Contract guarantees. If we experience financial distress, we may not be able to meet our obligations to you. More information about us, including our financial strength ratings, is available upon request by calling (800) 722-4448 or visiting our website at www.PacificLife.com.

The assets supporting the ILOs are held in a non-registered, non-insulated separate account established under Nebraska insurance law for the purpose of supporting our obligations under the Contract. These assets are subject to the claims of our creditors. Therefore, the benefits provided under the ILOs are subject to the claims-paying ability of Pacific Life. You may obtain information about our financial condition by reviewing our financial statements included in this Prospectus.

CYBER SECURITY RISKS

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners. As a result, our business is potentially susceptible to operational and information security risks associated with the technologies, processes and practices designed to protect networks, systems, computers, programs and data from attack, damage or unauthorized access. These risks include, among other things, the theft, loss, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption, and unauthorized release of confidential customer information. Cyber-attacks affecting us, any third-party administrator, the Indexes or Index issuers, intermediaries, and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with Contract transaction processing, including the processing of requests from our website; impact our ability to calculate Index Return or the ILO Credit; cause the release and possible destruction of confidential customer or business information; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage. Cybersecurity risks may also impact the issuers of the securities that comprise the Indexes, which may cause the securities making up the Index to lose value. The constant change in technologies and increased sophistication and activities of hackers and others, continue to pose new and significant cybersecurity threats. While measures have been developed that are designed to reduce cybersecurity risks, there can be no guarantee or assurance that we, the Indexes, or our service providers will not suffer losses affecting your Contract due to cyber-attacks or information security breaches in the future.

We are also exposed to risks related to natural and man-made disasters or other events, including (but not limited to) earthquakes, fires, floods, storms, epidemics and pandemics (such as COVID-19), terrorist acts, civil unrest, malicious acts and/or other events that could adversely affect our ability to conduct business. The risks from such events are common to all insurers. To mitigate such risks, we have business continuity plans in place that include remote workforces, remote system and telecommunication accessibility, and other plans to ensure availability of critical resources and business continuity during an event. Such events can also have an adverse impact on financial markets, U.S. and global economies, service providers, and index performance for the Indexes available through your Contract. There can be no assurance that we, the Indexes, or our service providers will avoid such adverse impacts due to such events and some events may be beyond control and cannot be fully mitigated or foreseen.

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FEES AND CHARGES

SURRENDER CHARGE

Your Contract Value may be subject to a surrender charge when a withdrawal is made from the Contract prior to the expiration of the surrender charge period. The surrender charge applies to withdrawals taken during the first 6 Contract Years (the surrender charge period), and declines to 0% by the 7th Contract Year. The amount of the surrender charge depends on the Contract Year in which you take the withdrawal and the amount you withdraw. The Contract is in year 1 from the Contract Issue Date until the day preceding the first Contract Anniversary. Beginning on the day preceding your first Contract Anniversary, your Contract will be in year 2, and increases in Contract Years on the day preceding each subsequent Contract Anniversary. See ACCESS TO YOUR MONEY – Withdrawals Free of a Surrender Charge for information regarding taking withdrawals without incurring a surrender charge.

The surrender charge is calculated based on the entire amount withdrawn in excess of the annual free withdrawal amount. When you withdraw an amount subject to the surrender charge, your Contract Year determines the level of the surrender charge according to the following schedule:

Contract Year	Surrender Charge Percentage
Contract Year 1	7%
Contract Year 2	7%
Contract Year 3	6%
Contract Year 4	5%
Contract Year 5	4%
Contract Year 6	3%
Contract Year 7+	0%

The surrender charge is deducted proportionately among all Interest Crediting Options from which your withdrawal occurs. A partial withdrawal amount requested will be processed as a “gross” amount, which means that applicable surrender charges, market value adjustment, and taxes will be deducted from the requested amount.

Example 1:

Contract Year 3
Gross Withdrawal Amount: $10,000
Free Amount prior to withdrawal: $4,000
Withdrawal Charge: $360 (($10,000 - $4,000) x 6%)
Market Value Adjustment (negative): $120
Tax Withholding: $1,500
Amount Received: $8,020 ($10,000 - $360 - $120 - $1,500)

The surrender charge is designed to reimburse us for sales commissions and other expenses associated with the promotion and solicitation of offers for the Contracts, although our actual expenses may be greater or less than the surrender charge amount. See ADDITIONAL INFORMATION – DISTRIBUTION ARRANGEMENTS for information regarding commissions and other amounts paid to broker-dealers in connection with Contract distribution.

No surrender charge is imposed on:

●	cancellations of the Contract during the Free Look period. See RIGHT TO CANCEL (“FREE LOOK”),
●	the free withdrawal amount. See ACCESS TO YOUR MONEY – Withdrawals Free of a Surrender Charge,
●	death benefit proceeds, except as provided under the DEATH BENEFIT – Non-Natural Owner section for certain Non- Natural Owners,
●	amounts converted to an Annuity Option. See ANNUITIZATION – CHOOSING YOUR ANNUITY OPTION,
●	withdrawals by Owners to meet the required minimum distribution (“RMD”) rules (Owners must be enrolled in Pacific Life’s RMD program) for IRAs and Qualified Contracts as they apply to amounts held under the Contract (except for any new Inherited Qualified Contracts),
●	withdrawals after the 1st Contract Anniversary, if the Owner (or Annuitant in the case of a Non-Natural Owner) has been diagnosed on or after the Contract Issue Date with a medically determinable condition that results in a life expectancy of 12 months or less and we are provided with medical evidence In Proper Form (Terminal Illness Waiver),
●	subject to medical evidence provided In Proper Form, after 90 calendar days from the Contract Issue Date, full or partial withdrawals while the Owner (or Annuitant in the case of a Non-Natural Owner) has been confined to an accredited nursing home for 30 calendar days or longer and was not confined to the nursing home on the Contract Issue Date (Nursing Home Waiver), see STATE VARIATIONS,
●	withdrawals after 90 calendar days from the Contract Issue Date, full or partial withdrawals if the Owner (or Annuitant in the case of a Non-Natural Owner) has been confined to an accredited facility that provides skilled nursing care and/or long-term care services for 30 days or more. Such confinement must begin after the Contract Issue Date to qualify for the waiver,
●	Rider charges, or
●	Compliant Withdrawals under the GLWB Rider, if elected. Please see INCOME GUARD BENEFIT – WITHDRAWALS for more information.

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Nursing Home Waiver

The nursing home waiver applies only to withdrawals made while the Owner (or Annuitant in the case of a Non-Natural Owner) is in a nursing home or within 90 calendar days after the Owner (or Annuitant in the case of a Non-Natural Owner) leaves the nursing home. In addition, the nursing home confinement period for which you seek the waiver must begin after the Contract Issue Date. In order to use this waiver, you must submit with your withdrawal request the following documents:

●	an admittance form which shows the type of facility the Owner (or Annuitant in the case of a Non-Natural Owner) entered, and
●	a bill from the nursing home which shows that the Owner (or Annuitant in the case of a Non-Natural Owner) met the 30
●	calendar day nursing home confinement requirement.

An accredited nursing home is defined as a home or facility that:

●	is operating in accordance with the law of jurisdiction in which it is located,
●	is primarily engaged in providing, in addition to room and board, skilled nursing care under the supervision of a duly licensed
●	physician, and
●	provides continuous 24 hour a day nursing service by or under the supervision of a registered nurse, and maintains a daily
●	record of the patient.

Withdrawals from the ILOs made under the nursing home waiver are based on Interim Values. If made during the Term, such withdrawals will cause a reduction in your Interim Value and a potentially significant reduction in your Investment Base. Your Investment Base will be reduced in the same proportion that your Interim Value is reduced by the withdrawal. Reductions to your Investment Base will result in potentially significant reductions to your ILO Value for the remainder of the Term, and will result in a lower positive ILO Credit, if any, at the end of the Term.

Terminal Illness Waiver

The terminal illness waiver applies only to withdrawals after the 1st Contract Anniversary, if the Owner (or Annuitant in the case of a Non-Natural Owner) has been diagnosed on or after the Contract Issue Date with a medically determinable condition that results in a life expectancy of 12 months or less, and we are provided with medical evidence In Proper Form. In order to submit this waiver, you must submit with your withdrawal request a Terminal Illness Certification Form signed by a physician. State restrictions may apply. Please see STATE VARIATIONS.

Withdrawals from the ILOs under the terminal illness waiver are based on Interim Values. If made during the Term, such withdrawals will cause a reduction in your Interim Value and a potentially significant reduction in your Investment Base. Your Investment Base will be reduced in the same proportion that your Interim Value is reduced by the withdrawal. Reductions to your Investment Base will result in potentially significant reductions to your ILO Value for the remainder of the Term, and will result in a lower positive ILO Credit, if any, at the end of the Term.

MARKET VALUE ADJUSTMENT

During the first 6 Contract Years, in addition to a surrender charge, we may also apply a “market value adjustment” or “MVA” to withdrawals from the Contract (the “Initial MVA Term”). An MVA is a positive or negative dollar adjustment to the withdrawal amount to reflect the change in market interest rates between the start of the MVA Term and the date of your withdrawal. The MVA may apply to withdrawals from all the Interest Crediting Options in which you are invested, including the Fixed Account Option. The MVA will be applied to increase or decrease the amount you receive from the withdrawal or surrender based on the total amount requested. If the MVA is negative, it will reduce the amount you receive, and a positive MVA will increase the amount you receive from a withdrawal or surrender. MVA Terms run consecutively in 6-year increments. After the Initial MVA Term, you may elect to renew the MVA Term. During an MVA Term, an MVA applies to withdrawals in excess of the annual free withdrawal amount, including Early and Excess Withdrawals under the GLWB Rider, if elected, in excess of the free withdrawal amount. At the end of an MVA Term, an MVA will no longer be applied to amounts withdrawn from the Contract. See below for a list of withdrawals to which the MVA is not applied.

You will have the option to renew the MVA Term at the end of the Initial MVA Term. If you decline to renew the MVA Term, you will not be permitted to elect future MVA Terms. We will send you a notice 30 days prior to the end of the Initial MVA Term, regardless of your current ILO selections, permitting you to renew the MVA Term.

You may only invest your Contract Value into a 6-year ILO Term at the beginning of an MVA Term. This means that within the first 6 Contract Years, you may only invest your Contract Value into a 6-year ILO Term at the beginning of the Initial MVA Term, which will be on the Contract Issue Date. At the expiration of the Initial MVA Term, if a subsequent MVA Term is not renewed, you will be unable to invest in 6-year ILOs, and only 1-year ILOs and the Fixed Account Option will be available to you for investment for the remainder of the time you own the Contract. You will be unable to reallocate or transfer your Contract Value to another 6-year ILO Term unless you elect to renew the MVA Term at the expiration of the Initial MVA Term, and allocate your Contract Value into the 6-Year ILO at the start of the new MVA Term. This means that you may only invest in a 6-year ILO every 6 Contract Years, and only if you elect to renew the MVA Term at the end of the Initial MVA Term, and each subsequent MVA Term thereafter. The MVA may not apply in all states. See STATE VARIATIONS. Additionally, the renewal Crediting Strategy rates declared for a Subsequent Term will vary if the MVA Term is renewed. In general, these renewal crediting rates will be higher if the MVA Term is renewed, and lower if the MVA Term is not renewed. When deciding whether or not to renew the MVA Term, consider the potential negative adjustment to withdrawal amounts when the MVA is applied, the effect of the MVA Term on renewal Crediting Strategy rates, and the ability to invest in available 6-year ILO Terms for the remainder of the time that you own the Contract.

No MVA is imposed on:

●	cancellations of the Contract during the Free Look period. See RIGHT TO CANCEL (“FREE LOOK”),
●	the free withdrawal amount. See ACCESS TO YOUR MONEY – Withdrawals Free of a Surrender Charge,
●	withdrawals after the Initial MVA Term if the MVA Term is not renewed,
●	death benefit proceeds, except as provided under the DEATH BENEFIT – Non-Natural Owner section for certain Non- Natural Owners,
●	amounts converted to an Annuity Option. See ANNUITIZATION – CHOOSING YOUR ANNUITY OPTION,
●	withdrawals by Owners to meet the required minimum distribution (“RMD”) rules (Owners must be enrolled in Pacific Life’s RMD program) for IRAs and Qualified Contracts as they apply to amounts held under the Contract (including any new Inherited Qualified Contracts),
●	withdrawals after the 1st Contract Anniversary, if the Owner (or Annuitant in the case of a Non-Natural Owner) has been diagnosed on or after the Contract Issue Date with a medically determinable condition that results in a life expectancy of 12 months or less and we are provided with medical evidence In Proper Form (the Terminal Illness Waiver),
●	subject to medical evidence provided In Proper Form, after 90 calendar days from the Contract Issue Date, full or partial withdrawals while the Owner (or Annuitant in the case of a Non-Natural Owner) has been confined to an accredited nursing home for 30 calendar days or longer and was not confined to the nursing home on the Contract Issue Date (the Nursing Home Waiver),
●	withdrawals after 90 calendar days from the Contract Issue Date, full or partial withdrawals if the Owner (or Annuitant in the case of a Non-Natural Owner) has been confined to an accredited facility that provides skilled nursing care and/or long-term care services for 30 days or more. Such confinement must begin after the Contract Issue Date to qualify for the waiver,
●	Rider charges, or
●	Compliant Withdrawals under the GLWB Rider, if elected. Please see INCOME GUARD BENEFIT – WITHDRAWALS for more information.

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Market Value Adjustment Formula

The MVA is based on the change in market interest rates between the Contract Issue Date and the date of your withdrawal. We use the average price of the JP Morgan 5-Year U.S. Liquid Index, and the 7-Year U.S. Liquid Index rates to measure this change. The Indexes are comprised of publicly-traded USD-denominated investment grade and corporate bonds issued by U.S. and international corporations that are rated BBB- or better, and have an approximate 5 or 7-year maturity, respectively. Current-day prices of the JP Morgan 5-Year and 7-Year U.S. Liquid Indexes will be publicly available on our website at [       ]. You can obtain the current ILO Budget rate by contacting our Service Center.

The MVA is a dollar amount, which can be positive, negative, or equal to zero, by which we adjust the amount you will receive from a withdrawal or surrender. The MVA will not otherwise affect the values under your Contract. The positive or negative MVA is subtracted from the gross withdrawal amount. The application of the MVA could result in the loss of principal and earnings in the Contract, and such losses could be as high as 100%. We use the following MVA formula to determine the dollar value of the MVA. Please see the examples in APPENDIX C for demonstrations of how we calculate the MVA in various scenarios.

Market Value Adjustment = [(J – I) x ( N/12 )] x (W – f), where:

J =	Average of the JP Morgan 5-Year U.S. Liquid Index and JP Morgan 7-Year U.S. Liquid Index yield as of the Business Day prior to withdrawal (JP Morgan 5-Year U.S. Liquid Index Ticker symbol = JULI05YY & JP Morgan 7-Year U.S. Liquid Index Ticker symbol = JULI07YY)

I =	Average of the JP Morgan 5-Year U.S. Liquid Index and JP Morgan 7-Year U.S. Liquid Index yield as of Business Day prior to start of the MVA Term (JP Morgan 5-Year U.S. Liquid Index Ticker symbol = JULI05YY and JP Morgan 7-Year U.S. Liquid Index Ticker symbol = JULI07YY)

N =	Number of complete months remaining in the current MVA Term.

W =	Sum of the total withdrawal from the Fixed Account Option, plus the Investment Base withdrawal from each ILO segment adjusted for the ILO Budget rate:

Total amount withdrawn from the Fixed Account + [ (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + …]

f =	Free withdrawal amount. In each Contract Year during the withdrawal charge period, 10% of the aggregate Purchase Payments, less any withdrawals taken during the Contract Year. For each Contract Year during a subsequent MVA Term, 10% of the Contract Value on the Contract Anniversary corresponding to the start of the MVA Term, less any withdrawal taken during the Contract Year.

The first portion of the MVA formula in brackets results in an MVA percentage, which may be positive, negative, or equal to zero, representing the average change in the JP Morgan 5-Year U.S. Liquid Index and 7-Year U.S., Liquid Index. The MVA percentage is then multiplied by the second portion of the formula, which is the amount that the Fixed Account Option withdrawal and/or Investment Base withdrawal from the each of the ILOs exceeds the available free withdrawal amount. The Investment Base withdrawal is the total decrease to the Investment Base when a withdrawal is taken. The result yields the dollar amount of the MVA, which can be positive, negative, or equal to zero. This positive, zero, or negative dollar amount is subtracted from the gross withdrawal amount. Therefore, a negative result from the MVA calculation increases the amount you will receive from a withdrawal or surrender. Conversely, a positive result from the MVA calculation decreases the amount you will receive from a withdrawal or surrender. If the MVA is $0, it has no effect on the amount you will receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal.

In general, if the average of the JP Morgan 5-Year U.S. Liquid Index and JP Morgan 7-Year U.S. Liquid Index price has increased as of the withdrawal date over the level at the start of the MVA Term, the MVA will be positive and will decrease the amount you receive from a withdrawal or surrender. Similarly, if the average of the JP Morgan 5-Year U.S. Liquid Index & JP Morgan 7-Year U.S. Liquid Index price has decreased as of the withdrawal date from their levels on the Contract Issue Date, the MVA will be negative and will increase the amount you receive from a withdrawal or surrender.

Discontinuation of or Substantial Change in the JP Morgan 5-Year U.S. Liquid Index or JP Morgan 7-Year U.S. Liquid Index. If the JP Morgan 5-Year U.S. Liquid Index or JP Morgan 7-Year U.S. Liquid Index prices are no longer available to us, or if the manner in which the prices are determined is substantially changed, we will substitute an equivalent Index(es), subject to prior approval by the insurance regulatory authority of the state in which this Contract is delivered. We will send you a notice describing the substitution prior to the date it becomes effective.

INTERIM VALUE ADJUSTMENT

In addition to surrender charges and the market value adjustment, if, during a Term, you take a full surrender (including Free Look withdrawals) or withdrawal (including required minimum distributions (“RMDs”), free withdrawal amounts, pre-authorized withdrawals, rider charges, and guaranteed withdrawal amounts under the guaranteed lifetime withdrawal benefit rider), or your Contract is annuitized or a death benefit is paid, the transaction will be based on the Interim Value of the ILOs you are invested in.

The application of the Interim Value to these transactions could result in a greater loss or lower gain than the ILO would provide at the end of the Term. In addition, the Protection Level will not be applied to mitigate any loss. This means that there could be significantly less money available under your Contract for withdrawals, annuitization, and the death benefit. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal and previously-credited earnings in the Contract, and such losses could be as high as 100%. The maximum loss would occur if there is a total distribution from an ILO during the Term at a time when the Index Price has declined to zero. Please see CONTRACT VALUE – INTERIM VALUE for more information.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER CHARGE

See INCOME GUARD BENEFIT below for more information about the GLWB Rider.

The Rider charge will be assessed in arrears as a percentage of the Protected Payment Base annually on each Contract Anniversary after the Rider Effective Date. The Rider charge is [ ]%. The charge is equal to the rider charge percentage multiplied by the Protected Payment Base on the day the charge is deducted. The charge amount will be deducted from all Interest Crediting Options on a pro-rata basis relative to the Contract Value of each Interest Crediting Option. The portion of the Rider charge deducted from each of the ILOs on the Contract Anniversary will reduce the Investment Base dollar-for-dollar in the same manner as a withdrawal. Any portion of the Rider charge deducted from a 6-year ILO prior to the Term End Date will reduce the ILO Interim Value dollar-for-dollar and adjust the Investment Base proportionally in the same manner as a withdrawal. The deduction of the Rider charge will not be subject to an MVA or surrender charge.

When the Charge Applies

The charge will apply each year that the Rider is in effect, and upon termination of the Contract or Rider. If the charge is assessed upon Rider or Contract termination before the Contract Anniversary, the charge may be prorated. If the terminating event happens on the Contract Anniversary, then the full-year charge will apply. If the charge is prorated, it will be based on the Protected Payment Base at the time the Rider terminates, and will be deducted from the Contract Value on the earlier of the date the Contract or Rider terminates or the next Contract Anniversary.

RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER CHARGE

See DEATH BENEFIT – OPTIONAL DEATH BENEFIT RIDER below for more information about the Return of Purchase Payment Death Benefit Rider.

If you elect the optional Return of Purchase Payment Death Benefit Rider (the “Rider”), you will be subject to an additional annual fee. The annual rider charge of [ ]% is assessed in arrears as a percentage of your Contract Value and deducted each Contract Anniversary (including during a 6-year ILO Term) proportionately from the Interest Crediting Options in which you are invested. The portion of the rider charge deducted from each of the ILOs on the Contract Anniversary will reduce the Investment Base by the amount of the charge in the same manner as a withdrawal. Any portion of the Rider charge deducted from a 6-year ILO prior to the Term End Date will reduce the ILO Interim Value dollar-for-dollar and adjust the Investment Base proportionally in the same manner as a withdrawal. The deduction of the Rider charge will not be subject to an MVA or surrender charge.

TAXES

Depending on your state of residence (among other factors), a tax may be imposed on your Purchase Payments (“premium tax”) at the time your Purchase Payment is made, at the time of a partial or full withdrawal, at the time any death benefit proceeds are paid, at annuitization or at such other time as taxes required by your state. Tax rates ranging from 0% to 3.5% are currently in effect, but may change in the future. If a premium tax is charged at the time of annuitization, the rate is determined by your state of residence at the time of annuitization. Premium tax is subject to state requirements. Some local jurisdictions also impose a tax. If we pay any premium taxes attributable to Purchase Payments, we will impose a similar charge against your Contract Value. We normally will charge you when you annuitize some or all of your Contract Value. We reserve the right to impose this charge for applicable premium taxes and/or other taxes when you make a full or partial withdrawal, at the time any death benefit proceeds are paid, or when those taxes are incurred. For these purposes, “premium taxes” include any state or local premium or retaliatory taxes and any federal, state or local income, excise, business or any other type of tax (or component thereof) measured by or based upon, directly or indirectly, the amount of Purchase Payments we have received. We currently base this charge on your Contract Value, but we reserve the right to base this charge on the transaction amount, the aggregate amount of Purchase Payments we receive under your Contract, or any other amount, that in our sole discretion we deem appropriately reimburses us for premium taxes paid on this Contract.

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BUYING THE CONTRACT

PURCHASING THE CONTRACT

To purchase a Contract, you must work with your financial professional to complete an application and submit it along with your initial Purchase Payment of at least $25,000 to Pacific Life Insurance Company at P.O. Box 2290, Omaha, Nebraska 68103-2290. In those instances when we receive electronic transmission of the information on the application from your financial professional’s distribution firm and our administrative procedures with your distribution firm so provide, we consider the application to be received on the Business Day we receive the transmission. If your application and Purchase Payment are complete when received, or once they have become complete, we will issue your Contract within 2 Business Days. The date that we issue your Contract is your Contract Issue Date. If some information is missing from your application, we may delay issuing your Contract while we obtain the missing information. However, we will not hold your initial Purchase Payment for more than 5 Business Days without your permission. In any case, we will not hold your initial Purchase Payment after 20 Business Days.

You may also purchase a Contract by exchanging your existing annuity. All contract exchange and transfer requests must be submitted with the Contract application, and no subsequent exchange or transfer requests may be initiated. Some financial professionals may have a financial incentive to offer you this Contract in place of the one you already own. You should only exchange your existing contract for this Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase this Contract rather than continue your existing contract. Call your financial professional or call us at (800) 722-4448 if you are interested in this option. Financial professionals may call us at (833) 953-1863.

We reserve the right to reject any application or Purchase Payment for any reason, subject to any applicable nondiscrimination laws and to our own standards and guidelines. On your application, you must provide us with a valid U.S. tax identification number for federal, state, and local tax reporting purposes.

The maximum age of a Contract Owner/Annuitant, including Joint Owners, Joint Annuitants, and Contingent Annuitants, for which a Contract will be issued is 85. The Contract Owner’s age is calculated as of his or her last birthday. If any Contract Owner (or any Annuitant in the case of a Non-Natural Owner) named in the application for a Contract dies and we are notified of the death before we issue the Contract, then we will return the amount we received. If we issue the Contract and are subsequently notified after Contract issuance that the death occurred prior to issue, then the application for the Contract and/or any Contract issued will be deemed cancelled and a refund will be issued. The refund amount will be the Contract Value based on the Fixed Account Option Value and the ILO Value next determined after we receive proof of death, In Proper Form, of the Contract Owner (or Annuitant in the case of a Non- Natural Owner), plus a refund of any amount used to pay premium taxes and/or any other taxes. Any refunded assets may be subject to probate.

Not every contract we issue is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding our other annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of our annuity contracts.

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Making Your Initial Purchase Payment

Your initial Purchase Payment must be at least $25,000 for both Non-Qualified and Qualified Contracts. You must obtain our consent before making an initial (or additional) Purchase Payment that will bring your aggregate Purchase Payments over $1,000,000. For purposes of this limit, the aggregate Purchase Payments are based on all contracts for which you are either owner and/or annuitant.

When Your Purchase Payment is Effective

Your initial Purchase Payment is effective on your Contract Issue Date, which will be no later than 2 Business Days after we receive your initial Purchase Payment and Contract application In Proper Form. Any Subsequent Purchase Payment is effective on the Business Day we receive it In Proper Form. See ADDITIONAL INFORMATION – INQUIRIES AND SUBMITING FORMS AND REQUESTS. On the Contract Issue Date, we will allocate your initial Purchase Payment, minus any applicable taxes, to the Interest Crediting Options you selected according to the initial allocation instructions submitted with your application In Proper Form. Allocation instructions must be in whole percentages only. If we do not receive instructions allocating your initial Purchase Payment, your application is not In Proper Form and we will not issue your Contract.

METHODS OF PAYMENT

All Purchase Payments may be sent by personal or bank check or by wire transfer. Purchase Payments must be made in a form acceptable to us before we can process it. Acceptable forms of Purchase Payments are:

●	personal checks or cashier’s checks drawn on a U.S. bank,

●	money orders and traveler’s checks in single denominations of more than $10,000 if they originate in a U.S. bank,

●	third party payments when there is a clear connection of the third party to the underlying transaction, and

●	wire transfers that originate in U.S. banks.

We will not accept Purchase Payments in the following forms:

●	cash,

●	credit cards or checks drawn against a credit card account,

●	money orders or traveler’s checks in single denominations of $10,000 or less,

●	starter checks,

●	home equity checks,

●	eChecks,

●	cashier’s checks, money orders, traveler’s checks or personal checks drawn on non-U.S. banks, even if the payment may be

●	effected through a U.S. bank,

●	third party payments if there is not a clear connection of the third party to the underlying transaction, and

●	wire transfers that originate from foreign bank accounts.

All unacceptable forms of Purchase Payments will be returned to the payor along with a letter of explanation. We reserve the right to reject or accept any form of payment. Any unacceptable Purchase Payment inadvertently invested may be returned and the amount returned may be more or less than the amount submitted. If a Purchase Payment is made by check other than a cashier’s check, we may hold the check and the payment of any withdrawal proceeds and any refund during the “Right to Cancel” period may be delayed until we receive confirmation in our Service Center that your check has cleared. In general, a delay of the payment of withdrawal proceeds or any refund during the check hold period will not exceed 10 Business Days after we receive your withdrawal or “Right to Cancel” request In Proper Form. We will calculate the value of your proceeds as of the end of the Business Day we received your withdrawal or “Right to Cancel” request In Proper Form.

SUBSEQUENT PURCHASE PAYMENTS

Subsequent Purchase Payments are permitted only for 60 calendar days after your Contract Issue Date and are only permitted as a result of transfers or exchanges from other financial products requested at the time your Contract application is submitted. No other Purchase Payments are permitted. You must obtain our consent before making any Purchase Payment that will bring your aggregate Purchase Payments over $1,000,000. For purposes of this limit, the aggregate Purchase Payments are based on all contracts for which you are either owner and/or annuitant.

Each Subsequent Purchase Payment must be at least $1,000. Subsequent Purchase Payments will be allocated according to the same allocation instructions as the initial Purchase Payment, and will receive the same interest rates and ILO crediting rates that were applied to the initial Purchase Payment on the Contract Issue Date.

Initial Term. For the initial Term, each Subsequent Purchase Payment will receive the Index Price as of the date the payment is received. Each Subsequent Purchase Payment allocated into the same ILO will constitute a different “segment” in the initial ILO Term,

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and the investment performance of each ILO segment will be tracked separately. Each ILO segment in the same ILO Term have its own associated Interim Value and Investment Base during the initial Term.

The ending Index Price for all ILO segments will be the Index Price determined on the Contract Anniversary that coincides with the initial Term End Date. Each ILO segment will also receive a separate ILO Credit applied to each respective Investment Base at the end of the initial Term.

Example – Subsequent Purchase Payments (Assuming No Withdrawals)

Initial payment (received 12/1/2024) = $100,000

Index Linked Option = 100% allocated to the S&P 500® Cap Rate with 10% Buffer

Starting Index Price (as of 12/1/2024) = 4,400

Investment Base = $100,000

Subsequent Payment (received 12/20/2024) = $25,000

Index Linked Option = 100% allocated to the S&P 500® Cap Rate with 10% Buffer

Starting Index Price (as of 12/20/2024) = 4,315

Investment Base = $25,000

For subsequent Terms, all Contract Value allocated to same ILO will be combined into one segment and will receive the same starting Index Price determined on the Contract Anniversary coinciding with the Term Start Date.

See INDEX-LINKED OPTION CREDIT FORMULA below for more information on how the Index Price is used to determine the Index Return and the ILO Credit.

RATE LOCK

Typically, we declare interest rates and Crediting Strategy rates twice a month. Pacific Life reserves the right to declare rates more frequently. We will make the current interest rates and Crediting Strategy rates available online at [       ] at least [       ] days prior to any Term Start Date. The initial Crediting Strategy rates (Cap Rates, Performance Triggered Rates, Participation Rates, Tiered Participation Rates, and Cap Rates with Dual Direction Buffer) applicable to your Contract are applied on the Contract Issue Date and are guaranteed for the length of the initial Term, and the initial Guaranteed Rate for the Fixed Account Option is guaranteed for one Contract Year. The initial Guaranteed Rate and Crediting Strategy rates will also apply to all Subsequent Purchase Payments.

Rate Lock Guidelines

The initial interest rates and ILO Crediting Strategy rates applicable on the Contract Issue Date are determined as follows:

For paper applications, if the application with cash or transfer/exchange request is received In Proper Form at Pacific Life by the 14th calendar day after the date the application is signed (the “application-signed date”), the Contract will receive the higher of the interest rates and Crediting Strategy rates in effect on (1) the Application-signed date, or (2) the Contract Issue Date.

For electronic applications the same rules apply, except that the application-signed date will be the date the application is submitted by your financial professional to their respective office. If this date is not provided to us, we will use the date that Pacific Life receives the application.

If the application with cash or transfer/exchange request is not received by the 14th calendar day after the application-signed date, then the Contract will receive the interest rates and Crediting Strategy rates in effect on the Contract Issue Date.

For transfer/exchange requests, the initial Purchase Payment must be received within 60 days of the application receipt date for the rate lock to apply. If these conditions are not met, the Contract will receive the interest rates and Crediting Strategy rates in effect on the date the Contract is issued.

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RIGHT TO CANCEL (“FREE LOOK”)

You may return your Contract for cancellation and a refund during your Free Look period. Your Free Look period is generally 10 calendar days beginning on the calendar day you receive your Contract, but may vary according to state law. See STATE VARIATIONS. If you return your Contract during the Free Look period, we reserve the right to prohibit you from purchasing another Pacific Life registered index-linked annuity (“RILA”) contract for 6 months. We also reserve the right to rescind the Contract if you purchased it within 6 months of exercising the Free Look provision under another Pacific Life RILA.

If you return your Contract and provide cancellation instructions, and it is post-marked during the Free Look period, it will be cancelled as of the date we receive your Contract and cancellation instructions In Proper Form. The amount of your refund will generally be the Contract Value determined as of the date of cancellation, plus a refund of any fees or charges deducted. If you invested in the ILOs when you purchase the Contract, your refund amount will be the Interim Value. This means that you will be subject to the risk of loss during the Free Look period. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested. LIQUIDITY RISK and ACCESS TO YOUR MONEY. The amount of the refund may vary according to state law, plan type, and when the Free Look is requested. Please reach out to your financial professional for more details. Your refund amount may be subject to income tax consequences, which includes tax penalties, but will not be subject to surrender charges or a market value adjustment. You should consult with a qualified tax advisor before cancelling your Contract for a refund.

In some states we are required to refund your Purchase Payments. If your Contract was issued in such a state and you cancel your Contract during the Free Look period, we will return the greater of your Purchase Payments (less any withdrawals made) or the Contract Value. In addition, if your Contract was issued as an IRA and you return your Contract within 7 calendar days after you receive it, we will return the greater of your Purchase Payments (less any withdrawals made) or the Contract Value, plus any amount that may have been deducted as Contract fees and charges.

State Variations may apply to your Contact. See STATE VARIATIONS for terms specific to some California residents.

If a Purchase Payment is made by check other than a cashier’s check, we may hold the check and the payment of any refund during the Free Look period may be delayed until we receive confirmation in our Service Center that your check has cleared. If you return your Contract and provide cancellation instructions and it is post-marked during the Free Look period, your Contract will be cancelled as of the date we receive your Contract and cancellation instructions In Proper Form.

For replacement business, the Free Look period may be extended and the amount returned (Purchase Payment versus Contract Value) may be different than for non-replacement business. Please consult with your financial professional if you have any questions regarding your state’s Free Look period and the amount of any refund. See ADDITIONAL INFORMATION – Replacement of Life Insurance or Annuities.

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INVESTING IN YOUR CONTRACT

ALLOCATING YOUR PURCHASE PAYMENTS

You may allocate your Purchase Payments and Contract Value among any of the available Interest Crediting Options, which include the Indexed-Linked Options (“ILOs”) and the Fixed Account Option. Allocations of your initial Purchase Payment to the Interest Crediting Options you select will be effective on your Contract Issue Date. Each Subsequent Purchase Payment will be allocated to the Interest Crediting Options according to the same allocation instructions as the initial Purchase Payment, and will receive the same ILO crediting rates. Transfers of Contract Value into a new Interest Crediting Option, or reallocations of Contract Value into the same ILO for a new Term are only permitted on the Term End Dates, which occur on a Contract Anniversary, by providing new allocation instructions to us. See TRANSFERS AND REALLOCATIONS for more information.

THE FIXED ACCOUNT OPTION

The Fixed Account Option credits a fixed rate of interest daily (the “Guaranteed Rate”) that compounds over one year to the annual fixed rate. The initial interest rate for Purchase Payments allocated to the Fixed Account Option is set on the Contract Issue Date and is guaranteed for one Contract Year. A new Guaranteed Rate will be declared each Contract Anniversary, and will be guaranteed for one Contract Year. The Fixed Account Option Guaranteed Rate will never be less than the Minimum Guaranteed Rate for the Fixed Account indicated in your Contract.

Renewal Fixed Account Option Guaranteed Rates declared on Contract Anniversaries may be different from Fixed Account Option Guaranteed Rates applied to new Purchase Payments offered at the same time, subject to the Minimum Guaranteed Rate for the Fixed Account. The Minimum Guaranteed Rate for the Fixed Account will not change for the entire time that you own your Contract. You bear the risk that the Guaranteed Rates we declare each Contract Anniversary for the Fixed Account Option will not exceed the Minimum Guaranteed Rate or the initial declared rate.

We will send you a notice 30 days prior to the Term End Date explaining the ILOs available to you for transfer or reallocation on the next Contract Anniversary, and directing you to our website where you can view renewal Guaranteed Rates and ILO crediting rates declared for the next Term. On the Contract Anniversary, the Fixed Account Option Value will automatically be reinvested into the Fixed Account Option, subject to the renewal Guaranteed Rate, unless you provide new allocation instructions to transfer such amount to one or more of the available ILOs, or you withdraw the amount from the Contract. See TRANSFERS AND REALLOCATIONS and ACCESS TO YOUR MONEY.

Payments from the Fixed Account Option are also subject to minimum amounts required by state law. This amount is known as the Fixed Account Minimum Value. The Fixed Account Minimum Value is equal to all amounts allocated to the Fixed Account Option multiplied by 87.5% (90% in some states), adjusted for any partial withdrawals or transfers from the Fixed Account Option, then accumulated at the non-forfeiture rate, which ranges from 0.15% to 3.00% depending on the applicable state law. See STATE VARIATIONS for more information. The Fixed Account Minimum Value applies only upon annuitization from the Fixed Account Option, payment of a death benefit upon death of the Owner, or a full withdrawal from the Fixed Account Option. We guarantee that if one of these events occurs, then the proceeds from the Fixed Account Option (the amount applied to annuity payments or paid for a full withdrawal or death benefit) will be at least equal to the minimums required by state law. If necessary to meet this minimum, charges will be waived.

THE INDEX-LINKED OPTIONS

You can allocate your Purchase Payments and Contract Value to one or more of the Index-Linked Options (“ILOs”) offered under the Contract, in addition to the Fixed Account Option. Each ILO consists of the following components to calculate the ILO Credit:

●	A reference Index;
●	A Term;
●	A Crediting Strategy; and
●	A Protection Level

Each of these components is described in more detail below. Each ILO is offered with the Performance Lock feature. We currently offer the following ILOs:

Index	Crediting Strategy	Term	Protection Level
S&P 500®	Point to Point with a Cap Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point Cap Rate with Dual Direction Buffer	1 Year	10% Buffer
15% Buffer
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point with a Performance Triggered Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
	Point to Point with Tiered Participation Rate	6 Years	10% Buffer
Invesco QQQ ETF	Point to Point with a Cap Rate	1 Year	10% Buffer

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15% Buffer
-10% Floor
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point Cap Rate with Dual Direction Buffer	1 Year	10% Buffer
15% Buffer
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point with a Performance Triggered Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
	Point to Point with Tiered Participation Rate	6 Years	10% Buffer
MSCI EAFE	Point to Point with a Cap Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point Cap Rate with Dual Direction Buffer	1 Year	10% Buffer
15% Buffer
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point with a Performance Triggered Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
	Point to Point with Tiered Participation Rate	6 Years	10% Buffer
iShares® Russell 2000 ETF	Point to Point with a Cap Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point Cap Rate with Dual Direction Buffer	1 Year	10% Buffer
15% Buffer
		6 Years	10% Buffer
15% Buffer
20% Buffer

First Trust Growth Strength Net Fee Index	Point to Point with a Cap Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
		6 Years	10% Buffer
15% Buffer
20% Buffer
	Point to Point Cap Rate with Dual Direction Buffer	1 Year	10% Buffer
15% Buffer
		6 Years	10% Buffer
15% Buffer
20% Buffer

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	Point to Point with a Performance Triggered Rate	1 Year	10% Buffer
15% Buffer
-10% Floor
	Point to Point with Tiered Participation Rate	6 Years	10% Buffer
Performance Mix*	Point to Point with a Participation Rate	6 Years	10% Buffer

* The Index Return of the Performance Mix is determined based on the combined weighted average of three Indices: S&P 500®, iShares® Russell 2000 ETF, and MSCI EAFE. See INVESTING IN YOUR CONTRACT – INDEX-LINKED OPTION CREDIT for more information on how we calculate the Index Return of the Performance Mix.

** Investment in 6-year Terms is only permitted at the beginning of an MVA Term. This means that that within the first 6 Contract Years, you may only invest your Contract Value into a 6-year ILO Term at the beginning of the Initial MVA Term, which will be on the Contract Issue Date. Upon the expiration of the Initial MVA Term, you must elect to renew the MVA Term in order to transfer or reallocate Contract Value into another 6-year Term. Investment in certain 6-year ILOs is not permitted if you have elected the optional GLWB Rider while the Rider is in effect.

Certain ILOs and Indexes also may not be available through your financial professional. You may obtain information about the ILOs and Indexes that are available to you by contacting your financial professional.

You may allocate your Contract Value to any number of the available ILOs, in addition to the Fixed Account Option. You may have multiple ongoing Terms at the same time, and may allocate your Contract Value to both the 1-year and 6-year Terms of an ILO at the same time. Allocations must be in whole percentages only. We reserve the right to add or remove ILOs and Indexes. We reserve the right to stop offering any of the ILOs to new and existing Contracts, and to close any of the ILOs to new transfers at the end of the Term. We may change the Crediting Strategy rates and Protection Level rates subject to the stated guaranteed minimum or maximum rates. There is no guarantee that a particular ILO will be available during the entire time that you own your Contract. If we decide to discontinue offering any ILOs or Indexes, we will amend this Prospectus. An ILO that is currently available may not be available for transfers from other Interest Crediting Options or reallocations of Contract Value into the same ILO at the end of the Term (or the next Contract Anniversary after you exercise the Performance Lock feature); however, the 1- year S&P 500® with Cap and 10% Buffer ILO will always be available under your Contract. The guaranteed minimum Cap Rate for this ILO is [ ]%.

We reserve the right to stop offering all but one ILO (the 1-year S&P 500® with Cap and 10% Buffer ILO), in addition to the Fixed Account Option. If, in the future, you are not satisfied with the available ILOs, you may choose to surrender your Contract, but you may be subject to surrender charges, a market value adjustment, taxes, and tax penalties, and the calculation of the surrender amount based on Interim Value if the surrender is made before the end of a Term. If you purchase another retirement vehicle, it may have different features, fees, and risks than the Contract. Discuss with your financial professional whether the Contract is appropriate for you given our right to make such changes to the allowable ILOs.

Term

The Term is the investment duration of an ILO. This is the period of time we use to measure the change in Index Price and credit interest, if any, to your Contract. We measure the change in Index Price, or the Index Return, using a point-to-point method. The Point to Point method means that we compare the Index Price on the Term Start Date to the Index Price on the Term End Date to determine the Index Return. The Index Return is used to calculate the amount of ILO Credit we apply to your Contract (which may be positive, negative, or equal to zero) at the end of the Term.

We currently offer Terms of 1 Contract Year and 6 Contract Years. At the end of the Term, your ILO Credit will be added or subtracted from your ILO Value. The amount of the ILO Credit will depend on the Index Return and the applicable ILO Crediting Strategy or Protection Level. The ILO Credit may be positive, negative, or equal to zero. Each Term ends on a Contract Anniversary, and a new Term begins on the same Contract Anniversary as the previous Term End Date.

Term Restrictions. You may only invest your Contract Value into a 6-year ILO Term at the beginning of an MVA Term. MVA Terms last for 6 Contract Years. This means that within the first 6 Contract Years, you may only invest your Contract Value into a 6-year ILO Term at the beginning of the Initial MVA Term, which will be on the Contract Issue Date. After the expiration of the Initial MVA Term, you will have the option to renew the MVA Term. If a subsequent MVA Term is not renewed, you will be unable to invest in 6-year ILOs, and only 1-year ILOs will be available to you for investment for the remainder of the time you own the Contract. You will be unable to reallocate or transfer your Contract Value to another 6-year ILO Term unless you elect to renew the MVA Term at the expiration of the Initial MVA Term, and allocate your Contract Value into the 6-Year ILO at the start of the new MVA Term. This means that you may only invest in a 6-year ILO every 6 Contract Years, and only if you elect to renew the MVA Term at the end of the Initial MVA Term, and each subsequent 6-year ILO Term thereafter. The MVA may not apply in all states. See STATE VARIATIONS.

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Term Start Date. The Term Start Date is the date that a new Term begins. On this date, Contract Value (or your Purchase Payment) is allocated to the ILO and the starting Index Price is determined. The Term Start Date for your initial Purchase Payment is the Contract Issue Date. The Term Start Date for any Subsequent Purchase Payments will be the Business Day the Subsequent Purchase Payment is received prior to market close. Because of this, Subsequent Purchase Payments will not be invested for the full initial Term. All future Term Start Dates will be on a Contract Anniversary, on which date you will transfer or reinvest Contract Value into a new Term.

Term End Date. The Term End Date is the Contract Anniversary date that the Term ends. All Purchase Payments in an ILO will have the same Term End Date regardless of when they were received. The Term End Date will occur on the same date as the subsequent Term Start Date. Assuming the Performance Lock feature is not exercised during the Term, on the Term End Date, the ending Index Price is determined and the Index Return is calculated. If the Contract Anniversary falls on a non-Business Day, then the Index Return will be determined based on values of the prior Business Day.

If the Performance Lock feature was not exercised during the Term, the Term End Date is also the date on which transfers to other Interest Crediting Options and reallocations into the same ILO for a new Term may occur. See TRANSFERS AND REALLOCATIONS for more information on effecting transfers and reallocations.

Indices

The Indices under the Contract are the benchmarks used to establish the starting and ending Index Prices and the Index Return for each Term. Each Index is a price return index, and its performance does not reflect any dividends or distributions paid by the component companies included in the Index. Each ILO credits or subtracts interest (the “Index-Linked Option Credit”) based on the performance of one (or three, in the case of the Performance Mix) of the following Indices, each covering different asset classes. The following Indices are currently available:

●	S&P 500®. Widely regarded as the best gauge of the U.S. stock market, this index tracks the performance of 500 large companies in leading industries of the U.S. economy. The Index performance does not include dividends declared by any of the component companies.

●	MSCI EAFE. The MSCI EAFE is composed of large- and mid-capitalization companies across 21 developed markets around the world, including countries in Europe, Australia, and the Far East, but excluding the U.S. and Canada. The Index performance does not include dividends declared by any of the component companies.

●	First Trust Growth Strength Net Fee Index. The First Trust Growth Strength Net Fee Index seeks to identify high quality companies with a history of revenue and cash flow growth. Through a multi-factor approach, the Index screens for well-capitalized companies with strong balance sheets that also exhibit profit and revenue growth over a sustained period of time. The Index begins with the largest 500 securities by float-adjusted market capitalization with a minimum three-month average daily trading volume of $5 million within the Nasdaq U.S. Benchmark Index. To be eligible for inclusion, companies must have at least $1 billion (USD) in cash and short-term investments, a long-term debt to market capitalization ratio of less than 30% and a return on equity greater than 15%. Remaining securities are ranked by their three-year revenue percentage growth and three-year cash flow percentage growth with the top 50 securities selected by combined ranking. If there are more than 15 securities from any one industry, the security with the lowest ranking will be removed and replaced with the next eligible security from a different industry. The securities are equally-weighted, rebalanced and reconstituted quarterly. The daily performance of the Index is reduced by 0.65% per annum.

●	Invesco QQQ ETF (QQQ). The Invesco QQQ ETF is an exchange-traded fund that seeks to track the investment results of the NASDAQ-100 Index®. The Index includes the 100 largest non-financial companies listed on the Nasdaq® based on market cap.

●	iShares® Russell 2000 ETF (IWM). The iShares® Russell 2000 ETF seeks to track the investment results of the Russell® 2000 Index, an index composed of small-capitalization U.S. equities. The Russell® 2000 Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.

●	Performance Mix. The Performance Mix measures the performance of a combination of three Indices: the S&P 500®, the iShares® Russell 2000 ETF, and the MSCI EAFE. The Index Return of the Performance Mix is determined based on the combined weighted average of those stated Indices: 50% is based on the Index with the highest return, 30% is based on the Index with the next best return, and 20% is based on the Index with the lowest return.

There are risks associated with each of the Indices. See INDEX RISK and INVESTMENT RISKS FOR THE MARKET INDEXES for more information about these risks.

We reserve the right to add, remove or replace any Index at any time, subject to necessary regulatory approvals. We will notify you in writing at least 30 days prior to replacing an Index. Changes to the ILO Crediting Strategies, if any, occur at the start of the next Term. If we add or remove an Index (as opposed to replacing an Index with another Index), the changes will not be effective for your Contract until the start of the next Term.

We may remove or replace an Index if it is discontinued, if the calculation of the Index is substantially changed by the Index provider, if Index values should become unavailable for any reason, if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, or if its investment objectives, strategies, or risks substantially change. If we substitute an Index, we will attempt to select a new Index that we determine in our judgment is comparable to the old Index. In making this evaluation, we will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If we replace an Index during a Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified starting Index Price for the new Index. The modified starting Index Price for the new Index will reflect the Index Return for the old Index from the start of the Term to the replacement date. If we replace an Index during the Term, the ILO Crediting Strategy (which includes the Cap Rate, Performance Triggered Rate, Participation Rate, Tiered Participation Rate, or Cap Rate with Dual Direction Buffer) and Protection Level for the current Term will remain the same.

The performance of the new Index may differ from the original Index, and this may negatively affect the interest that you earn during that Term. You may receive a greater loss or lower gain than if we continued to use the original Index for the entire Term. You will have no right to reject the replacement of an Index during a Term, and you will not be permitted to transfer ILO Value until the end of the Term. If we substitute an Index and you do not wish to remain invested in the relevant ILO for the remainder of the Term, your only options will be to take a withdrawal from the ILO or surrender the Contract, or exercise the Performance Lock feature and transfer your ILO Value on the next Contract Anniversary. Both options will trigger an Interim Value

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calculation, and taking a withdrawal may cause you to incur surrender charges, a market value adjustment, and taxes. See ACCESS TO YOUR MONEY.

Example: The example is intended to show how we would calculate the Index Return during an Interest Term in which an Index was replaced.

Index Return on replacement date for old Index

Old Index Price at beginning of Interest Term	4,000
Old Index Price on replacement date	4,050
Index Return for old Index on replacement date	(4,050 – 4,000) / 4,000 = 1.25%

The Index Return percentage on the replacement date is then used to calculate the modified starting Index Price for the new Index.

Modified starting Index Price for new Index

Index Return for old Index on replacement date	1.25%
Index Price for new Index on replacement date	20,250
Modified starting Index Price for new Index	20,250 / (1 + 1.25%) = 20,000

The Index Return calculation for the Term is then determined based on the change between the modified starting Index Price for the new Index, and the ending Index Price for the new Index

INDEX-LINKED OPTION VALUE

Your ILO Value reflects the portion of your Contract Value attributable to the ILO(s) at any given time. You will have a separate ILO Value for each ILO in which you are invested. For the initial ILO Term, if you invest Subsequent Purchase Payments in the same ILO, each Purchase Payment will constitute a different segment in the ILO. You will have a separate ILO Value in the same ILO Term for each ILO segment, each of which will earn a separate ILO Credit on the initial ILO Term End Date.

Term Start Date. On the Term Start Date (which will be your Contract Issue Date for the initial Term), your ILO Value for a specific ILO is equal to your Investment Base. Your Investment Base is the initial investment allocated to the ILO on the Term Start Date after any applicable withdrawals or transfers. Each Term will have a separate Investment Base. In the initial Term, each segment in the same ILO will each have a separate Investment Base. Your Investment Base in an ILO will not change for the remainder of the Term unless a transaction results in a withdrawal from that ILO. Please see CONTRACT VALUE for additional information about the Investment Base.

Term End Date. If you do not exercise the Performance Lock feature during the Term, then on the Term End Date, your Value in an ILO will be equal to the Investment Base plus or minus the ILO Credit determined on the Term End Date. In the initial Term, a separate ILO Credit will be determined for each segment in the same ILO, and will be added to the respective Investment Base. For purposes of calculating the ILO Credit, each segment will use the Index price on the date the Purchase Payment is received. The ILO Credit may be positive, negative, or equal to zero, based on the Index Return, Crediting Strategy, and Protection Level of the ILO.

During the Term. On any Business Day during the Term after the Term Start Date and before the Term End Date, your ILO Value is equal to your Interim Value. Each ILO will have a separate Interim Value. In the initial Term, each segment in an ILO will have a separate Interim Value. We calculate the Interim Value for each ILO at the end of each Business Day between the beginning and end of the Term. Your Interim Value fluctuates each Business Day independent of the value of your Investment Base in that ILO. The Interim Value is the amount in that ILO available for full surrenders (including Free Look withdrawals), withdrawals (including required minimum distributions (“RMDs”), free withdrawal amounts, and pre-authorized withdrawals), rider charges, guaranteed withdrawal amounts under the GLWB Rider , death benefit payments, and annuitization during the Term. The Interim Value for an ILO is calculated based on the value of a hypothetical portfolio of derivative instruments using a formula designed to replicate the Value of the ILO as if it were held until the end of the Term. See CONTRACT VALUE and APPENDIX B for a detailed explanation of how we calculate Interim Values.

Withdrawals from an ILO during the Term will reduce your Interim Value by the amount of the withdrawal, including any applicable surrender charges and taxes. Withdrawals from an ILO will reduce the Investment Base in the same proportion that the Interim Value is reduced. Such reduction could be greater than the dollar amount of the withdrawal. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested. See CONTRACT VALUE for more information.

Performance Lock Feature. If you choose to exercise the Performance Lock feature for an ILO during a Term, your entire ILO Value will be “locked-in” at the Interim Value calculated at the end of the Business Day that the Performance Lock is exercised and will be credited with a fixed rate of interest equal to the annualized ILO Budget rate until the next Contract Anniversary. The ILO Budget rate is an interest rate equivalent to the fair value of the hypothetical derivatives supporting the ILO on the Term Start Date. This means that your investment in the ILO will be terminated and you will not receive an ILO Credit or the application of the Crediting Strategy or Protection Level. Contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested and the current annualized ILO Budget rate. The locked-in value will

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be reduced if you take a withdrawal (including applicable surrender charges and taxes), in which case your ILO Value will be reduced by the amount withdrawn. The Performance Lock feature is described in more detail under PERFORMANCE LOCK.

INDEX-LINKED OPTION CREDIT

For each ILO to which you allocate Contract Value, we will add or subtract interest from your Investment Base at the end of the Term (unless you exercise the Performance Lock feature during the Term). This interest is known as the Index-Linked Option Credit (“ILO Credit”). The ILO Credit may be positive, negative, or equal to zero. If the ILO Credit is positive, your Investment Base in that ILO will be increased by a dollar amount equal to the positive credit. If the ILO Credit is negative, your Investment Base will be decreased by a dollar amount equal to the negative credit. If the ILO Credit is equal to zero, no interest will be credited and your ILO Value at the end of the Term will remain equal to your Investment Base.

If you allocate Contract Value to multiple ILOs at once, assuming you do not exercise the Performance Lock feature for any ILO, each ILO in which you invest will apply separate ILO Credits for the Term. Even if you receive a positive ILO Credit for one or more ILOs, your overall Contract Value may still be reduced by any negative ILO Credit you receive for other ILOs during that Term.

INDEX-LINKED OPTION CREDIT FORMULA

Change in Index Price

To determine the ILO Credit applied to your Investment Base at the end of a Term, we first determine the change in Index Price for that ILO. The percentage change in Index Price is the Index Return. The Index Return is calculated using the Point to Point method.

Point to Point. The Index Return for a Point to Point ILO is determined by comparing the Index Price on the Term Start Date to the Index price on the Term End Date. The Index Return for all ILOs except for the Performance Mix ILOs is calculated using the following formula:

Index Return =              (Ending Index Price – Starting Index Price) / Starting Index Price.

Example:

Index Price on Term Start Date:	4,000
Index Price on Term End Date:	4,050
Index Return on Term End Date =	(4,050 – 4,000) / 4,000 = 1.25%

The Index Return of the Performance Mix, which is based on the combined performance of the S&P 500®, the iShares® Russell 2000 ETF, and the MSCI EAFE Indices, is calculated using the formula below:

Index Return =       [Best Performing Index: 50% x (Ending Index Price – Starting Index Price) / Starting Index Price] +

   [Next Best Performing Index: 30% x (Ending Index Price – Starting Index Price) / Starting Index Price] +

   [Lowest Performing Index: 20% x (Ending Index Price – Starting Index Price) / Starting Index Price]

Example:

	Starting Index Price	Ending Index Price	Index Return
Best Performing Index	6,000	7,800	(7,800 – 6,000) / 6,000 = 30%
Next Best Performing Index	5,000	5,400	(5,400 – 5,000) / 5,000 = 8%
Lowest Performing Index	6,500	5,850	(5,850 – 6,500) / 6,500 = -10%

Index Return for Performance Mix	[50% x 30%] + [30% x 8%] + [20% x -10%] = 15.4%

The starting and ending Index Prices are determined based on the following rules: for the starting Index Price in the initial Term, each Purchase Payment will constitute a different segment and will use the Index Price on the date the payment is received. For Subsequent Term, all amount allocated to an ILO Term will constitute one segment and the starting Index Price will be the Index Price on the Contract Anniversary coinciding with the Term Start Date. If the Contract Anniversary is not a Business Day, the starting Index Price will be the Index Price from the most recent Business Day prior to the Contract Anniversary. The ending Index Price for all amounts in the initial Term and Subsequent Terms will be the Index Price determined on the Contract Anniversary that coincides with the Term End Date. If the Contract Anniversary is not a Business Day, the ending Index Price will be the Index Price from the most recent Business Day prior to the Contract Anniversary.

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Adjusted Index Return

After the Index Return is calculated, we next determine the Adjusted Index Return. The Adjusted Index Return is a percentage of interest determined at the end of each ILO Term by applying the Crediting Strategy, or the Protection Level, as applicable, to the Index Return. The Adjusted Index Return may be positive, negative or zero.

The Adjusted Index Return is multiplied by the Investment Base (adjusted for any withdrawals, including applicable surrender charges and taxes) to yield the dollar value of the ILO Credit at the end of each ILO Term. The ILO Credit, which may be positive, negative, or equal to zero, is then added to the Investment Base on the Term End Date to determine the ending ILO Value. The application of a negative Adjusted Index Return will result in a reduction of the Investment Base by the dollar amount of the ILO Credit. The application of a positive Adjusted Index Return will result in an increase to the Investment Base by the dollar amount of the ILO Credit.

ILO Credit = Investment Base x Adjusted Index Return

Examples

Investment Base	$100,000
Adjusted Index Return	5%
ILO Credit	$100,000 x 5% = $5,000

Investment Base	$100,000
Adjusted Index Return	-5%
ILO Credit	$100,000 x -5% = -$5,000

Crediting Strategies & Protection Levels

The Contract offers ILOs with one of the following Crediting Strategies and related Protection Level. Each Crediting Strategy and Protection Level is further explained below.

●	Point to Point with Cap Rate and Buffer
●	Point to Point with Cap Rate and Floor
●	Point to Point with Cap Rate and Dual Direction Buffer
●	Point to Point with Performance Triggered Rate and Buffer
●	Point to Point with Performance Triggered Rate and Floor
●	Point to Point with Tiered Participation Rate and Buffer
●	Point to Point with Participation Rate and Buffer

Crediting Strategies. Each ILO includes a Crediting Strategy, which is a method of determining how much positive interest, if any, will be credited to your ILO Value at the end of the Term. The Crediting Strategy is applied to the Index Return to determine the positive Adjusted Index Return. Crediting Strategies are not applied if the Index Return is negative. The Crediting Strategy for an ILO will be in the form of a Cap Rate, Participation Rate, Tiered Participation Rate, Performance Triggered Rate, or Cap Rate with Dual Direction Buffer. For 6-year ILOs, the Crediting Strategy Rates are for the entire Term and are not annualized,.

We typically declare renewal Cap Rates, Participation Rates, Tiered Participation Rates, Performance Triggered Rates, and Cap Rates with Dual Direction Buffer for the ILOs every two weeks, but we reserve the right to declare these rates more frequently. The initial Crediting Strategy Rates in effect for your Contract are established according to the procedures outlined above under “RATE LOCK.” These initial rates will not change after the Contract Issue Date and apply to all Purchase Payments, and are guaranteed for the length of the initial Term. See RATE LOCK and TRANSFERS AND REALLOCATIONS for additional details. We declare renewal Cap Rates, Participation Rates, or Performance Triggered Rates for each Subsequent Term on the Contract Anniversary coinciding with the Term Start Date. These renewal rates may be higher or lower than the initial rate, subject to the guaranteed minimum rates set forth in this Prospectus. Renewal rates may vary depending on the Index, Crediting Strategy, Protection Level, Term length, and election to renew the MMVA Term. See FEES AND CHARGES for more information on the MVA Term. Different Cap Rates, Participation Rates, or Performance Triggered Rates may be declared for different Indices and Protection Levels. Guaranteed minimum rates are set at Contract issue and will not change. We may declare new guaranteed minimum rates for new Contract issues.

We will send you a notice 30 days prior to the Term End Date explaining the ILOs available to you for transfer or reallocation on the next Contract Anniversary, and directing you to our website where you can view renewal interest rates and ILO crediting rates declared for the next Term.

The various Crediting Strategies (Cap Rates, Participation Rates, Tiered Participation Rates, Performance Triggered Rates, and Cap Rates with Dual Direction Buffer) potentially limit the highest possible Adjusted Index

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Return that you may receive and therefore limit the positive ILO Credit, if any, that may be applied to your Contract. Because of these limits, the Adjusted Index Return may be less than the positive Index Return. These Crediting Strategies benefit us because they limit the amount of positive interest that we may be obligated to credit for any Term. We set the Cap Rates, Participation Rates, and Performance Triggered Rates at our discretion, however, they will never be less than the guaranteed minimums set forth in this Prospectus. You bear the risk that we will not set Crediting Strategy rates higher than these minimums.

Cap Rate. The Cap Rate is a percentage that signifies the maximum amount of positive Adjusted Index Return that can be credited to the Investment Base at the end of the Term. When Index Return is positive or equal to zero, the Adjusted Index Return will be the lesser of the Index Return or the Cap Rate. This means that any positive Index Return up to the Cap Rate will be applied to your ILO Value, and any positive Index Return in excess of the Cap Rate will not be applied your ILO Value. The minimum guaranteed Cap Rate is [ ]%.

Example: 10% Cap Rate

Index Return	Adjusted Index Return
0%	0%
5%	5%
10%	10%
15%	10%

Participation Rate. The Participation Rate is a set percentage that determines what portion of the positive Index Return for the Term will be used to determine the ILO Credit. When the Index Return is positive or equal to zero, the Participation Rate percentage is multiplied by the Index Return to determine the Adjusted Index Return. The Participation Rate is not applied if the Index Return is negative. The Participation Rate Crediting Strategy is only available with the Performance Mix ILOs. The minimum guaranteed Participation Rate is [ ]%.

Example: 100% Participation Rate

Index Return	Adjusted Index Return
0%	0%
5%	5%
10%	10%
15%	15%

Tiered Participation Rate. The Tiered Participation Rate includes two set percentages that determine what portion of any positive Index Return that will be used to determine the ILO Credit. Tiered Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Index Return equal to zero and any positive Index Return less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Adjusted Index Return is equal to the sum of these two values. The Tiered Participation Rate is not applied if the Index Return is negative. The minimum guaranteed Tiered Participation Rate is [ ]%.

Example:	Index Return = 40% Tier Level = 25%
Tier 1 Participation Rate = 100%
Tier 2 Participation Rate = 125%

Adjusted Index Return = (0.25 x 100%) + ((0.40 – 0.25) x 125%) = 0.4375 = 43.75%

Performance Triggered Rate. A Performance Triggered Rate is a flat percentage of interest that will be credited if the Index Return is equal to zero or positive. This means that the Adjusted Index Return will always be equal to the Performance Triggered Rate, even if the positive Index Return is greater or less than the Performance Triggered Rate. The minimum guaranteed Performance Triggered Rate is [ ]%.

Example: 8% Performance Triggered Rate

Index Return	Adjusted Index Return
0%	8%
5%	8%
15%	8%

Cap Rate with Dual Direction Buffer: The Cap Rate with Dual Direction Buffer Crediting Strategy determines the maximum absolute value of the Index Return that can be credited to the ILO Value at the end of the ILO Term. If the Index Return is greater than or equal to zero, the Adjusted Index Return will be the lesser of the Cap Rate or the Index Return. If the Index Return is less than zero and within or equal to the Buffer percentage, the Adjusted Index Return will be a positive rate of interest equal to the absolute value of the Index Return. The absolute value of a number is the value of that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. This means that any positive Index Return up to the Cap Rate will be applied to your ILO Value, and the absolute value of any negative Index Return up to the Buffer Rate will be credited to your ILO Value as positive interest. If negative Index Return exceeds the Buffer Rate, then the Adjusted Index Return is equal to the negative Index Return in excess of the Buffer percentage.

Example: 10% Cap Rate & 10% Dual Direction Buffer

Index Return		Adjusted Index Return
8%	10% Cap Rate	8%
-5%	10% Dual Direction Buffer Rate	5%
15%	10% Cap Rate	10%
-15%	10% Dual Direction Buffer Rate	-5%

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Protection Levels. Each ILO also includes a Protection Level in the form of a Buffer or Floor, which may limit how much loss you will incur at the end of the Term when the Index Return is negative. The Protection Level does not apply when the Index Return is positive or equal to zero. On the Term End Date, the applicable Protection Level is applied to the negative Index Return to determine the Adjusted Index Return. The Protection Levels provide only limited protection against downside risk. You may lose money.

Buffer (not including the Dual Direction Buffer). The Buffer Rate is the maximum loss we will protect you from at the end of the Term for a Point to Point ILO. We protect your ILO Value from any loss up to and including the Buffer Rate. When the Index Return is negative, then the Adjusted Index Return is equal to the lesser of the negative Index Return plus the Buffer Rate, or zero. You will only incur a loss by the amount that the Index Return has declined in excess of the Buffer Rate. If the Index Return has declined less than or up to your Buffer Rate, your Adjusted Index Return will be zero. We currently offer Buffer Rates of 10%, 15%, and 20%, depending on which ILO(s) you choose.

Example: 15% Buffer Rate

Index Return	Adjusted Index Return
0%	0%
-5%	0%
-20%	-5%

Dual Direction Buffer. Under the Dual Direction Buffer, we protect your ILO Value from any loss up to and including the Buffer Rate. If the negative Index Return is less than zero and within or equal to the Buffer percentage, the Adjusted Index Return will be a positive rate of interest equal to the absolute value of the Index Return. The absolute value of a number is the value of that number without regard to it being positive or negative. For example, the absolute value of -10 is 10. If negative Index Return exceeds the Buffer Rate, then the Adjusted Index Return is equal to the negative Index Return in excess of the Buffer percentage. This means that the absolute value of any negative Adjusted Index Return up to and including the Buffer Rate will be credited to your ILO Value as positive interest. You will only incur a loss by the amount that the Index Return has declined in excess of the Buffer Rate.

Example: 10% Cap Rate & 10% Dual Direction Buffer

Index Return		Adjusted Index Return
-5%		5%
-10%	10% Dual Direction Buffer Rate	10%
-15%		-5%

Floor. The Floor is the maximum loss you can incur due to negative Index Return at the end of a Term. If the Index Return is negative on the Term End Date, then the Adjusted Index Return is equal to the greater of the Index Return or the Floor. This means that your ILO Value will incur negative interest up to the amount of the Floor, and you will not incur any additional loss if the Index Return has declined more than your Floor Rate. We currently offer a -10% Floor, depending on which ILO(s) you choose.

Example: -10% Floor Rate

Index Return	Adjusted Index Return
0%	0%
-5%	-5%
-10%	-10%
-15%	-10%

The Buffer Rate and Floor provide only limited protection against negative Index Return. When you invest Purchase Payments and/or Contract Value in an ILO, you bear the risk that negative Index performance may cause the Adjusted Index Return to be negative even after the application of the Buffer or Floor. This would result in a negative ILO Credit and reduce your ILO Value. Additionally, Buffer Rates and Floor Rates provide downside protection only on the ILO Term End Date, so your exposure to negative Index performance during a Term is greatest before the ILO Term End Date.

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PERFORMANCE LOCK

If you allocate Purchase Payments or Contract Value to any of the ILOs, you may request to exercise the Performance Lock feature at any time after the 60th calendar day from the Term Start Date until and including the Business Day before the Term End Date. If you choose to exercise the Performance Lock feature for an ILO during a Term, generally, your entire value in the ILO will be “locked-in” at the Interim Value calculated at the end of the Business Day that the Performance Lock is exercised. However, if you have made Subsequent Purchase Payments into the same ILO in the first Contract Year, each Purchase Payment will constitute a different “segment” in the initial ILO Term with its own Investment Base and Interim Value, and the investment performance of each segment will be tracked separately. If you have multiple segments in the same ILO in the initial Term due to multiple Purchase Payments in the first Contract Year, the value of each segment may be locked-in independently. You may exercise the Performance Lock feature once for each segment during the initial Term. When you exercise the Performance Lock feature, you must clearly indicate which segment(s) to lock-in.

The Performance Lock will be exercised on the Business Day that we receive your request In Proper Form. The entire Value in an ILO (or segment) will be locked-in. The locked-in value will remain in the ILO, but will be credited with a fixed rate of interest equal to the annualized ILO Budget rate until the next Contract Anniversary. The ILO Budget rate is an interest rate equivalent to the fair value of the hypothetical derivatives supporting the ILO on the Term Start Date. Your decision to exercise the Performance Lock will terminate your investment in the ILO and you will not receive an ILO Credit or the application of the Crediting Strategy or Protection Level to protect against any loss. Withdrawals (including applicable surrender charges and taxes) will reduce the locked-in value by the amount of the withdrawal. Withdrawals from the locked-in amount are not subject to any Interim Value adjustment and will not result in negative adjustments to the Investment Base, but are subject to applicable surrender charges, a market value adjustment, taxes, and a 10% federal penalty tax if made before age 59½.

The locked-in value may not be reallocated until the next Contract Anniversary. Because the ILO Protection Level only applies at the end of the ILO Term, the locked-in value will not be protected from any negative Index performance. On the next Contract Anniversary, the locked-in value will begin a new Term in the same 1-year ILO that was previously locked-in, unless you provide us with transfer instructions. If the Performance Lock is exercised on a 6-year ILO, then on the next Contract Anniversary, the locked-in value will automatically begin a new Term in the corresponding 1-year ILO (i.e., a 1-year ILO with the same reference Index, type of Crediting Strategy and Protection Level, and Protection Level rate) unless you provide us with transfer instructions. If a 1-year ILO is not available for a new Term, your previously-locked-in value will be transferred to the Fixed Account Option unless you provide us with transfer instructions. If you exercise the Performance Lock on a 6-year ILO, you will be unable to transfer or reallocate your Contract Value to another 6-year ILO until the end of the current MVA Term, and only if you elect to renew the 6-year MVA Term at the expiration of the current MVA Term. See TRANSFERS AND REALLOCATIONS for more information.

You may exercise the Performance Lock feature only once during a Term for each ILO (or once for each segment during any initial ILO Term due to Subsequent Purchase Payments in the first Contract Year). This is because the entire value in an ILO (or segment) is locked-in, and your investment in the ILO terminates. You may request to exercise the Performance Lock feature by notifying us before close of Business on any Business Day prior to the Term End Date. See ADDITIONAL INFORMATION – INQUIRIES AND SUBMITTING FORMS AND REQUESTS for instructions on how to contact us. The request to exercise the Performance Lock feature must be received by us before close of Business in order to lock-in that day’s ending Interim Value. Requests received after close of Business are considered received on the following Business Day, and will lock-in that Business Day’s Interim Value.

The exercise of the Performance Lock feature is irrevocable and may only be cancelled if we receive the request to cancel before close of Business on the same Business Day that the request to exercise the feature is received.

See APPENDIX B for a description of how Interim Values are calculated. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested and the current annualized ILO Budget rate.

Because we determine the Interim Value at the end of the Business Day that the Performance Lock request is received, you will not be able to determine the Interim Value that will be locked-in prior to the Performance Lock request. Even if the Index’s performance has been positive, it is possible that your Interim Value may have decreased at the time we lock-in the ILO Value. Also, if the Index’s performance has been negative, it is possible that your Interim Value may have decreased further at the time you exercise the Performance Lock. You bear the risk that the Interim Value you lock-in will be lower than the Interim Value you last obtained, and lower than the potential ILO Value you would receive at the end of the Term. If you exercise the Performance Lock feature when the Interim Value is higher than your Investment Base at the beginning of the Term, you will lock-in any positive gain with respect to that ILO for that Term (excluding the impact of any withdrawals taken during the Term, including applicable surrender charges and taxes). If you exercise the Performance Lock feature when the Interim Value is lower than your Investment Base at the beginning of the Term, you will lock-in any loss. If you have multiple segments in the same ILO for the initial Term and you exercise the Performance Lock feature on a segment during the initial Term, you will lock-in the Interim Value for that segment. It is possible that one segment’s Interim Value may have increased, while other segment’s Interim Values may have decreased at the time the Performance Lock is exercised.

Please keep in mind that the ILO Protection Level only applies to protect you from limited negative Index performance at the end of the ILO Term. If you exercise the Performance Lock, you bear the risk that the Interim Value that you lock-in will be lower than the potential ILO Value you would have received at the end of the Term if the Protection Level were applied. You also bear the risk that any gain you may lock-in will be lower than the credit you would have received at the end of the Term o after the application of the Crediting Strategy. If you exercise the Performance Lock feature at a time when your Interim Value has declined, you will lock-in any loss. There may not be an optimal time to exercise the Performance Lock feature. It may be better for you if you do not exercise the Performance Lock feature during a Term. We will not advise you as to whether or when you should or should not exercise the Performance Lock, and we are not responsible for any losses that may occur due to your decision to exercise this feature. See PERFORMANCE LOCK RISK.

ORDER OF OPERATIONS FOR CONTRACT ANNIVERSARY PROCESSING

The following is the order in which transactions and other requests will be carried out on each Contract Anniversary, regardless of whether or not the Contract Anniversary falls on a Business Day.

Step 1:     The ILO Credit is calculated and applied to the Investment Base to determine the Term ending value.

Step 2:     Transactions effective on the Contract Anniversary are processed in the following order, from first to last:

●	Death benefit, then
●	Rider charge (if applicable), then
●	Withdrawals, then
●	Surrender, then
●	Annuitization, then
●	Transfers

Step 3:     The Investment Base for the next Term beginning on the Contract Anniversary is determined

Step 4:     Rider resets (if applicable)

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CONTRACT VALUE

On the Contract Issue Date, your Contract Value is your initial Purchase Payment. After the Contract Issue Date, your Contract Value is the sum of your investments in the ILOs (“ILO Value”) and the Fixed Account Option (“Fixed Account Option Value”).

FIXED ACCOUNT OPTION VALUE

The Fixed Account Option value is the amount allocated to the Fixed Account Option, plus the daily interest credited, less any withdrawals (including applicable surrender charges and taxes).

INDEX-LINKED OPTION VALUE

Investment Base

On the Term Start Date (or your Contract Issue Date), your ILO Value for a specific ILO is equal to your Investment Base. The Investment Base is your initial investment into a Term. Each ILO you invest in will have a separate Investment Base. The Investment Base for the initial Term is the amount of your Purchase Payments allocated to the ILO. In the initial Term, Subsequent Purchase Payments allocated to the same ILO will each constitute a separate segment in the ILO. Each segment will have a separate Investment Base. You may have more than one Investment Base in the same ILO Term. On Subsequent Term Start Dates, the Investment Base is the total amount allocated to the ILO on the Contract Anniversary after any applicable withdrawals (including applicable surrender charges and taxes) and transfers. The Investment Base will remain the same during the Term unless a withdrawal is taken from the ILO. Withdrawals (including applicable surrender charges and taxes) taken from the ILOs on any day other than the Term Start Date and the Term End Date will reduce the Investment Base in the same proportion that the Interim Value (excluding any locked-in value under the Performance Lock feature) is reduced. This reduction percentage will be determined by dividing the amount of the withdrawal removed from the ILO (including applicable surrender charges and taxes) by the Interim Value of the ILO immediately prior to the withdrawal. The percentage is then multiplied by the Investment Base prior to the withdrawal in order to determine the dollar value of the reduction to the Investment Base. Withdrawals may reduce your Investment Base by an amount greater than the dollar value of the withdrawal.

Example 1 – ILO Interim Value less than the ILO Investment Base at time of the Withdrawal

Investment Base (Prior to Withdrawal) = $100,000

Interim Value Immediately prior to Withdrawal = $85,000

Withdrawal Amount from ILO = $20,000

Investment Base Reduction = ($20,000 / $85,000) x $100,000 = $23,529.41

Investment Base (After Withdrawal) = $100,000 – $23,529.41 = $76,470.59

Example 2 – ILO Interim Value greater than the ILO Investment Base at the time of the Withdrawal

Investment Base (Prior to Withdrawal) = $100,000

Interim Value Immediately prior to Withdrawal = $115,000

Withdrawal Amount from ILO = $20,000

Investment Base Reduction = ($20,000 / $115,000) x $100,000 = $17,391.30

Investment Base (After Withdrawal) = $100,000 – $17,391.30 = $82,608.70

At the end of the Term, assuming you do not exercise the Performance Lock feature, the Investment Base is used to determine the ILO

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Credit, which may be positive, negative, or equal to zero, and the ILO Credit is applied to your Investment Base to determine your ending ILO Value. In the initial Term, each segment in an ILOs (due to Subsequent Purchase Payments) will each receive a separate ILO Credit, which will be added to the respective Investment Base. Your ending ILO Value may be reallocated into a new Term in the same ILO, if available, or transferred into a new Interest Crediting Option on the Contract Anniversary coinciding with the Term End Date and the Subsequent Term Start Date.

Adjusted Index Return

The ILO Adjusted Index Return is a percentage used to determine the ILO Credit at the end of the Term. The Adjusted Index Return is determined by adjusting the Index Return by the applicable Protection Level or Crediting Strategy. Once the Adjusted Index Return is calculated, it is multiplied by the Investment Base in that ILO to determine the dollar value of the ILO Credit. See INVESTING IN YOUR CONRACT – INDEX-LINKED OPTION CREDIT for more information on how we determine the Adjusted Index Return.

INTERIM VALUE

On any day during the Term except for the Term Start Date and the Term End Date, your ILO Value is equal to the Interim Value. In the initial Term, Subsequent Purchase Payments invested in the same ILO will each constitute a different segment in the initial ILO Term, and each ILO segment will have its own associated Interim Value and Investment Base during the initial Term. Changes to your Interim Value are not directly tied to the performance of the relevant Index (although Index performance impacts your Interim Value). Rather, we calculate the Interim Value each Business Day between the Term Start Date and the Term End Date based on the value of a hypothetical portfolio of derivative financial instruments designed to replicate the ILO Value if it were held until the end of the Term. We calculate the Interim Value of your investment in an ILO at the end of each Business Day between the Term Start Date and the Term End Date. The Interim Value fluctuates each Business Day. The Interim Value on a given Business Day determines the amount available from that ILO for withdrawals, surrenders, and the other transactions listed below that may occur on that date.

The Interim Value for an ILO will generally change each Business Day, and the change may be positive or negative compared to the last Business Day, even if the Index has increased in value. You should understand that the Interim Value for an ILO on a Business Day will not impact your initial investment (your Investment Base) in that ILO unless one of the following transactions occurs on that Business Day:

●	A Rider charge is deducted from the ILO
●	An amount is deducted from the ILO as a result of a full surrender (including Free Look withdrawals) or withdrawal (including pre-authorized withdrawals, required minimum distributions (“RMDs”), free withdrawal amounts, guaranteed withdrawal amounts under the GLWB Rider, or any other withdrawal)
●	The Contract is annuitized;
●	The death benefit is paid; or
●	You exercise the Performance Lock feature.

In any of the above circumstances, the transaction will be processed based on the Interim Value for that ILO calculated on that Business Day. If you have multiple ongoing ILOs, the transactions listed above will be based on an Interim Value for some or all of your ILOs. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested.

The Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Term. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Term. This means that there could be significantly less money available under your Contract for withdrawals, annuitization, and the death benefit. The application of an Interim Value may result in a loss even if the Index performance at the time of withdrawal or other transaction listed above is higher than at the beginning of the Term. Please see ACCESS TO YOUR MONEY – Effect of Withdrawals from the ILOs for more information on the impact of withdrawals. If you use the Performance Lock feature to lock-in an Interim Value that is lower than your Investment Base on the Term Start Date, you may lock-in a loss. See PERFORMANCE LOCK for more information.

The Interim Value for an ILO is calculated using the following formula:

A x (1 + B – ( C x D )), where:

A =	Investment Base

B =	Market Value of Derivatives supporting the ILO

C =	ILO Budget rate

D =	Percentage of ILO Term time remaining.

●	Investment Base. Similar to the end of a Term, we calculate the Interim Value of an ILO by applying a percentage gain or loss to your Investment Base.

●	Market Value of Derivatives supporting the ILO. Gains and losses for Interim Values are not directly tied to the

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performance of the Index for the ILO. We calculate the Interim Value by using a formula that looks to changes in the values of hypothetical derivative financial instruments, less the prorated fair value of the hypothetical derivatives supporting the ILO if it were held until the end of the Term. The hypothetical derivatives used are designed to approximate the market value of the Index. The values of these instruments can be affected by factors such as Index performance since the Term Start Date, implied volatility, dividend rates, interest rates, and the time remaining in the ILO Term. This formula is intended to produce an estimated fair value for your investment in the ILO on that Business Day. The estimated fair value is intended to reflect factors such as the likelihood, and magnitude of, a positive or negative Index Return at the end of the Term, and the risk of loss and the possibility of gain at the end of the Term.

●	ILO Budget Rate. The ILO Budget rate is an interest rate equivalent to the fair value of the hypothetical derivatives supporting the ILO on the Term Start Date. Pacific Life supports the index-linked options available under this Contract through the purchase or sale of derivative instruments. Derivatives are purchased on each ILO Term Start Date to align with the ILO Crediting Strategies. For withdrawals taken during the ILO Term, the ILO Interim Value calculation approximates the fair value change in the portion of hypothetical derivative instruments that must be sold to fund the withdrawal, including the recapture of the unvested portion of the ILO Budget used to purchase the derivatives calculated on the ILO Term Start Date. The recapture of the unvested portion of the ILO Budget Rate represents lost fixed income investment income to the company that would have been realized if the withdrawal had instead remained invested until the ILO Term End Date. The vesting period is equal to the length of the ILO Term. The ILO Budget rate (as calculated on the ILO Start Date) that remains unvested is equal to the number of days remaining in the ILO Term, as of the date the ILO Interim Value is calculated due to the withdrawal, divided by the length (in days) of the ILO Term.

●	Percentage of ILO Term Time Remaining. This percentage is calculated by dividing the total number of days remaining in the Term by the total number of days in the Term (including leap days when applicable).

Please see APPENDIX A and APPENDIX B for more details and examples of our process for calculating Interim Values, including the formula we use to measure the changes in the values of the underlying financial instruments.

Interim Value Maximum Potential Loss. Certain transactions, such as (i) taking a withdrawal or surrendering your Contract, (ii) exercising the Performance Lock feature, (iii) annuitization, or (iv) the payment of a death benefit to your Beneficiaries, are based on the Interim Values when they occur before the Term End Date. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal and previously-credited earnings in the Contract, and such losses could be as high as 100%. The maximum loss would occur if there is a total distribution from an ILO during the Term at a time when the Index Price has declined to zero.

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ACCESS TO YOUR MONEY

WITHDRAWALS

Optional Withdrawals

You may, on or prior to your Annuity Date, withdraw all or a portion of the amount available under your Contract while the Owner (or Annuitant in the case of a Non-Natural Owner) is living and your Contract is in force. Withdrawals are not permitted after the Annuity Date. Partial withdrawals are generally not permitted until 30 calendar days after your Contract Issue Date; however, we are currently not enforcing this limitation. You may also make a full withdrawal of your Contract Value at any time, which is referred to as a surrender. Withdrawals will be effective as of the end of the Business Day on which we receive the request In Proper Form. If you surrender your Contract, it will be terminated as of the effective date of the withdrawal.

You may request to withdraw a specific dollar amount or a specific percentage of your Contract Value. You may choose to make your partial withdrawal from specified Interest-Crediting Options, or your entire Contract Value. If you do not specify the Interest Crediting Options, your withdrawal will typically be taken from all of your Interest Crediting Options proportionately on the date of the withdrawal. If Subsequent Purchase Payments are allocated to the ILOs in the first Contract Year, partial withdrawals will be taken on a First-In, First-Out (“FIFO”) basis during the initial ILO Term for purposes of interest calculations. Partial withdrawals will be taken from all of the Interest Crediting Options proportionately for all Subsequent Terms.

Each withdrawal must be for $500 or more. Pre-authorized partial withdrawals must be at least $250, except for pre-authorized withdrawals distributed by Electronic Funds Transfer (EFT), which must be at least $100. Upon taking a withdrawal, we will send you the amount of the Net Partial Withdrawal, which is equal to the amount of the gross withdrawal requested, adjusted for any applicable surrender charge, market value adjustment, and premium taxes and/or other taxes.

Amounts transferred or withdrawn from the Fixed Account Option may be delayed under extraordinary circumstances. See ADDITIONAL INFORMATION – TIMING OF PAYMENTS AND TRANSACTIONS.

Distributions made due to divorce instructions or under Code Section 72(t)/72(q) (substantially equal periodic payments) are treated as withdrawals for Contract purposes and may result in a surrender charge assessment.

Amount Available for Withdrawal

The amount available for withdrawal is your Cash Surrender Value, which is your Contract Value at the end of the Business Day on which your withdrawal request is effective, adjusted for any applicable rider charges, surrender charges, market value adjustment, and charge for premium taxes and/or other taxes. Any amounts withdrawn (including withdrawals free of a surrender charge and pre-authorized withdrawals) from an ILO during a Term will subject to an Interim Value calculation. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested. The amount we send to you will also be adjusted for any required or requested federal and state income tax withholding. If you elected the GLWB Rider, taking a withdrawal before the age of 59½ may result in adverse tax consequences such as a 10% tax penalty, and taking a withdrawal that is greater than the allowed annual withdrawal amount under the Rider may result in adverse consequences such as a reduction in Rider benefits, failure to receive lifetime withdrawals under the Rider, or termination of the Rider.

You assume investment risk on Purchase Payments in the ILOs. As a result, the amount available to you for withdrawal from any ILO may be more or less than the total Purchase Payments you have allocated to that ILO, or your Investment Base in the ILO. See RISK FACTORS.

Withdrawals Free of a Surrender Charge

Subject to the provisions described above, each Contract Year during the surrender charge period you may withdraw a portion of your Purchase Payments and Contract Value without incurring a surrender charge or market value adjustment. This amount is referred to as the “free withdrawal amount.” While the Contract is in the surrender charge period, the free withdrawal amount in each Contract Year is equal to 10% of the aggregate Purchase Payments. For subsequent MVA Terms, the free withdrawal amount in each Contract Year is equal to 10% of the Contract Value on the Contact Anniversary corresponding to the start of the MVA Term. Withdrawals of mandatory required minimums (“RMDs”) from certain Qualified Plans and the maximum annual withdrawal amount allowed under the GLWB Rider count towards the calculation of the free withdrawal amount for a Contract Year. Any eligible portion of your Purchase Payments or Contract Value not withdrawn during a Contract Year may not be carried over to the next Contract Year. The annual free withdrawal amount may be subject to an Interim Value adjustment, premium taxes and/or other taxes, federal income tax on its taxable portion, and may be subject to a tax penalty of 10% if the investor has not reached age 59½.

Pre-Authorized Withdrawals

If your Contract Value is at least $5,000, you may select the pre-authorized withdrawal option any time before your Annuity Date. You may choose monthly, quarterly, semi-annual or annual withdrawals. Each withdrawal must be for at least $500, except for withdrawals distributed by Electronic Funds Transfer (EFT), which must be at least $100. Each pre-authorized withdrawal may also be subject to surrender charges, a market value adjustment, premium taxes and/or other taxes, federal income tax on its taxable portion, and may be subject to a tax penalty of 10% if you have not reached age 59½. Pre-authorized withdrawals cannot be used to continue the Contract beyond the Annuity Date. See FEDERAL TAX ISSUES and THE GENERAL ACCOUNT.

Special Requirements for Withdrawals and Payments to Third Party Payees

Withdrawals may not be directed to individual third-party payees. If you wish to have a full or partial withdrawal check made payable to a third-party payee that is a financial institution, trust, or charity, you must provide complete instructions and the request may require an original signature and/or signature guarantee.

Special Restrictions Under Qualified Plans

Qualified Plans may have additional rules regarding withdrawals from a Contract purchased under such a Plan. In general, if your Contract was issued under certain Qualified Plans, you may not withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Code Section 402(g)(3)(A)) or to transfers from a custodial account (as defined in Code Section 403(b)(7)) except in cases of your:

●	severance from employment,
●	death,
●	disability as defined in Code Section 72(m)(7),
●	distributions upon termination of a Qualified Plan,
●	reaching age 59½, or
●	hardship as defined for purposes of Code Section 401.

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These limitations do not affect certain rollovers or exchanges between Qualified Plans, and do not apply to rollovers from these Qualified Plans to an individual retirement account or individual retirement annuity. In the case of a 403(b) plan, these limitations do not apply to certain salary reduction contributions made, and investment results earned, prior to dates specified in the Code. Hardship withdrawals under the exception provided above are restricted to amounts attributable to salary reduction contributions, and do not include investment results. This additional restriction does not apply to salary reduction contributions made, or investment results earned, prior to dates specified in the Code.

Certain distributions, including rollovers, may be subject to mandatory withholding of 20% for federal income tax and to an additional tax of 10% if the distribution is not transferred directly to the trustee of another Qualified Plan, or to the custodian of an individual retirement account or issuer of an individual retirement annuity. See FEDERAL TAX ISSUES - Tax Withholding for Qualified Contracts. Distributions may also trigger withholding for state income taxes. The tax and ERISA rules relating to withdrawals from Contracts issued to Qualified Plans are complex. We are not the administrator of any Qualified Plan. You should consult your qualified tax advisor and/or your Plan Administrator before you withdraw any portion of your Contract Value.

Effective Date of Withdrawal Requests

Withdrawal requests we receive before the close of the New York Stock Exchange, which usually closes at 4:00 p.m. Eastern time, will be effective at the end of the same Business Day that we receive them In Proper Form unless the transaction or event is scheduled to occur on another Business Day. Withdrawal requests received after the close of the New York Stock Exchange will be effective on the following Business Day. We will normally send the proceeds within 7 calendar days after your request is effective. See ADDITIONAL INFORMATION – TIMING OF PAYMENTS AND TRANSACTIONS. If a Purchase Payment is made by check and you submit a withdrawal request immediately afterwards, we may hold the check and the payment of any withdrawal proceeds may be delayed until we receive confirmation in our Service Center that your check has cleared. In general, a delay of the payment of withdrawal proceeds during the check hold period will not exceed ten Business Days after we receive your withdrawal request In Proper Form. If we delay the payment of withdrawal proceeds during the check hold period, we will calculate the value of your withdrawal proceeds as of the end of the Business Day we received your withdrawal request In Proper Form.

Tax Consequences of Withdrawals

All withdrawals, including pre-authorized withdrawals, will generally have federal income tax consequences, which could include tax penalties. You should consult with a qualified tax advisor before making any withdrawal or selecting the pre-authorized withdrawal option. See FEDERAL TAX ISSUES - 10% Tax Penalty Applicable to Certain Withdrawals and Annuity Payments.

Effect of Withdrawals from the ILOs

If you take a partial withdrawal (including required minimum distributions (“RMDs”), free withdrawal amounts, pre-authorized withdrawals, rider charges, and any guaranteed withdrawal amounts under the GLWB Rider), from an ILO on the Contract Anniversary corresponding with the Term End Date, the withdrawal will reduce the Investment Base by the dollar amount of the withdrawal (plus applicable surrender charges and taxes) after the ILO Credit is applied.

If you take a partial withdrawal (including required minimum distributions (“RMDs”), free withdrawal amounts, pre-authorized withdrawals, rider charges, and guaranteed withdrawal amounts under the GLWB Rider) from an ILO during a Term, the withdrawal will trigger an Interim Value calculation. The Interim Value calculated could be less than your investment in the ILO even if the Index is performing positively. Withdrawals or surrenders that cause the ILO Interim Value to be recalculated could result in the loss of principal investment and previously credited Contract earnings, and such losses could be as high as 100%. The withdrawal will reduce your Interim Value by the amount of the withdrawal (including applicable surrender charges and taxes) and reduce your Investment Base in the ILO and the death benefit by the same proportion that the Interim Value is reduced by the withdrawal. If applicable, the MVA will subsequently be applied to increase or decrease the amount paid to you from the withdrawal or surrender. The resulting reduction in your Investment Base may be more than the amount of the withdrawal and may be significant, and will reduce your Investment Base for the remainder of the Term. Reductions to your Investment Base will result in potentially significant reductions to your ILO Value for the remainder of the Term, and will result in a lower positive ILO Credit, if any, at the end of the Term because the amount of the ILO Credit is calculated based on the Investment Base, which will be reduced proportionately by the withdrawal. Any withdrawal or surrender taken before the end of the Term could also result in a greater loss or lower gain than the ILO would provide at the end of the Term, and the Crediting Strategy or Protection Level will not be applied.

A reduction in your Interim Value may cause your ILO Value for the remainder of the Term to be lower than if you did not take the withdrawal. The Interim Value for that ILO is reduced by the amount of the withdrawal. Because your Value in the ILO is equal to your Interim Value on any given Business Day during a Term between the Term Start Date and the Term End Date, lower Interim Values will result in lower ILO Value. Additionally, at the end of a Term, assuming that you do not exercise the Performance Lock feature, any positive gain credited to you will be lower than if you did not take the withdrawal. This is because the Adjusted Index Return is multiplied by your Investment Base in order to calculate your ILO Credit, and a withdrawal reduces your Investment Base by the same proportion as the Interim Value.

While you may still exercise the Performance Lock feature after taking a withdrawal, because your Interim Value for the remainder of the Term will likely be lower than if you did not take the withdrawal as explained above, the Interim Value that you are able to lock-in with the Performance Lock feature will likely be lower than the Interim Value that would have been possible had you not taken the withdrawal. See PERFORMANCE LOCK for more information.

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TRANSFERS AND REALLOCATIONS

You may transfer Contract Value among the available Interest Crediting Options, free of charge, or reallocate your ILO Value into the same ILO for a new Term, on the Contract Anniversary coinciding with the Term End Date. Transfers and reallocations are not permitted during a Term (except transfers permitted on the next Contract Anniversary after the exercise of the Performance Lock on a 6-year ILO). You may transfer or reallocate Contract Value into one or more of the available ILOs and the Fixed Account Option. At the end of a 6-year Term, you will be unable to transfer or reallocate your Contract Value into another 6-year Term unless you elect to renew the MVA Term at the expiration of the current MVA Term, and allocate your Contract Value into the 6-year ILO at the start of the new MVA Term. Transfers and reallocations may only be made into a 6-year ILO Term at the beginning of an MVA Term. See MARKET VALUE ADJUSTMENT below for more information. If you elect the GLWB Rider, you must transfer and reallocate your Contract Value in accordance with the investment allocation restrictions. You will be unable to allocation Contract Value into ineligible Interest Crediting Options. See INCOME GUARD BENEFIT for more information.

Transfer requests may only be submitted to us within 30 days prior to the close of the Business Day on the upcoming Contract Anniversary date, and must be provided at least prior to the close of Business on the Contract Anniversary date coinciding with the Term End Date. If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. Transfer instructions can be requested, changed or cancelled any time prior to close of Business on the Contract Anniversary coinciding with the Term End Date.

If we do not receive transfer instructions from you within the appropriate time frame, we will automatically reallocate or transfer your ILO Value. Your Contract Value in any expiring 1-year Term will remain in its current allocations for the next Term, subject to the renewal Crediting Strategy Rates declared for that Term, unless other instructions are provided. The Protection Levels (Buffer and Floor Rates) for the ILOs are guaranteed not to change for as long as we offer those ILOs. Any Contract Value in an expiring 6-year Term will also remain in its current allocation for the next 6-year Term, subject to the renewal Crediting Strategy Rates, as long as the ILO remains available and the MVA Term is renewed. The Protection Level will not change. Amounts that are automatically reallocated or transferred in the absence of transfer instructions cannot be reallocated until the next Contract Anniversary. If no transfer instructions are received and your Contract Value is invested in a 1-year ILO that is not available for reallocation for a Subsequent Term, the Contract Value in the expiring ILO will automatically be transferred to the Fixed Account Option, subject to the renewal Guaranteed Rate, until the next Contract Anniversary. If your Contract Value is invested in a 6-year ILO that is not available for reallocation for a Subsequent Term, or if you do not renew the MVA Term, in the absence of transfer instructions, the Contract Value in the expiring ILO will automatically be transferred to the corresponding 1-year ILO (i.e., a 1-year ILO with the same reference Index, type of Crediting Strategy and Protection Level, and Protection Level rate), subject to the renewal Crediting Strategy Rates, until the next Contract Anniversary. If the corresponding 1-year ILO is not available for investment, the Contract Value in the expiring ILO will automatically be transferred to the Fixed Account Option, subject to the renewal Guaranteed Rate, until the next Contract Anniversary.

We will send you a notice 30 days prior to the Term End Date explaining the ILOs available to you for transfer or reallocation on the next Contract Anniversary, and directing you to our website where you can view the renewal interest rates and ILO crediting rates declared for the next Term.

We have the right, at our discretion (unless otherwise required by law), to require certain minimums in the future in connection with transfers. These may include a minimum transfer amount and a minimum Contract Value, if any, in the Interest-Crediting Option from which the transfer is made or to which the transfer is made. If your transfer request results in your having a remaining Contract Value in an Interest-Crediting Option that is less than $500 immediately after such transfer, we may (with prior written notice) transfer that Contract Value to the other Interest-Crediting Options you are invested in on a pro rata basis, relative to your most recent allocation instructions.

Any policy we may establish with regard to the exercise of any of these rights will be applied uniformly to all Contract Owners.

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INCOME GUARD BENEFIT

GENERAL INFORMATION

The Income Guard benefit (the “GLWB Rider” or the “Rider”) is subject to availability (including state availability) and may be discontinued for purchase at any time. If we decide to discontinue offering the optional Rider, we will amend this Prospectus. The Rider may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional. Withdrawals taken under the GLWB Rider from the ILOs may trigger the use of Interim Value for withdrawals. You may contact us at our Service Center to obtain your Interim Value(s) for any ILO in which you are invested. Before purchasing the optional Rider, make sure you understand the terms and conditions and the risk of potentially negative adjustments. Consult with your financial professional for advice on whether the optional Rider is appropriate for you. Your election to purchase the optional Rider must be received In Proper Form. Investors should not purchase the GLWB Rider if they intend to take regular withdrawals in excess of the Rider Annual Withdrawal Amount or do not intend to take any regular withdrawals. Withdrawals in excess of the GLWB Rider Annual Withdrawal Amount or taking a withdrawal before the age of 59½, may result in adverse consequences such as a 10% tax penalty, a permanent reduction in Rider benefits, the failure to receive lifetime withdrawals under the Rider, or termination of the Rider.

The Income Guard benefit rider available through this Contract for an additional cost, is categorized as a guaranteed lifetime withdrawal benefit rider.

The GLWB Rider focuses on providing an income stream for life through withdrawals during the accumulation phase, if certain conditions are met. The Rider may vary in the percentage that may be withdrawn each year, and how long the withdrawals may last (for example, for a Single Life or for Joint Lives). The Rider also offers the potential to lock in-gains on each Contract Anniversary, which may increase the annual amount you may withdraw each year under the Rider. Such locked-in gains are only used to calculate annual Rider withdrawal limits and are not added to the Contract Value, used to calculate interest on amounts allocated to the Fixed Account Option or determine any ILO Credit, withdrawable as a lump sum, payable as a death benefit, or used in calculating any annuity option under the Contract.

When certain conditions are met, the GLWB (Single or Joint) Rider provides an income stream regardless of market performance, even if your Contract Value is reduced to zero (due to Compliant Withdrawals, fees, market performance, or otherwise). Withdrawals made under the Rider are from the Owner’s Contract Value until the Contract Value goes to zero. The Company is only required to make lifetime income payments to the Owner from its own assets once the Contract Value is reduced to zero (unless due to Excess Withdrawals or Early Withdrawals), which may never occur.

For purposes of this Rider, the term “withdrawal” includes any applicable surrender charges, MVA, and taxes. Compliant Withdrawals under the Rider are not subject to surrender charges or the MVA. However, Excess Withdrawals and Early Withdrawals will be subject to applicable surrender charges and the MVA. Amounts withdrawn under this Rider will be subject to the same conditions, limitations, restrictions and deductions, if applicable, as withdrawals otherwise made under the provisions of the Contract. Withdrawals taken under the GLWB Rider from the ILOs may trigger the use of Interim Value for withdrawals. Withdrawals under this Rider are not annuity payouts. Annuity payouts generally receive a more favorable tax treatment than other withdrawals.

If your Contract is a Qualified Contract, including a TSA/403(b) Contract, you are subject to restrictions on withdrawals you may take prior to a triggering event (e.g. reaching age 59½, separation from service, disability) and you should consult your tax or legal advisor prior to purchasing this optional Rider, the primary benefit of which is guaranteeing withdrawals. If the Contract is a Qualified Contract, taking withdrawals before age 59½ may subject the investor to a 10% penalty tax for early withdrawal. For additional information regarding withdrawals and triggering events, see FEDERAL TAX ISSUES – IRAs and Qualified Plans.

Overview of the Rider

If you choose to purchase the Rider, beginning at age 59½, or three years from the Rider Effective Date, whichever is later, you will have the option to withdraw up to a maximum amount (the Protected Payment Amount, plus any Income Rollover Amount) each year until the Rider terminates. On the Rider Effective Date, you will elect either a single or joint life benefit. You will have the opportunity to change this election, and/or the Designated Lives under the Rider, prior to the Income Commencement Date.

The Rider provides a Protected Payment Amount that you can withdraw each Contract Year after the Income Commencement Date. The Protected Payment Amount is first determined on the Income Commencement Date, and re-determined for each year thereafter on the next Contract Anniversary. The Protected Payment Amount is equal to your Protected Payment Base, multiplied by the applicable Withdrawal Percentage. If the Rider is purchased on, or within 60 days after, the Contract Issue Date, your Protected Payment Base is initially equal to your initial Purchase Payment. If the Rider is elected on, or within 60 days after, a Contract Anniversary, the Protected Payment Base is initially equal to your Contract Value as of the Contract Anniversary Date. The Withdrawal Percentage is initially determined based on your age (or the age of the youngest Designated Life for Joint Life) on the Rider Effective Date, and will be increased by Deferral Credits each Contract Anniversary for 10 Contract Years or until you choose to begin receiving Lifetime Withdrawals under the Rider, whichever occurs first. The Rider also provides for automatic increases (“Resets”) to the Protected Payment Base each Contract Anniversary after the Rider Effective Date if the Contract Value is at least $1.00 greater than the current Protected Payment Base on the Contract Anniversary.

The GLWB Rider may be purchased with or without the Return of Purchase Payment Death Benefit Rider. Once the Rider is purchased, you cannot voluntarily terminate the Rider. See TERMINATION for more information. The GLWB Rider is subject to investment restrictions. Please see the detailed Rider description below for complete information about the optional GLWB Rider and its features and benefits. Work with your financial professional to understand all of the terms and conditions of the GLWB Rider prior to purchase. Together, you can decide whether the optional living benefit Rider is appropriate for you.

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PURCHASING THE RIDER

Prior to purchase, you must obtain our approval if your total Purchase Payments total $1,000,000 or greater.

Subject to availability and certain conditions, you may purchase the Rider on, or within 60 days after, the Contract Issue Date or a subsequent Contract Anniversary. To purchase the Rider on, or within 60 days after, the Contract Issue Date, you must elect the Rider on the Contract application. To purchase the Rider on, or within 60 days after, a Contract Anniversary, you may request to receive the applicable form by contacting our Service Center and submitting the completed form to us In Proper Form. The rider request form must be submitted to us In Proper Form within 60 days after the Contract Issue Date or Contract Anniversary date, and will be effective on the Contract Issue Date or corresponding Contract Anniversary date. In order for the request to add the Rider to be In Proper Form, your Contract Value must only be allocated to eligible Interest Crediting Options under the Rider as of the Rider Effective Date, which will be the Contract Issue Date or Contract Anniversary date. Pacific Life reserves the right to restrict purchase of the Rider to the Contract Issue Date and/or cease offering the Rider to new purchasers. For Contract Owners, this means if you do not elect the Rider on the Contract Issue Date, the Rider may not be available at a later date.

To purchase the Rider, the following conditions must be met:

●	Age requirement. The Designated Life/lives must be between the ages of 45 and 85 years old at the time of Rider purchase. Any Joint, or Contingent Annuitant must also be between the ages of 45 and 85 years old at the time of Rider purchase.

●	Investment requirements. You must allocate your entire Contract Value in accordance with the investment allocation restrictions listed under INVESTMENT ALLOCATION REQUIREMENTS.

●	Single or Joint Life must be elected on the Rider Effective Date and the registration requirements below will apply based on the election. You may change this election and/or Designated Lives prior to the Income Commencement Date. Please see ELIGIBILITY OF LIFETIME BENEFITS & CHANGE OF SINGLE/JOINT LIFE OPTION for restrictions and further details.

Single Life Rider ownership requirements.

o	The Designated Life must be an Owner and must also be an Annuitant.
o	The Designated Life is the youngest Annuitant for a non-natural ownership.
o	Single Life Rider is permitted with Joint Ownership, as long as the Designated Life is identified on the Rider Effective Date. Either Owner may be chosen as the Designated Life.

Joint Life Rider ownership requirements.

o	Both Designated Lives must be natural persons who are each other’s spouses on the Rider Effective Date.
o	The Contract must be structured such that upon death of one Designated Life, the surviving Designated Life may retain or assume ownership of the Contract.
o	Any Owner/Annuitant must be a Designated Life (except for custodial-owned IRA or TSA).
o	For purposes of meeting these eligibility requirements, both Designated Lives must be any one of the following:

●	Joint Owners, where the Owners are each other’s spouses; or
●	A sole Owner with the Owner’s spouse designated as the sole primary beneficiary; or
●	If the Contract is registered as a custodial IRA or TSA, the beneficial Owner must be the Annuitant and the Annuitant’s spouse must be designated as the sole primary beneficiary under the Contract. The custodian, under a custodial owned IRA or TSA, for the benefit of the beneficial Owner, may be designated as the sole primary beneficiary, provided that the spouse of the beneficial Owner is the sole primary beneficiary of the custodial account.

o	Joint Life Rider is not permitted with non-natural Ownership or qualified plans.

●	Unpermitted Plan Types. The Rider is not allowed on any of the following plan types:

o	Post-death Non-qualified, Inherited IRAs, Inherited Roth IRAs and Inherited TSAs

INVESTMENT ALLOCATION REQUIREMENTS

If you elect the Rider, your Contract Value may only be allocated to the eligible Interest Crediting Options under the Rider as of the Rider Effective Date, which will be the Contract Issue Date or applicable Contract Anniversary date, depending on when you request the Rider. The eligible Interest Crediting Options under the Rider are the Fixed Account Option, any of the available ILOs with a 1-year Term, or the 6-year ILO with Cap and Buffer. If the Rider is elected, you will be unable to allocate Contract Value to any ineligible ILO.

Requests to transfer your Contract Value into eligible Interest Crediting Options may only be submitted to us within 30 days prior to the close of the Business Day on the upcoming Contract Anniversary date, and must be provided at least prior to the close of Business on the Contract Anniversary date coinciding with the Rider Effective Date. If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. Transfer instructions can be requested, changed or cancelled any time prior to close of Business on the Contract Anniversary date coinciding with the Rider Effective Date. No transfers will be permitted after the Contract Anniversary date.

By adding the Rider to your Contract, you agree to the investment allocation requirements for the entire period that you own the Rider. These requirements limit the number of Interest Crediting Options that are otherwise available to you under your Contract. We reserve the right to add, remove or change the allowable Interest Crediting Options under the Rider at the end of a Term. We may make such a change due to changes in market conditions, an Index substitution, or to help protect our ability to provide the guarantees under the Rider.

If you have already invested in an eligible Interest Crediting Option, a change to an existing eligible Interest Crediting Option will not require you to transfer the total amount of Contract Value allocated to an affected Interest Crediting Option, except when an ILO is made unavailable for investment at the end of a Term. If we change the eligible Interest Crediting Options under the Rider at the end of a Term, we will provide notice at least 30 days prior to the Term End Date, and you will be able to provide us with instructions to transfer any affected Contract Value into eligible Interest Crediting Options as of that Contract Anniversary date. If no transfer instructions are received within the appropriate timeframe, we will automatically transfer your affected Contract Value into a corresponding 1-year ILO that is an eligible Interest Crediting Option under the Rider, if available. If a corresponding 1-year ILO that is an eligible Interest Crediting Option under the Rider is not available for investment, we will transfer your affected Contract Value into the Fixed Account Option.

Our right to add or remove allowable Interest Crediting Options, may limit the number of Interest Crediting Options that are available to you under your Contract in the future. We have the right to significantly reduce the number of allowable Interest Crediting Options

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even to a single conservative Interest Crediting Option and the Fixed Account Option. The S&P 500® 1-year ILO with Cap and 10% Buffer, in addition to the Fixed Account, will always be available under your Contract. Please discuss with your financial professional if this Contract is appropriate for you given our right to make changes to the allowable Interest Crediting Options.

The allowable Interest Crediting Options seek to minimize the Company’s risk and may reduce overall volatility in investment performance, which may reduce investment returns, and may reduce the likelihood that we will be required to make payments under the optional benefit Rider. The reduction in volatility permits us to more effectively provide the guarantees under the Contract.

TRANSFERS

Transfer provisions as stated in the TRANSFERS AND REALLOCATIONS section earlier in this Prospectus remain unchanged by this Rider. Transfers into ineligible ILOs will not be permitted.

SUBSEQUENT PURCHASE PAYMENTS

Subsequent Purchase Payments will increase the Contract Value immediately following the payment, by the amount of the Purchase Payment. Increasing your Contract Value through Subsequent Purchase Payments may increase the amount you may withdraw annually under the Rider without taking an Excess Withdrawal.

IMPORTANT RIDER TERMS AND MINIMUM RIDER AMOUNTS

Compliant Withdrawal – Withdrawals taken on or after the Income Commencement Date of up to the allowable Protected Payment Amount, plus any applicable Income Rollover Amount in a Contract Year. A Required Minimum Distribution (“RMD”) is deemed a Compliant Withdrawal when it is made in accordance with the terms described under the “WITHDRAWALS” provision below.

Deferral Credit – The annual percentage increase that is added to the Withdrawal Percentage each year until the earliest of the Income Commencement Date or the end of the Deferral Credit Period. The initial Deferral Credit Percentage is based on the Designated Life’s (youngest Designated Life for Joint Life Option) age on the Rider Effective Date. If the Income Commencement Date has not occurred, then a Deferral Credit is added to the Withdrawal Percentage on each Contract Anniversary during the Deferral Credit Period shown in the Rider Specifications. Early Withdrawals do not stop the Deferral Credit but will reduce the Protected Payment Base. Upon making an allowable Rider change, the amount of the Deferral Credit will be re-determined based on the age of the new Designated Life (youngest Designated Life for Joint Life Option) on the Rider Effective Date. An Automatic Reset will not restart the Deferral Credit Period.

Designated Lives (each, a Designated Life) – The person(s) upon whose life or lives the benefits of this Rider are based. The Designated Life or Lives is/are elected on the Rider Effective Date. The Designated Life or Lives may only be changed prior to the Income Commencement Date (See ELIGIBILITY FOR LIFETIME BENEFITS & CHANGE OF SINGLE/JOINT LIFE OPTION below).

Early Withdrawal – Any withdrawal (including RMDs) taken prior to the Income Commencement Date.

Eligible Lifetime Withdrawal Date – The earliest date that the Owner may designate as the Income Commencement Date. The Eligible Lifetime Withdrawal Date is the later of the date the Designated Life (youngest Designated Life for Joint Life) attains age 59½, or three years from the Rider Effective Date. The Eligible Lifetime Withdrawal Date will be recalculated if the Single/Joint Life Option or Designated Lives are changed.

Excess Withdrawal (Non-compliant Withdrawals) – Any withdrawal (except an RMD Withdrawal) taken after the Income Commencement Date in excess of the Protected Payment Amount, plus any applicable Income Rollover Amount.

Income Commencement Date – The date that the Owner designates Lifetime Withdrawals to begin. If the Owner designates Lifetime Withdrawals to begin on a date that is a non-Business Day, Lifetime Withdrawals will begin on the next Business Day. The Income Commencement Date must be on or after the Eligible Lifetime Withdrawal Date.

Income Rollover Amount – Any remaining portion of the Protected Payment Amount that was not withdrawn during a Contract Year, and that can be withdrawn during the following Contract Year without reducing the Rider benefits. The Income Rollover Amount will not be carried over more than one Contract Year and is not cumulative. The Income Rollover Amount is available beginning on the first Contract Anniversary after the Income Commencement Date. The Income Rollover Amount will not apply beginning in the Contract Year following the year that the Contract Value is reduced to zero.

Lifetime Withdrawals – Withdrawals of the Protected Payment Amount each Contract Year under the Rider beginning after the Income Commencement Date.

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Protected Payment Amount – The total dollar amount that can be withdrawn during a Contract Year under this Rider without reducing the Protected Payment Base. The Protected Payment Amount is equal to the Withdrawal Percentage multiplied by the Protected Payment Base. The Protected Payment Amount may be taken in a lump sum, in multiple withdrawals, or as a series of pre-authorized payments within the Contract Year. If withdrawals are taken during the Term of an ILO, the ILO’s Interim Value will be used for purposes of accounting for the withdrawal. This will reduce the Investment Base in the ILO in the same proportion that the Interim Value was reduced. The resulting reduction to the Investment Base may be more than the amount of the withdrawal and may be significantly more. See ACCESS TO YOUR MONEY – Effect of Withdrawals from the ILOs. Any remaining portion of the Protected Payment Amount not withdrawn during a Contract Year can be withdrawn the following Contract Year as a Compliant Withdrawal. This amount is referred to as the Income Rollover Amount, as defined above. The Protected Payment Amount is not cumulative.

Protected Payment Base – An amount used to determine the Protected Payment Amount. The Protected Payment Base is initially equal to the initial Purchase Payment if the Rider is added on, or within 60 days after, the Contract Issue Date. If the Rider is added on, or within 60 days, after a Contract Anniversary, the Protected Payment Base is initially equal to the Contract Value as of that Contract Anniversary date. The Protected Payment Base is reduced for Early Withdrawals by same proportion that an Early Withdrawal reduces the Contract Value. The Protected Payment Base is reduced by Excess Withdrawals by the same proportion that the amount of the withdrawal in excess of the Protected Payment Amount (plus any Income Rollover Amount) reduces the Contract Value minus the Compliant Withdrawal amount. On each Contract Anniversary after the Rider Effective Date, a Reset of the Protected Payment Base will occur if the Contract Value is at least $1.00 greater than the Protected Payment Base.

Reset – An automatic increase to the Protected Payment Base to equal the Contract Value on certain Contract Anniversaries.

Reset Date – Any Contract Anniversary on which a Reset occurs.

Rider Effective Date – The date the guarantees and charges for the Rider become effective. This will be either the Contract Issue Date or the Contract Anniversary date corresponding with the date that the Rider was purchased.

Withdrawal Percentage – The percentage that is multiplied by the Protected Payment Base each Contract Anniversary after the Income Commencement Date to determine the Protected Payment Amount for that Contract Year. The initial Withdrawal Percentage for each age band is indicated in the table below in this section. After the Rider Effective Date, the Withdrawal Percentage will be increased by the Deferral Credit on each Contract Anniversary for 10 Contract Years or until the Income Commencement Date, whichever occurs first. The Withdrawal Percentage will not change after the Income Commencement Date.

HOW THE RIDER WORKS

Protected Payment Amount

Beginning at age 59½, or three years from the Rider Effective Date, whichever is later (the Eligible Lifetime Withdrawal Date), you can elect to begin Lifetime Withdrawals (the Income Commencement Date). On or after the Income Commencement Date, you can withdraw up to the Protected Payment Amount, plus any Income Rollover Amount, each Contract Year, regardless of market performance, until the Rider terminates. The Protected Payment Amount is determined on each Contract Anniversary after the Income Commencement Date by multiplying the applicable Withdrawal Percentage by the Protected Payment Base. There is no Protected Payment Amount prior to the Income Commencement Date.

The Withdrawal Percentage is initially determined based on the Designated Life’s (youngest Designated Life for Joint Life) age on the Rider Effective Date. The applicable Withdrawal Percentage will apply for each age band, as indicated in the table below in this section. After the Rider Effective Date, the Withdrawal Percentage will be increased by the amount of the Deferral Credit percentage each Contract Anniversary for 10 Contract Years or until the Income Commencement Date, whichever occurs first. The Withdrawal Percentage will not change after the Income Commencement Date.

The Protected Payment Base is initially equal to the initial Purchase Payment if the Rider is added on, or within 60 days after, the Contract Issue Date. If the Rider is added on, or within 60 days after, a Contract Anniversary, the Protected Payment Base is initially equal to the Contract Value as of that Contract Anniversary date. On each Contract Anniversary after the Rider Effective Date, the Protected Payment Base may increase due to any Reset if the Contract Value is at least $1.00 greater than the Protected Payment Base on that date. Please see “Reset of Protected Payment Base” below for more information. The Protected Payment Base during a Contract Year will be reduced (possibly to zero) due to Excess or Early Withdrawals. See WITHDRAWALS below for more information. When recalculated each year, if the Protected Payment Base is less than that of the prior Contract Anniversary, the new Protected Payment Amount will also be less. If the Protected Payment Base is greater than that of the prior Contract Anniversary, the new Protected Payment Amount will also be greater. Please see APPENDIX E for examples demonstrating the determination of the Protected Payment Base, the Protected Payment Amount, and the application of the Withdrawal Percentage and Deferral Credits.

The Protected Payment Amount may be taken in a lump sum, in multiple withdrawals, or as a series of pre-authorized payments within the Contract Year. If withdrawals are taken during the Term of an ILO, the ILO’s Interim Value will be used for purposes of accounting for the withdrawal. This will reduce the Investment Base in the ILO in the same proportion that the Interim Value was reduced. The resulting reduction in the investor’s Investment Base may be more than the amount of the withdrawal and may be significantly more. See ACCESS TO YOUR MONEY – Effect of Withdrawals from the ILOs. Contract Owners are advised to schedule withdrawals after the expiration of the surrender charge period and MVA Term, and to coincide with Term End Dates in order to avoid the use of Interim Value for withdrawals.

Beginning on the first Contract Anniversary after the Income Commencement Date, any remaining portion of the Protected Payment Amount not withdrawn during a Contract Year (the “Income Rollover Amount”) may be carried over to the next Contract Year and is available for withdrawal during that Contract Year as a Compliant Withdrawal. The Income Rollover Amount will not be carried over more than one Contract Year and is not cumulative. If a withdrawal does not exceed the Protected Payment Amount plus any Income Rollover Amount immediately prior to that withdrawal, the withdrawal will be considered a Compliant Withdrawal. Withdrawals during a Contract Year will first be taken from any available Income Rollover Amount, and then from the current year’s Protected Payment Amount. The Income Rollover Amount does not apply beginning in the Contract Year following the year that the Contract Value is reduced to zero. Please see WITHDRAWALS below for more information.

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Deferral Credit

On the Rider Effective Date, the Deferral Credit percentage is determined based on the age of the of the Designated Life (youngest Designated Life for Joint Life) on the Rider Effective Date, as indicated in the table below. The Deferral Credit percentage will not change after the Rider Effective Date, unless the Single/Joint Life Option or the Designated Lives change. After the Rider Effective Date, the Withdrawal Percentage will be increased by the amount of the Deferral Credit percentage on each Contract Anniversary during the first 10 Contract Years or until the Income Commencement Date, whichever occurs first. After the last Deferral Credit is applied, the Withdrawal Percentage will no longer change.

Upon a change to the Single/Joint Life Option or Designated Lives, the initial Withdrawal Percentage and Deferral Credit will be re-determined based on the attained age of the new Designated Life (youngest Designated Life for Joint Life) on the Rider Effective Date. Upon a re-determination of the initial Withdrawal Percentage and Deferral Credit due to a change to the Single/Joint Life Option or Designated Lives, the Deferral Credit period will not be re-started.

Withdrawals that occur prior to the Income Commencement Date (“Early Withdrawals”) do not alter the amount or application of the Deferral Credit, but will reduce the Protected Payment Base. Please see WITHDRAWALS below for more information.

Age on Rider Effective Date	Deferral Credit
45 – 49	[ ]%
50 – 54	[ ]
55 – 59	[ ]
60 – 64	[ ]
65 – 69	[ ]
70 – 74	[ ]
75 – 79	[ ]
80 – 84	[ ]
85	[ ]

Reset of Protected Payment Base

The Protected Payment Base may change over time, which would affect your Protected Payment Amount. On each Contract Anniversary after the Rider Effective Date until the Annuity Date, the Protected Payment Base will automatically be increased (“Reset”) to an amount equal to 100% of the Contract Value on the Reset Date if the Contract Value is at least $1.00 greater than the Protected Payment Base on that date. Reset Dates will always occur on a Contract Anniversary.

The Protected Payment Amount will be recalculated on each Contract Anniversary by multiplying the Withdrawal Percentage by the Protected Payment Base. Any increase in the Protected Payment Base due to a Reset will increase your Protected Payment Amount for the following Contract Year. On and after each Reset Date, the provisions of this Rider shall apply in the same manner as they applied when the Rider was originally issued. The limitations and restrictions on withdrawals, the deduction of Rider charges, and any future reset options available on and after the Reset Date will again apply and will be measured from that Reset Date.

WITHDRAWAL PERCENTAGE

The applicable Withdrawal Percentage (including Deferral Credits) is multiplied by the Protected Payment Base on the Income Commencement Date and each Contract Anniversary thereafter to determine the Protected Payment Amount for that Contract Year. The initial Withdrawal Percentage is determined based on the Designated Life’s (youngest Designated Life for Joint Life) age on the Rider Effective Date, as indicated in the table below. The Withdrawal Percentage will not change after the Rider Effective Date (other than due to Deferral Credits), unless the Single/Joint Life Option or the Designated Lives change. Upon a change to the Single/Joint Life Option or Designated Lives, the initial Withdrawal Percentage will be re-determined based on the attained age of the new Designated Life (youngest Designated Life for Joint Life) on the Rider Effective Date.

The Withdrawal Percentage will be increased by the Deferral Credit each year thereafter on the Contract Anniversary for 10 Contract Years or until the Income Commencement Date, whichever occurs first. Upon the Income Commencement Date (or the 10th Contract Anniversary after the Rider Effective Date, if sooner), the Withdrawal Percentage (including Deferral Credits) will be established and will not change for the life of the Contract.

Initial Withdrawal Percentage
Age on Rider Effective Date	Single Life	Joint Life	Age on Rider Effective Date	Single Life	Joint Life
Up to 44	[0.0]%	[0.0]%	65	[ ]	[ ]
45	[ ]	[ ]	66	[ ]	[ ]
46	[ ]	[ ]	67	[ ]	[ ]
47	[ ]	[ ]	68	[ ]	[ ]
48	[ ]	[ ]	69	[ ]	[ ]
49	[ ]	[ ]	70	[ ]	[ ]
50	[ ]	[ ]	71	[ ]	[ ]
51	[ ]	[ ]	72	[ ]	[ ]
52	[ ]	[ ]	73	[ ]	[ ]
53	[ ]	[ ]	74	[ ]	[ ]
54	[ ]	[ ]	75	[ ]	[ ]
55	[ ]	[ ]	76	[ ]	[ ]
56	[ ]	[ ]	77	[ ]	[ ]
57	[ ]	[ ]	78	[ ]	[ ]
58	[ ]	[ ]	79	[ ]	[ ]
59	[ ]	[ ]	80	[ ]	[ ]
60	[ ]	[ ]	81	[ ]	[ ]
61	[ ]	[ ]	82	[ ]	[ ]
62	[ ]	[ ]	83	[ ]	[ ]
63	[ ]	[ ]	84	[ ]	[ ]
64	[ ]	[ ]	85	[ ]	[ ]

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WITHDRAWALS

All withdrawals under the Rider reduce the Contract Value in the same manner as any other withdrawal, according to the terms described earlier in this Prospectus under ACCESS TO YOUR MONEY – WITHDRAWALS.

Compliant Withdrawals

After the Income Commencement Date, you may withdraw up to the Protected Payment Amount, plus any income Rollover Amount, each Contract Year, regardless of market performance, until the Rider terminates. Compliant Withdrawals are withdrawals, taken on or after the Income Commencement Date, of amounts up to the allowable Protected Payment Amount, plus any Income Rollover Amount, in a Contract Year.

If a withdrawal is a Compliant Withdrawal, the Protected Payment Base for that Contract Year will remain unchanged. The Protected Payment Amount will be adjusted each Contract Anniversary according to the terms described above. Any portion of the Protected Payment Amount not withdrawn during a Contract Year (the “Income Rollover Amount”) may be carried over to the following Contract Year and is available for withdrawal during that Contract Year as a Compliant Withdrawal. The Income Rollover Amount will not be carried over more than one Contract Year and is not cumulative. The Income Rollover Amount does not apply in the Contract years following the year that that the Contract Value is reduced to zero. If a withdrawal does not exceed the Protected Payment Amount plus any Income Rollover Amount immediately prior to that withdrawal, the withdrawal will be considered a Compliant Withdrawal. Withdrawals during a Contract Year will first be taken from any available Income Rollover Amount, and then from the current year’s Protected Payment Amount. The Protected Payment Amount, plus any Income Rollover Amount, may be taken in a lump sum, in multiple withdrawals, or as a series of pre-authorized payments within the Contract Year. The Protected Payment Amount is not cumulative. Please see APPENDIX E for examples demonstrating the operation of a Compliant Withdrawal.

For qualified Contracts, the amount taken to satisfy the Required Minimum Distribution after the Income Commencement Date will be considered a Compliant Withdrawal under the following circumstances:

●	The Owner is participating in Pacific Life’s automated Required Minimum Distribution (“RMD”) program; and

●	The amount taken satisfies the RMD under the Contract.

For more detail on RMD’s please see “Required Minimum Distributions” below.

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Non-Compliant Withdrawals

Excess Withdrawals

Excess Withdrawals are any withdrawals (except an RMD withdrawal) taken after the Income Commencement Date in excess of the Protected Payment Amount, plus any applicable Income Rollover Amount, for that Contract Year. Excess Withdrawals will reduce the Protected Payment Base. If a withdrawal (except an RMD Withdrawal) exceeds the Protected Payment Amount, plus any Income Rollover Amount, immediately prior to that withdrawal, the Protected Payment Base will be reduced by the same proportion that the amount of the withdrawal in excess of the Protected Payment Amount (plus any Income Rollover Amount) reduces the Contract Value minus the Compliant Withdrawal amount.

Excess Withdrawals will reduce the benefits provided by the Rider, perhaps significantly. If the Contract Value is lower than the Protected Payment Base immediately prior to the Excess Withdrawal, the Excess Withdrawal will reduce the Protected Payment Base by an amount that is greater than the excess amount withdrawn, and may reduce the Protected Payment Base and the Protected Payment Amount to zero for the remainder of the Contract Year. A new Protected Payment Amount for the next Contract Year will be determined on the next Contract Anniversary, as described above, by multiplying the Withdrawal Percentage by the Protected Payment Base. A reduction in the Protected Payment Base due to an Excess Withdrawal may cause a significant reduction in your Protected Payment Amount in next and subsequent Contract Years. Excess Withdrawals that reduce the Contract Value to zero will terminate the Rider. Please see the example below for a demonstration of how an Excess Withdrawal will affect the Protected Payment Base. Please see APPENDIX E for additional examples demonstrating the effect of an Excess Withdrawal.

If you would like to make an Excess Withdrawal and are uncertain how an Excess Withdrawal will reduce your future guaranteed withdrawal amounts, then you may contact us prior to requesting the withdrawal to obtain a personalized, transaction specific calculation showing the effect of the Excess Withdrawal.

Example

(1)	Step One – Determine the Excess Withdrawal amount. The Excess Withdrawal amount is the amount that is in excess of the Protected Payment Amount plus any applicable Income Rollover Amount (total withdrawal amount less the Compliant Withdrawal amount).

Protected Payment Amount = $5,000

Withdrawal = $12,000

Excess Withdrawal amount = $12,000 – $5,000 = $7,000

(2)	Step Two – Determine the ratio of the Excess Withdrawal amount to the Contract Value immediately after the Compliant Withdrawal amount (Excess Withdrawal amount divided by the Contract Value prior to the withdrawal less the Compliant Withdrawal amount).

Contract Value (Prior to Withdrawal) = $95,000

Ratio = $7,000 / ($95,000 – $5,000) = 0.0778

(3)	Step Three – Adjust the Protected Payment Base. The new Protected Payment Base will be the Protected Payment Base before the withdrawal multiplied by 1 minus the ratio determined in Step Two. After an Excess Withdrawal, the Protected Payment Amount will be reduced to zero for the remainder of the Contract Year. The new Protected Payment Amount for the next Contract Year will be determined on the next Contract Anniversary as defined above.

Protected Payment Base (Prior to Withdrawal) = $100,000

Protected Payment Base (After Withdrawal) = $92,220 ($100,000 x (1- 0.0778))

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Early Withdrawals

Early Withdrawals are any withdrawal (including RMDs) taken prior to the Income Commencement Date. Early Withdrawals will reduce the Protected Payment Base and negatively impact the calculation of the Protected Payment Amount.

Early Withdrawals reduce the Protected Payment Base in the same proportion that the Early Withdrawal reduces the Contract Value. To determine this reduction, first determine the ratio of the Early Withdrawal amount to the Contract Value immediately prior to the withdrawal (Early Withdrawal amount divided by the Contract Value prior to the withdrawal). Next, multiply the Contact Value by 1 minus the ratio determined in the previous step to yield the amount of the reduction to the Protected Payment Base. Early Withdrawals that reduce the Contract Value to zero will terminate the Rider.

Reductions to the Protected Payment Base due to Early Withdrawals may result in a lower initial Protected Payment Base on the Income Commencement Date, which may result in a lower initial Protected Purchase Payment Amount than if you had not taken an Early Withdrawal. Additionally, a lower Contract Value due to Early Withdrawals may result in lower or no Resets to the Protected Payment Base on subsequent Contract Anniversaries after the Income Commencement Date, which may result in lower Protected Payment Amounts in subsequent Contract Years. Please see APPENDIX E for examples demonstrating the effect of an Early Withdrawal.

Required Minimum Distributions (“RMDs”)

No adjustment will be made to the Protected Payment Base as a result of a withdrawal after the Income Commencement Date that exceeds the Protected Payment Amount, plus any applicable Income Rollover Amount, immediately prior to the withdrawal, provided:

●	such withdrawal (an “RMD Withdrawal”) is for purposes of satisfying the minimum distribution requirements of Code Section 401(a)(9) and related Treasury Regulations,

●	you have authorized us to calculate and make periodic distribution of the Annual RMD Amount for the Calendar Year required based on the payment frequency you have chosen,

●	the Annual RMD Amount is based on the previous year-end fair market value of this Contract only, and

●	On and after the Income Commencement Date, the only withdrawals made from the Contract during the Contract Year are RMD withdrawals.

If an RMD withdrawal is taken prior to the Income Commencement Date it will be considered an Early Withdrawal and impact the Rider according to the terms described above under “Early Withdrawals.” If RMD withdrawals on or after the Income Commencement Date exceed the Protected Payment Amount, plus any applicable Income Rollover Amount, but are considered Compliant Withdrawals, the Protected Payment Base will remain unchanged.

We reserve the right to modify or eliminate the treatment of RMD withdrawals under this Rider if there is any change to the Internal Revenue Code or IRS rules relating to required minimum distributions, including the issuance of relevant IRS guidance. If we exercise this right, we will provide notice to the Owner.

See FEDERAL TAX ISSUES for more information on Required Minimum Distributions.

RIDER CHARGES

The Rider charge will be assessed in arrears as a percentage of the Protected Payment Base annually on each Contract Anniversary after the Rider Effective Date. The charge is equal to the rider charge percentage multiplied by the Protected Payment Base on the day the charge is deducted. The charge amount will be deducted from all Interest Crediting Options on a pro-rata basis relative to the Contract Value of each Interest Crediting Option. The portion of the Rider charge deducted from each of the ILOs on the Contract Anniversary will reduce the Investment Base dollar-for-dollar in the same manner as a withdrawal. Any portion of the Rider charge deducted from a 6-year ILO prior to the Term End Date will reduce the ILO Interim Value dollar-for-dollar and adjust the Investment Base proportionally in the same manner as a withdrawal. The deduction of the Rider charge will not be subject to an MVA or surrender charge. The Rider charge is [ ]%.

When the Charge Applies

The charge will apply each year that the Rider is in effect, and upon termination of the Contract or Rider. If the charge is assessed upon Rider or Contract termination before the Contract Anniversary, the charge may be prorated. If the terminating event happens on the Contract Anniversary, then the full-year charge will apply. If the charge is prorated, it will be based on the Protected Payment Base at the time the Rider terminates, and will be deducted from the Contract Value on the earlier of the date the Contract or Rider terminates or the next Contract Anniversary.

DEPLETION OF CONTRACT VALUE AND OTHER INFORMATION

If the depletion of the Contract Value to zero occurs prior to the Income Commencement Date due to a full surrender, the Rider will terminate.

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If the depletion of the Contract Value to zero occurs prior to the Income Commencement Date due to insufficient funds to deduct the Rider charge, we will trigger the Income Commencement Date. The Protected Payment Amount will be calculated using the Protected Payment Base and Withdrawal Percentage on the date of Contract Value depletion, and the Owner will be limited to withdrawing the Protected Payment Amount each year until the death of the Designated Life (death of both Designated Lives for Joint Life), or when a death benefit becomes payable under the Contract. The Owner must set up scheduled payments on a monthly, quarterly, semiannual, or annual basis, and the death benefit amount available on the Contract will be equal to zero (including under the ROP Death Benefit Rider).

If the depletion of the Contract Value to zero occurs after the Income Commencement Date and the Contract Value was not reduced to zero as a result of an Excess Withdrawal, we will pay the remaining Protected Payment Amount plus any applicable Income Rollover Amount for that Contract Year. You will be limited to withdrawing the Protected Payment Amount each Contract Year until the death of the Designated Life (death of both Designated Lives for Joint Life), or when a death benefit becomes payable under the Contract. The Owner must set up scheduled payments on a monthly, quarterly, semiannual, or annual basis, and the death benefit amount available under the Contract will be equal to zero (including under the ROP Death Benefit Rider).

If the available Contract Value is below the Protected Payment Amount, plus any applicable Income Rollover Amount for that Contract Year, you may not withdraw more than the Protected Payment Amount, plus any applicable Income Rollover Amount, for that Contract Year.

Example

Contract Value on Contract Anniversary = $2,000.

Protected Payment Amount = $5,000.

Income Rollover Amount = $3,000

Owner may withdraw up to the $8,000, which equals the Protected Payment Amount plus the Income Rollover Amount for that Contract Year.

ELIGIBILITY FOR LIFETIME BENEFITS & CHANGE OF SINGLE/JOINT LIFE OPTION

The Income Option (Single Life or Joint Life) must be elected on the Rider Effective Date. Prior to the Income Commencement Date, you may change the Income Option and/or the Designated Lives for the Joint Life Option. To change the Income Option, the option eligibility requirements described above under PURCHASING THE RIDER must be met. To change the Designated Lives, an existing Designated Life must continue after the change. You may make the following eligible changes described below:

●	A Single Life option may be changed to Joint Life option,
●	Joint Life option may be changed to Single Life option, or
●	One Designated Life on a Joint Life option may be changed.

The election to change a Designated Life must be submitted to Pacific Life In Proper Form. Changing the Income Option or the Designated Lives may change the Withdrawal Percentage and the Deferral Credit, which may increase or decrease the maximum annual Protected Payment Amount that may be withdrawn under the Rider. Any option change will not affect the ability to receive the Deferral Credit.

Distributions made due to divorce instructions or under Code Section 72(t)/72(q) (substantially equal periodic payments) are treated as withdrawals for Contract purposes and may adversely affect Rider benefits.

If the Income Commencement Date has occurred, the Income Option election and the Designated Life (Lives) may not be changed.

DEATH BENEFITS

The standard death benefit or any optional death benefit riders that apply to the Contract remain unchanged by this Rider. Withdrawals that are taken as part of this Rider reduce death benefits in the same manner as any other withdrawal. The Protected Payment Base, Protected Payment Amount, or any Income Rollover Amount are not used as values in determining death benefit amounts. The Pre-determined Beneficiary Option is not available on the Joint Life option. The Pre-determined Beneficiary Option is available for contingent beneficiaries.

SPOUSAL CONTINUATION & NON-SPOUSAL BENEFICIARIES

General Information

The surviving spouse may continue the Contract on or after the Notice Date if he or she is the sole designated recipient of the death benefit. The Contract Value on the date the surviving spouse continues the Contract will be set equal to the death benefit proceeds that would have been paid as a death benefit.

Single Life Option

If the Single Life option is elected and the Income Commencement Date has occurred, the Rider will terminate at the earlier of the date of death of the Designated Life, or when a death benefit becomes payable under the Contract. A surviving spouse may repurchase the Rider after continuation, assuming they meet all the age and issue requirements and the Rider is still available. If the Joint Owner/spouse who was not the Designated Life passes away, the living spouse/Designated Life may continue the Contract, and the Rider will continue as Single Life upon continuation.

If the Single Life option is elected and the Income Commencement Date has not occurred, the surviving spouse must continue the Contract in order for the Rider to continue. The Rider will automatically be changed to a Joint Life Rider upon the processing of a death benefit. The spouse must meet the minimum age requirement of 45 and the maximum age requirement of 85 as of the Rider Effective Date. If age

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requirements are not met, the Contract will be continued without the Rider. The Joint Life Withdrawal Percentage will be based on the surviving spouse’s age on the Rider Effective Date plus any Deferral Credits added before the Income Commencement Date.

Joint Life Option

If the Joint Life option is elected and the Income Commencement Date has occurred, the surviving spouse must continue the Contract in order to continue the Rider (unless the surviving spouse was already the sole Owner of the Contract). The Rider will continue as a Joint Life Rider upon the processing of the death benefit.

The Protected Payment Amount and Protected Payment Base will carry over after the spousal continuation takes place. A Reset does not reinstate the ability to change the Joint Life option and the option must remain Joint Life.

If Joint Life is elected and the Income Commencement Date has not occurred, the surviving spouse must continue the Contract in order to continue the Rider (unless the surviving spouse was already the sole Owner of the Contract). The Rider will automatically be changed to a Single Life Rider upon the processing of a death benefit. The Single Life Withdrawal Percentage will be based on the surviving spouse’s age on the Rider Effective Date plus any Deferral Credits added before the Income Commencement Date.

Non-Spousal Beneficiaries

The designated beneficiary will receive the Contract’s death benefit if there was any Contract Value at the time that a death benefit becomes payable under the Contract. The Protected Payment Base and Protected Payment Amount will not be used as a value in determining amounts due under the death benefit.

Ownership and Beneficiary Changes

Single and Joint Options Changes to the Contract Owner, Annuitant and/or Beneficiary designations and changes in marital status (changes to the Contract Owner and/or Annuitant for Single Option), including a dissolution of marriage, may adversely affect the benefits of this Rider. A particular change may make a Designated Life ineligible to receive lifetime income benefits under this Rider. As a result, the Rider may remain in effect and you may pay for benefits that you will not receive. You are strongly advised to work with your financial professional and consider your options prior to making any Owner, Annuitant and/or Beneficiary changes to your Contract.

RIDER TERMINATION

The Rider may not be voluntarily terminated by the Owner. The Rider will automatically terminate on the earliest of:

-	Full surrender of the Contract;

-	On Single Life only,

●	if the Income Commencement Date has occurred, the day of the death of the Designated Life; or

●	the date a death benefit is payable under the Contract, and the Contract is not continued according to the Spousal Continuation provision; or

●	the day we are notified of an ownership change of a Non-Qualified Contract (excluding ownership changes: to or from certain trusts, adding or removing the Owner's spouse, or for Riders issued in California),

-	On Joint Life only,

●	the day of the death of all Designated Lives eligible for lifetime benefits; or

●	the day of death of the first Designated Life, if a death benefit is payable and a spouse who chooses to continue the Contract is not a Designated Life eligible for lifetime benefits; or

●	the day of death of the first Designated Life, if a death benefit is payable and the Contract is not continued according to the Spousal Continuation provision; or

●	the day of death of the first Designated Life eligible for lifetime benefits, if both Designated Lives are Joint Owners and there has been a change in marital status; or

●	the day that neither Designated Life is an Owner (or Annuitant, in the case of a custodial owned IRA or TSA) (unless the Contract is issued in California. See STATE VARIATIONS); or

●	in California, if neither Designated Life is an Owner (or Annuitant, in the case of a custodial owned IRA or TSA), upon the earlier of the death of the first Designated Life or when a death benefit becomes payable under the Contract. See STATE VARIATIONS.

●	the day that we are notified of an ownership change and neither Designated Life is an Owner (this does not apply if this Rider is issued in California),

-	An Early or Excess Withdrawal that reduces the Contract Value to zero;

-	The Annuity Date; or

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Repurchasing the Rider

If the Rider has been terminated and the Owner wishes to purchase a new Rider, the Owner may repurchase the Rider on, or within 60 days after, any Contract Anniversary, if the Rider is available. The Rider Effective Date will be the Contract Anniversary corresponding to the date that the Rider is repurchased. The Protected Payment Base at the time of repurchase will be equal to the Contract Value on Contract Anniversary date. The Withdrawal Percentage and Deferral Credits will be recalculated based on the new Rider Effective Date.

ANNUITIZATION

If you annuitize the Contract at the maximum Annuity Date specified in your Contract, and this Rider is still in effect at the time of your election and a Life Only Annuity Option (Joint and Survivor Life Only for the joint option) is elected, the annuity payments will be equal to the greater of:

●	the Life Only (Joint and Survivor Life for the joint option) fixed annual payment amount based on the terms of your Contract, or

●	the Protected Payment Amount in effect at the maximum Annuity Date. If Income Commencement has not occurred, the Protected Payment Amount will be calculated on the Annuity Date.

If you annuitize the Contract at any time prior to the maximum Annuity Date specified in your Contract, your annuity payments will be determined in accordance with the terms of your Contract. The Protected Payment Base and Protected Payment Amount under this Rider will not be used in determining any annuity payments and your annuity payments received may be less than the Protected Payment Amount you are entitled to receive for life under the Rider. Work with your financial professional to determine if you should annuitize your Contract before the maximum Annuity Date or stay in the accumulation phase and continue to take withdrawals under the Rider.

ANNUITIZATION

SELECTING YOUR ANNUITANT

When you submit your Contract application, you must choose a sole Annuitant or Joint Annuitants. Once your Contract is issued, the sole Annuitant or Joint Annuitants cannot be changed. You must make your choices based on the following:

●	If you are buying a Non-Qualified Contract, you may choose yourself as the Annuitant, another person as the Annuitant, or you may choose Joint Annuitants. If you do not choose Joint Annuitants when your Contract is issued, you may only add a Joint Annuitant on the Annuity Date. You may choose a Contingent Annuitant only if you have a sole Annuitant (cannot have Joint Annuitants and a Contingent Annuitant at the same time). You may add or change the Contingent Annuitant prior to the Annuity Date, provided the Contingent Annuitant is not the sole surviving Annuitant. If the Contract is owned by a Non- Natural Owner, you may not designate a Contingent Annuitant.

●	If you are buying a Qualified Contract, you must be the sole Annuitant. You may only add a Joint Annuitant on the Annuity Date and no Contingent Annuitant can be chosen.

No Annuitant (sole, Joint or Contingent) may be named upon or after reaching his or her 86th birthday. We reserve the right to require proof of age or survival of the Annuitant(s).

If the sole surviving Annuitant predeceases the Owner, the Owner (or youngest Owner if there are Joint Owners) becomes the Annuitant.

ANNUITIZATION

You may annuitize your Contract Value at any time after the first Contract Anniversary. The annuitized amount will based on the Contract Value (which may include Interim Value(s) if annuitization occurs before the end of an ILO Term). Annuitization occurs on the Annuity Date when you convert your Contract from the accumulation phase to the annuitization (income) phase. You may choose both your Annuity Date and your Annuity Option. At the Annuity Date, you must annuitize your entire Contract Value, less any applicable charge for premium taxes and/or other taxes, (the “Conversion Amount”). Surrender charges and the MVA do not apply to the annuitized amount. Annuitization of only a portion of your Contract Value is not permitted. The Conversion Amount annuitized must be at least $10,000. We will send the annuity payments to the payee that you designate. You will not be able to distribute or withdraw any Contract Value amount after the Annuity Date. You should consult a qualified tax advisor for information on annuitization.

Annuitizing based on your Interim Values could result in a greater loss or lower gain than the ILO would provide at the end of the Term because the Protection Level and Crediting Strategy do not apply on any day other than the Term End Date.

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CHOOSING YOUR ANNUITY DATE

You should choose your Annuity Date when you submit your Contract application or we will apply a default Annuity Date to your Contract. You may change your Annuity Date by notifying us, In Proper Form, at least 10 Business Days prior to the earlier of your current Annuity Date or your new Annuity Date. Your Annuity Date cannot be earlier than your first Contract Anniversary. Adverse federal tax consequences may result if you choose an Annuity Date that is prior to an Owner’s attained age 59½. See FEDERAL TAX ISSUES – Impact of Federal Income Taxes.

If you have a sole Annuitant, your Annuity Date cannot be later than the sole Annuitant’s 100th birthday. If you have Joint Annuitants, your Annuity Date cannot be later than your younger Joint Annuitant’s 100th birthday. Different requirements may apply as required by any applicable state law or the Code. We may, at our sole discretion, allow you to extend your Annuity Date. We reserve the right, at any time, to not offer any extension to your Annuity Date regardless of whether we may have granted any extensions to you or to any others in the past. Some Broker/Dealers may not allow their clients to extend the Annuity Date beyond age 100.

If your Contract is a Qualified Contract, you may also be subject to additional restrictions. In order to meet the Code minimum distribution rules, your Required Minimum Distributions (“RMDs”) may begin earlier than your Annuity Date. For instance, under Code Section 401 (for Qualified Plans) and Code Section 408 (for IRAs), the entire interest under the Contract must be distributed to the Owner/Annuitant no later than the Owner/Annuitant’s Required Beginning Date (“RBD”), or distributions over the life of the Owner/Annuitant (or the Owner/Annuitant and his or her Beneficiary) must begin no later than the RBD. For more information see FEDERAL TAX ISSUES – Required Minimum Distributions.

DEFAULT ANNUITY DATE AND OPTIONS

If you have a Non-Qualified Contract and you do not choose an Annuity Date when you submit your application, your Annuity Date will be your Annuitant’s 100th birthday or your younger Joint Annuitant’s 100th birthday, whichever applies. If you have a Qualified Contract and you do not choose an Annuity Date when you submit your application, your Annuity Date will be your Annuitant’s 100th birthday. However, some states’ laws may require a different Annuity Date. See STATE VARIATIONS. Certain Qualified Contracts (e.g., plans under Code Sections 401 and 408) may require distributions to occur at an earlier age. If you have not specified an Annuity Option or do not instruct us otherwise, at your Annuity Date your Contract Value, less any charges for premium taxes and/or other taxes, will be converted (if this net amount is at least $10,000) to a fixed annuity payout option.

Additionally:

●	If you have a Non-Qualified Contract, your default Annuity Option will be Life with a ten year Period Certain.
●	If you have a Qualified Contract, your default Annuity Option will be Life with a ten year Period Certain or a shorter period certain as may be required by federal regulation. If you are married, different requirements may apply. Please contact your plan administrator for further information, if applicable.
●	If the net amount is less than $10,000, the entire amount will be distributed in one lump sum.

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CHOOSING YOUR ANNUITY OPTION

You should carefully review the Annuity Options with a qualified tax advisor, and, for Qualified Contracts, reference should be made to the terms of the particular plan and the requirements of the Code for pertinent limitations regarding annuity payments, RMDs, and other matters. Under Qualified Contracts, beginning with deaths happening on or after January 1, 2020, subject to certain exceptions, most non-spouse beneficiaries must now complete death benefit distributions within ten years of the Owner’s death. Consult a tax adviser before electing a payout option.

Annuity payments will be in a fixed dollar amount. This Contract does not offer variable-dollar amount annuity payments, which vary with the investment performance of the Interest-Crediting Options you select. You may make 2 basic decisions about your annuity payments. First, you may choose the form of annuity payments (see Annuity Options below). Second, you may decide how often you want annuity payments to be made (the “frequency” of the payments). You may not change these selections after the Annuity Date.

Fixed Payment Options. Fixed annuity payments are based on a fixed rate and the 2012 Individual Annuity Mortality Period Life Table with the ages set back 10 years. Each periodic annuity payment received will be equal to the initial annuity payment, unless you select a Joint and Survivor Life annuity with reduced survivor payments when the Primary Annuitant dies. The Conversion Amount you convert to fixed annuity payments will be held in our General Account (but not under the Fixed Account Option).

Annuity Options

Nine Annuity Options are currently available under the Contract, as listed below. Additional options may become available in the future. Only fixed payment options are available.

1.	Life Only. Periodic payments are made to the designated payee during the Annuitant’s lifetime. Payments stop when the Annuitant dies. Annuitization becomes effective when the first payment is processed. If the Annuitant dies prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If the Annuitant passes away after the first payment has processed, payments will cease and there would be no death benefit.

2.	Life with Period Certain. Periodic payments are made to the designated payee during the Annuitant’s lifetime, with payments guaranteed for a specified period. You may choose to have payments guaranteed from 5 through 30 years (in full years only). The guaranteed period may be limited on Qualified Contracts to comply with required minimum distribution (“RMD”) regulations and this option may be restricted for certain Qualified Contracts or Qualified Plans. Annuitization becomes effective when the first payment is processed. If the Annuitant dies prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payments would be made. If the Annuitant dies after the first payment has processed, payments will continue for any remainder of the Period Certain time frame.

3.	Joint and Survivor Life. Periodic payments are made to the designated payee during the lifetime of the Primary Annuitant. After the death of the Primary Annuitant, periodic payments will continue to be made during the lifetime of the secondary Annuitant named in the election. You may choose to have the payments during the lifetime of the surviving secondary Annuitant equal 50%, 66 2/3% or 100% of the original amount payable during the lifetime of the Primary Annuitant (you must make this election when you choose your Annuity Option). If you elect a reduced payment based on the life of the secondary Annuitant, fixed annuity payments will be equal to 50% or 66 2/3% of the original fixed payment payable during the lifetime of the Primary Annuitant. Payments stop when both Annuitants have died. Annuitization becomes effective when the first payment is processed. If one or both Annuitants die prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If both Annuitants pass away after the first payment has processed, payments will cease and there would be no death benefit.

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4.	Period Certain Only. Periodic payments are made to the designated payee, guaranteed for a specified period. You may choose to have payments guaranteed from 5 through 30 years (in full years only). Additional guaranteed time periods may become available in the future. Before you annuitize your Contract, please contact us for additional guaranteed time period options that may be available. The guaranteed period may be limited on Qualified Contracts to comply with required minimum distribution (RMD) regulations and this option may be restricted for certain Qualified Contracts or Qualified Plans. Annuitization becomes effective when the first payment is processed. If the Annuitant dies prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payments would be made. If the Annuitant dies after the first payment has processed, payments will continue for any remainder of the Period Certain time frame.

5.	Life with Cash Refund. Periodic payments are made to the designated payee during the Annuitant’s lifetime. Annuitization becomes effective when the first payment is processed. If the Annuitant dies prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If the Annuitant dies after the Annuity Date and the total of all annuity payments received is less than the amount annuitized, an amount equal to the amount annuitized less the total annuity payments made, will be made in a single sum.

6.	Life with Installment Refund. Periodic payments are made to the designated payee during the Annuitant’s lifetime. If the Annuitant dies after the Annuity Date but before the total of all annuity payments made equals or exceeds the amount annuitized, annuity payments will continue to be made until the total amount of annuity payments made equals the amount annuitized; the final annuity payment may be less than the periodic annuity payment. Annuitization becomes effective when the first payment is processed. If the Annuitant dies prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If the Annuitant dies and the total amount of annuity payments made is equal to or exceeds the amount annuitized, then no additional annuity payments will be made. This annuity option is not available for Qualified Contracts.

7.	Joint Life with Period Certain. Periodic payments are made to the designated payee during the Primary Annuitant’s lifetime, with payments guaranteed for a specified period. After the death of the Primary Annuitant, periodic payments will continue to be made during the lifetime of the secondary Annuitant named in the election or until the end of the period certain period, whichever is later. You may choose to have payments guaranteed from 5 through 30 years (in full years only). The guaranteed period may be limited on Qualified Contracts to comply with required minimum distribution (RMD) regulations and this option may be restricted for certain Qualified Contracts and Qualified Plans. Annuitization becomes effective when the first payment is processed. If one or both Annuitants die prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If both Annuitants die after the first payment has been processed, payments will continue for any remainder of the Period Certain time frame.

8.	Joint Life with Cash Refund. Periodic payments are made to the designated payee during the lifetimes of the Primary Annuitant and Joint Annuitant. If both Annuitants die before the total of all annuity payments made equal the amount annuitized, an amount equal to the amount annuitized, less total annuity payments made under the Contract, will be made in a single sum. Annuitization becomes effective when the first payment is processed. If one or both Annuitants die prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If both Annuitants die and the total amount of annuity payments made under the Contract is equal to or exceeds the amount annuitized, then no additional lump sum or annuity payments will be paid. This option may be restricted for certain Qualified Contracts or Qualified Plans.

9.	Joint Life with Installment Refund. Periodic Payments are made to the designate payee during the lifetimes of the Primary Annuitant and Joint Annuitant. If both Annuitants die before the total of all annuity payments made equals or exceeds the amount annuitized, annuity payments will continue to be made until the total amount of annuity payments made equals the amount annuitized; the final annuity payment may be less than the periodic annuity payment. Annuitization becomes effective when the first payment is processed. If one or both Annuitants die prior to the first payment the death benefit would be calculated as described under the DEATH BENEFIT section of the Prospectus and no annuity payment would be made. If both Annuitants die and the total amount of annuity payments made under the Contract is equal to or exceeds the amount annuitized, then no additional annuity payments will be paid. This annuity option is not available for Qualified Contracts.

If the Annuitant dies before the guaranteed payments under Annuity Options 2 and 4 are completed, we will pay the remainder of the guaranteed payments to the first person among the following who is (1) living; or (2) an entity or corporation entitled to receive the remainder of the guaranteed payments:

●	the Owner;
●	the Joint Owner;
●	the Beneficiary; or
●	the Contingent Beneficiary.

If none are living (or if there is no entity or corporation entitled to receive the remainder of the guaranteed payments), we will pay the remainder of the guaranteed payments to the Owner’s estate.

If any Owner dies on or after the Annuity Date, but payments have not yet been completed, then distributions of the remaining amounts payable under the Contract must be made at least as rapidly as the method of distribution that was being used at the date of the Owner’s death. All of the Owner’s rights granted by the Contract will be assumed by the first among the following who is (1) living; or (2) an entity or corporation entitled to assume the Owner’s rights granted by the Contract:

●	the Joint Owner;
●	the Beneficiary; or
●	Contingent Beneficiary

If none are living (or if there is no entity or corporation entitled to assume the Owner’s rights granted by the Contract), all of the Owner’s rights granted by the Contract will be assumed by the Owner’s estate.

Beneficiary of Qualified Contracts

For Qualified Contracts, upon the death of the owner (Annuitant if the contract is held as a custodial IRA), if there are any remaining guaranteed payments, we may shorten such payment period in order to ensure that payments to the beneficiary do not continue beyond the 10-year death distribution rule under Code section 401(a)(9). In such instances, we will use the present value of any remaining guaranteed payments to determine the amount and pay out the lump sum to the designated beneficiary. The present value is determined using Moody’s Long-Term Corporate Bond Yield Averages less 0.75%.

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For Qualified Contracts, please refer to the CHOOSING YOUR ANNUITY DATE section in this Prospectus for additional distribution requirements that may apply to these contracts. If your Contract was issued in connection with a qualified plan subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), your spouse’s consent may be required when you seek any distribution under your Contract, unless your Annuity Option is Joint and Survivor Life with survivor payments of at least 50%, and your spouse is your Joint Annuitant.

We may discontinue offering any of the additional annuity options referenced above or add additional annuity options in the future. If we discontinue offering or add additional annuity options, we will amend this Prospectus to reflect any changes.

YOUR ANNUITY PAYMENTS

Frequency of Payments

You may choose to have annuity payments made monthly, quarterly, semi-annually, or annually. The payment amount will be determined on the date corresponding to your Annuity Date, and payment will be made on the next Business Day. Your initial annuity payment must be at least $240. Depending on the amount you annuitize, this requirement may limit your options regarding the period and/or frequency of annuity payments. The minimum payment may vary by state. Please see STATE VARIATIONS.

Amount of the First Payment

Your Contract contains tables that we use to determine the amount of the first annuity payment under your Contract, taking into consideration the annuitized Contract Value at the Annuity Date. This amount will vary, depending on the annuity period and payment frequency you select. This amount will be larger in the case of shorter Period Certain annuities and smaller for longer Period Certain annuities. Similarly, this amount will be greater for a Life Only annuity than for a Joint and Survivor Life annuity, because we will expect to make payments for a shorter period of time on a Life Only annuity. If you do not choose the Period Certain Only annuity, this amount will also vary depending on the age of the Annuitant(s) on the Annuity Date and, for some Contracts in some states, the sex of the Annuitant(s).

The guaranteed income factors in our tables are based on an annual interest rate of 1.0% and the 2012 Individual Annuity Mortality Period Life Table with the ages set back 10 years. Fixed annuity payments will be based on the periodic income factors in effect for your Contract on the Annuity Date which are at least the guaranteed income factors under the Contract.

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DEATH BENEFIT

DEATH BENEFITS

See the Death Benefits section and STATE VARIATIONS below for Contracts issued in California.

Death benefit proceeds may be payable before the Annuity Date upon the death of any Contract Owner or any Annuitant in the case of a Non-Natural Owner, while the Contract is in force. Any death benefit payable will be calculated on the Notice Date, which is the Business Day on which we receive, In Proper Form, proof of death and instructions regarding payment of death benefit proceeds. See ADDITIONAL INFORMATION – INQUIRIES AND SUBMITTING FORMS AND REQUESTS for information on how to contact us. If a Contract has multiple Beneficiaries, death benefit proceeds will be calculated when we first receive proof of death and instructions, In Proper Form, from any Beneficiary. The death benefit proceeds still remaining to be paid to other Beneficiaries will be transferred to the Fixed Account Option.

Death benefit payments on any day other than a Term End Date will be based on your Interim Values. This could result in a greater loss or lower gain than the ILO would provide at the end of the Term.

Death Benefit Proceeds

Death benefit proceeds will be payable on the Notice Date. If proceeds are used to purchase an Annuity Option from us, such proceeds will be reduced by any charge for premium taxes and/or other taxes. The death benefit proceeds may be payable in a single sum, as an Annuity Option available under the Contract, towards the purchase of any other Annuity Option we then offer, or in any other manner permitted by the IRS and approved by us. The Owner’s spouse may continue the Contract (see DEATH BENEFIT – Spousal Continuation). In addition, there may be legal requirements that limit the recipient’s Annuity Options and the timing of any payments. State unclaimed property regulations may shorten the amount of time a recipient has to make a death benefit election. A recipient should consult a qualified tax advisor before making a death benefit election.

The death benefit proceeds will be paid to the first among the following who is (1) living; or (2) an entity or corporation entitled to receive the death benefit proceeds, in the following order:

●	Owner,
●	Joint Owner,
●	Beneficiary, or
●	Contingent Beneficiary.

If a contract has Joint Owners, and the surviving Joint Owner dies before the Notice Date, the death benefit proceeds will be paid to the Beneficiary or Contingent Beneficiary. If the Beneficiary or Contingent Beneficiary is living at the time of the Owner’s death but dies prior to the claim being paid, the proceeds will be paid to the Beneficiary or Contingent Beneficiary’s estate. If none are living (or if there is no entity or corporation entitled to receive the death benefit proceeds), the proceeds will be payable to the Owner’s Estate.

Death Benefit Amount

The Death Benefit Amount is the standard death benefit. If the Contract Owner is between the ages of 81 to 85 on the Contract Issue Date, the optional Return of Purchase Payment Death Benefit Rider may be elected for an additional charge, which may increase the Death Benefit Amount. See “Return of Purchase Payment Death Benefit Rider” below for more details.

If the Contract Owner was 80 years of age or younger at Contract issue, the Death Benefit Amount as of any Business Day before the Annuity Date is equal to the greater of the Contract Value as of the Notice Date, or the Total Adjusted Purchase Payments as of the Notice Date. The Total Adjusted Purchase Payments is equal to the sum of all Purchase Payments made into the Contract, reduced by a Pro Rata Reduction for each prior withdrawal. This amount may be adjusted if there is a change in Owner. The Pro Rata Reduction is the reduction percentage that is calculated at the time of a withdrawal by dividing the amount of the withdrawal (including any applicable surrender charges and taxes. The MVA will not apply to the pro-rata calculation) by the Contract Value (which may include Interim Values) immediately prior to the withdrawal. If the Contract Owner was over 80 years of age at Contract issue, the Death Benefit Amount as of any Business Day before the Annuity Date is equal to the Contract Value (which may be based on Interim Value(s) if the death benefit is paid before the end of a Term) as of the Notice Date. Surrender charges and the market value adjustment do not apply to the Death Benefit Amount. Death benefit proceeds will be reduced by any charges for premium taxes and/or other taxes. If the death benefit is paid during a Term, the death benefit will be determined using Interim Values.

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We calculate the Death Benefit Amount as of the Notice Date and the death benefit proceeds will be paid in accordance with the Death Benefit Proceeds section above.

After the Death Benefit is processed, the Death Benefit Amount will be transferred to the Fixed Account Option. The amount in the Fixed Account Option will earn interest at the Guaranteed Rates declared on the prior Contract Anniversary. Transfers out of the Fixed Account Option will be permitted on the following Contract Anniversary; however, the 6-year Terms will be unavailable for investment.

Owner Change

If there is an Owner change to someone other than the previous Owner’s spouse, to a Trust or non-natural entity where the Owner and Annuitant are not the same person prior to the Owner change, or if an Owner is added that is not the Owner’s spouse, the Total Adjusted Purchase Payments will be reset to equal the lesser of:

●	the Contract Value as of the effective date of the Owner change (“Change Date”), or
●	Total Adjusted Purchase Payments as of the Change Date.

After the Change Date, the Total Adjusted Purchase Payments will be reduced by any Pro Rata Reduction for any withdrawals made after the Change Date. An Owner change to a Trust on-natural entity where the Owner and the Annuitant are the same person prior to the Owner change will not trigger a reset.

Any death benefit paid will be paid in accordance with the “Death Benefit Proceeds” subsection above.

Spousal Continuation

Generally, a sole designated recipient who is the Owner’s spouse may elect to become the Owner (and sole Annuitant if the deceased Owner had been the Annuitant) and continue the Contract until the earliest of the spouse’s death, or the Annuity Date, except in the case of a Contract issued to a Qualified Plan. The spousal continuation election must be made by the fifth anniversary of the death of the Contract Owner for Non-Qualified Contracts. On the Notice Date, if the surviving spouse is deemed to have continued the Contract, we will set the Contract Value equal to the death benefit proceeds that would have been payable to the spouse as the deemed Beneficiary/designated recipient of the death benefit proceeds.

An Add-In Amount may be added to the death benefit proceeds if the surviving spouse continues the Contract. This “Add-In Amount” is the difference between the Contract Value and the death benefit proceeds that would have been payable. The Add-In Amount will be added to the Contract Value on the Notice Date and allocated to the Fixed Account Option. The surviving spouse may transfer the Contract Value out of the Fixed Account on the next Contract Anniversary. The remaining Contract Value will continue to be allocated to the same Interest Crediting Options that were elected prior to the Notice Date, and may be transferred on the next Contract Anniversary, subject to the terms outlined in the TRANSFERS section above. There will be no adjustment to the Contract Value if the Contract Value is equal to or greater than the death benefit proceeds as of the Notice Date. Upon spousal continuation, the current MVA Term will continue, if applicable, and the surviving spouse may elect to renew the MVA at the end of the current MVA Term. The Add- In Amount may, under certain circumstances, be considered earnings. The Add-In Amount is not treated as a new Purchase Payment.

A Joint Owner who is the designated recipient, but not the Owner’s spouse, may not continue the Contract. Under IRS Guidelines, once a surviving spouse continues the Contract, the Contract may not be continued again in the event the surviving spouse remarries. If you have purchased the optional living benefit Rider, please refer to the Rider attached to your Contract to determine how any guaranteed amounts may be affected when a surviving spouse continues the Contract.

Example: On the Notice Date, the Owner’s surviving spouse elects to continue the Contract. On that date, the death benefit proceeds were $100,000 and the Contract Value was $85,000. Since the surviving spouse elected to continue the Contract in lieu of receiving the death benefit proceeds, we will increase the Contract Value by an Add-In Amount of $15,000 ($100,000 - $85,000 = $15,000). If the Contract Value on the Notice Date was $100,000 or higher, then nothing would be added to the Contract Value.

The continuing spouse is subject to the same fees, charges and expenses applicable to the deceased Owner of the Contract.

Death of Annuitant

If an Annuitant (who is not an Owner) dies before the Annuity Date and there is a surviving Joint Annuitant, the surviving Joint Annuitant becomes the Annuitant. If there is no surviving Joint Annuitant but there is a Contingent Annuitant, the Contingent Annuitant becomes the Annuitant. If there is no surviving Joint

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Annuitant or Contingent Annuitant, the youngest Owner becomes the Annuitant, provided that the Owner is not a Non-Natural Owner. No death benefit will be paid, except as otherwise provided under the Death Benefit Proceeds section.

If an Annuitant dies after the Annuity Date, any further annuity benefit will be paid based on the life of the Joint Annuitant, if a Joint income option was in effect at the time of death. If the annuitization option included a period certain, remaining period certain payments will be paid in accordance with the Death Benefit Proceeds section and in accordance with federal income tax distribution at death rules discussed in the FEDERAL TAX ISSUES – Contract Owner’s Estate section.

Death of Owner

If any Owner (or first Annuitant if a non-natural Owner) dies before the Annuity Date, the amount of the death benefit will be equal to the Death Benefit Amount as of the Notice Date and will be paid in accordance with the Death Benefit Proceeds section and in accordance with the federal income tax distribution at death rules discussed in the FEDERAL TAX ISSUES – Contract Owner’s Estate section.

If any Owner, who is not the Annuitant, dies after the Annuity Start Date, the payments continue to the Joint Owner, if any, otherwise to the Beneficiary, if living, and otherwise to the Contingent Beneficiary. The Annuitant and the Annuity Payout option remain the same.

Non-Natural Owner

If you are a Non-Natural Owner of a Contract other than a Qualified Contract, the Annuitant (either Annuitant if there are Joint Annuitants) will be treated as the Owner of the Contract for purposes of the Non-Qualified Contract Distribution Rules. If there are Joint Annuitants, the death benefit proceeds will be payable on proof of death of the first annuitant. If there is a change in the Primary Annuitant prior to the Annuity Date, such change will be treated as the death of the Owner (however, under the terms of your Contract, you cannot change the Primary Annuitant). The Death Benefit Amount will be: (a) the Contract Value, if the Non-Natural Owner elects to maintain the Contract and reinvest the Contract Value into a new contract in the same amount as immediately prior to the distribution; or (b) the Contract Value, less any surrender charge and charges for premium taxes and/or other taxes, if the Non-Natural Owner elects a cash distribution and will be paid in accordance with the Death Benefits Proceeds section and in accordance with the federal income tax distribution at death rules discussed in the FEDERAL TAX ISSUES – Non-Natural Persons as Owners section.

Non-Qualified Contract Distribution Rules

The Contract is intended to comply with all applicable provisions of Code Section 72(s) and any successor provision, as deemed necessary by us to qualify the Contract as an annuity contract for federal income tax purposes. If an Owner of a Non-Qualified Contract dies before the Annuity Date, distribution of the death benefit proceeds must begin within 1 year after the Owner’s death or complete distribution within 5 years after the Owner’s death. In order to satisfy this requirement, the designated recipient must receive a final lump sum payment by the 5th anniversary of the Contract Owner’s death, or elect to receive an annuity for life or over a period that does not exceed the life expectancy of the designated recipient with annuity payments that start within 1 year after the Owner’s death or, if permitted by the IRS, elect to receive a systematic distribution over a period not exceeding the beneficiary’s life expectancy using a method that would be acceptable for purposes of calculating the minimum distribution

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required under section Code 401(a)(9). If an election to receive an annuity is not made within 60 calendar days of our receipt of proof, In Proper Form, of the Owner’s death or, if earlier, 60 calendar days (or shorter period as we permit) prior to the 1st anniversary of the Owner’s death, the option to receive annuity payments is no longer available. If a Non-Qualified Contract has Joint Owners, this requirement applies to the first Contract Owner to die.

The Owner may designate that the Beneficiary will receive death benefit proceeds in a lump sum, or through annuity payments for life, life with period certain, period certain only, or a scheduled payout option. Any life with period certain or period certain only option may not exceed the life expectancy of the Beneficiary. The Owner must designate the payment method in writing in a form acceptable to us. The Owner may revoke the designation only in writing and only in a form acceptable to us. Once the Owner dies, the Beneficiary cannot change or revoke the Owner’s instructions regarding the payment of death benefit proceeds.

Qualified Contract Distribution Rules

Under Treasury regulations and our administrative procedures, if the Contract is owned under a Qualified Plan as defined in Code Sections 401, 403, 457(b), 408, or 408A of the Code distributions to the Beneficiary must satisfy the Required Minimum Distribution (RMD) rules of Code Section 401(a)(9). For Owner/Annuitants who die after December 31, 2019, the RMD rules for Beneficiaries who inherit an account or IRA are different depending on whether the Beneficiary is an “Eligible Designated Beneficiary” (EDB) or not. An EDB includes a surviving spouse, a disabled individual, a chronically ill individual, a minor child, or an individual who is not more than 10 years younger than the Owner/Annuitant. Certain trusts created for the exclusive benefit of disabled or chronically ill Beneficiaries are included. These EDBs may take their distributions over the longer of the Beneficiary's life expectancy or the remaining life expectancy of the Owner/Annuitant and those distributions must commence by December 31st of the year following the death of the Owner/Annuitant. Alternatively, if the Owner/Annuitant died prior to the date RMDs are required to commence, rather than take lifetime distributions, the EDB may elect to have the entire interest distributed by the end of the year containing the tenth anniversary of the Owner/Annuitant’s death. If the EDB is a minor child of the Owner/Annuitant, all amounts must be fully distributed by the earlier of (1) the end of the year the child reaches age 31 (i.e. 10 years after reaching age 21) or (2) the end of the year containing the tenth anniversary of the minor child’s death. Additionally, a surviving spouse Beneficiary may elect to delay commencement of distributions until the later of the end of the year that the Owner/Annuitant would have attained age their RMD Age (73, or such later age that may be applicable under Code Section 401(a)(9)(C)), or when the surviving spouse turns their RMD Age. Upon the death of an EDB who elected lifetime income, the entire interest of the Contract must be distributed to any successor Beneficiary within 10 years of the EDB’s death.

The Owner may designate that the Beneficiary will receive death benefit proceeds in a lump sum, or through annuity payments period certain only. Period certain only annuity options are limited. The Owner must designate the payment method in writing in a form acceptable to us. The Owner may revoke the designation only in writing and only in a form acceptable to us. Once the Owner dies, the Beneficiary cannot change or revoke the Owner’s instructions regarding the payment of death benefit proceeds.

Designated Beneficiaries, who are not an EDB, must withdraw the entire account by the 10th calendar year following the death of the Owner/Annuitant.

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Non-designated Beneficiaries must withdraw the entire account within 5 years of the Owner/Annuitant’s death if distributions have not begun prior to death unless the owner dies after commencing his or her RMD payments.

If the Owner/Annuitant dies after the commencement of RMDs (except in the case of a Roth IRA when RMDs do not apply) but before the Annuitant’s entire interest in the Contract (other than a Roth IRA) has been distributed, the remaining interest in the Contract must be distributed to the non-designated Beneficiary at least as rapidly as under the distribution method in effect at the time of the Annuitant’s death.

You are responsible for monitoring distributions that must be taken to meet IRS guidelines.

The Owner may designate that the Beneficiary will receive death benefit proceeds in a lump sum, or through annuity payments for a Period Certain of 5 through 9 years. The Owner must designate the payment method in writing in a form acceptable to us. The Owner may revoke the designation only in writing and only in a form acceptable to us. Once the Owner dies, the Beneficiary cannot change or revoke the Owner’s instructions regarding the payment of death benefit proceeds.

OPTIONAL DEATH BENEFIT RIDER

The optional death benefit rider is subject to availability and may be discontinued for purchase at any time. The optional death benefit rider may not be available through your financial professional. You may obtain information about the optional benefits that are available to you by contacting your financial professional. Before purchasing the rider, make sure you understand all of the terms and conditions and consult with your financial professional for advice on whether the rider is appropriate for you.

Return of Purchase Payment Death Benefit Rider

This rider is not available for Contracts issued in California. Please see “Return of Purchase Payment Death Benefit Rider II” below for Contracts issued in California.

The Return of Purchase Payment Death Benefit Rider (the “Rider”) is only available for an additional charge to Contract Owners who are between the ages of 81 to 85 on the Contract Issue Date. This optional Rider allows your Death Benefit Amount, as of the Notice Date, to be the greater of the Contract Value (which may be based on Interim Value(s) if the death benefit is paid before the end of a Term) or the Total Adjusted Purchase Payments. An Owner change may only be elected if the age of any new Owner is 85 years or younger on the effective date of the Owner change (see the Owner Change subsection below).

Purchasing the Rider

You may purchase this optional Rider at the time your application is completed and before your Contract is issued. You may not purchase this Rider after the Contract Issue Date. This Rider may only be purchased if the age of the oldest Owner or Annuitant is between the ages of 81 to 85 on the Contract Issue Date.

Rider Charge

The annual rider charge of [ ]% is assessed in arrears as a percentage of your Contract Value and deducted each Contract Anniversary (including during a 6-year ILO Term) proportionately from the Interest Crediting Options in which you are invested. The portion of the rider charge deducted from each of the ILOs on the Contract Anniversary will reduce the Investment Base by the amount of the charge in the same manner as a withdrawal. The deduction of the Rider charge will not be subject to an MVA or surrender charge.

Rider Terms

Total Adjusted Purchase Payments. The sum of all Purchase Payments made to the Contract, reduced by a Pro Rata Reduction for each prior withdrawal, including withdrawals under a withdrawal benefit rider or RMDs. This amount may be adjusted if there is an Owner change.

Pro Rata Reduction. The reduction percentage that is calculated at the time of the withdrawal by dividing the amount of each withdrawal (including any applicable surrender charges and taxes) by the Contract Value immediately prior to the withdrawal. The reduction made, when the Contract Value is less than the Total Adjusted Purchase Payments made into the Contract, may be greater than the actual amount withdrawn. See APPENDIX F: RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER SAMPLE CALCULATIONS for an example and description of how the Pro Rata Reduction is calculated.

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How the Rider Works

Upon the death of the first Owner (any Annuitant for Non-Natural Owners), before the Annuity Date, the Death Benefit Amount under this Rider will be equal to the greater of:

●	the Contract Value as of the Notice Date, or
●	Total Adjusted Purchase Payments as of the Notice Date.

Owner Change

If there is an Owner change to someone other than the previous Owner’s spouse, to a Trust or non-natural entity where the Owner and Annuitant are not the same person prior to the Owner change, or if an Owner is added that is not the Owner’s spouse, the Total Adjusted Purchase Payments will be reset to equal the lesser of:

●	the Contract Value as of the effective date of the Owner change (“Change Date”), or
●	Total Adjusted Purchase Payments as of the Change Date.

After the Change Date, the Total Adjusted Purchase Payments will be reduced by any Pro Rata Reduction for any withdrawals made after the Change Date. An Owner change to a Trust on-natural entity where the Owner and the Annuitant are the same person prior to the Owner change will not trigger a reset.

Any death benefit paid under this Rider will be paid in accordance with the “Death Benefit Proceeds” subsection.

See APPENDIX: RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER SAMPLE CALCULATIONS for an example of how the death benefit is calculated following an Owner change.

Termination

The Rider will remain in effect until the earlier of:

●	the date you reduce your Contract Value to zero through a withdrawal, including a withdrawal or charge under the GLWB Rider,
●	when death benefit proceeds become payable under the Contract (except where the spouse of the deceased Owner continues the Contract. See “Spousal Continuation” above,
●	the Contract is terminated in accordance with the provisions of the Contract, or
●	the Annuity Date

The Rider may not otherwise be cancelled.

Return of Purchase Payments Death Benefit II

This Rider is only available for Contracts issued in California.

This optional Rider allows you to have your Death Benefit Amount, as of the Notice Date, be the greater of the Contract Value or the Total Adjusted Purchase Payments. The Notice Date is the day on which we receive, In Proper Form, proof of death and instructions regarding payment of any death benefit proceeds.

Purchasing the Rider

You may purchase this optional Rider at the time your application is completed and before your Contract is issued. You may not purchase this Rider after the Contract Date. This Rider may only be purchased if the age of each Owner and Annuitant is 85 or younger on the Contract Date.

The Rider Charge

Rider Charge

The annual rider charge of [ ]% is assessed in arrears as a percentage of your Contract Value and deducted each Contract Anniversary (including during a 6-year ILO Term) proportionately from the Interest Crediting Options in which you are invested. The portion of the rider charge deducted from each of the ILOs on the Contract Anniversary will reduce the Investment Base by the amount of the charge in the same manner as a withdrawal.

Rider Terms

Total Adjusted Purchase Payments. The sum of all Purchase Payments made to the Contract, reduced by a Pro Rata Reduction for each prior withdrawal, including withdrawals under a withdrawal benefit rider or RMDs. This amount may be adjusted if there is an Owner change.

Pro Rata Reduction. The reduction percentage that is calculated at the time of the withdrawal by dividing the amount of each withdrawal (including any applicable surrender charges and taxes) by the Contract Value immediately prior to the withdrawal. The reduction made, when the Contract Value is less than the Total Adjusted Purchase Payments made into the Contract, may be greater than the actual amount withdrawn. See APPENDIX F: RETURN OF PURCHASE PAYMENT DEATH BENEFIT RIDER SAMPLE CALCULATIONS for an example and description of how the Pro Rata Reduction is calculated.

How the Rider Works

Upon the death of the first Annuitant, before the Annuity Date, the Death Benefit Amount under this rider will be equal to the greater of (a) or (b) below:

(a)	the Contract Value as of the Notice Date.
(b)	Total Adjusted Purchase Payments as of the Notice Date.

Any death benefit paid under this Rider will be paid in accordance with the “Death Benefit Proceeds” subsection. See the APPENDIX F: RETURN OF PURCHASE PAYMENTS DEATH BENEFIT RIDER SAMPLE CALCULATIONS for an example of how the death benefit is calculated.

Termination

The Rider will remain in effect until the earlier of:

●	the date you reduce your Contract Value to zero through a withdrawal, including a withdrawal or charge under the GLWB Rider,
●	when death benefit proceeds become payable under the Contract (except where the spouse of the deceased Owner continues the Contract. See “Spousal Continuation” above,
●	the Contract is terminated in accordance with the provisions of the Contract, or
●	the Annuity Date.

The Rider may not otherwise be cancelled.

RESTRICTED BENEFICIARY DESIGNATION / PRE-DETERMINED BENEFICIARY OPTION

For Non-Qualified, Traditional IRA, and Roth IRA Contracts, the Owner may choose how death benefit proceeds are paid (e.g., annuity payments rather than a lump sum) to a Beneficiary through the Restricted Beneficiary Provision. The Owner may choose from the following methods of payment, which are also described above under ANNUITIZATION – CHOOSING YOUR ANNUITY OPTION. Only fixed payment options are available. The terms of each payment option may differ for Qualified and Non-Qualified Contracts.

●	100% lump sum, or in a lump sum combination with one of the annuity payout options listed below;
●	Annuity Payout

1.	Life Only.
2.	Life with Period Certain.
3.	Period Certain Only.

●	Systematic Withdrawals

1.	Life Expectancy with No Additional Cash Access.
2.	Life Expectancy with Future Cash Access.

The Owner may choose the frequency of death benefit payments to the Beneficiary, which may be monthly, quarterly, semi-annually, or annually. To elect a method of payment, the Owner must complete and sign the “Pre-Determined Beneficiary Form” to name a Restricted Beneficiary and to select the pre-determined beneficiary options. See ADDITIONAL INFORMATION – INQUIRIES AND SUBMITTING FORMS AND REQUESTS for information on submitting forms to our Service Center. Once elected, only the Owner may remove or modify these pre-determined beneficiary options. This may be done by completing and signing an additional “Pre-Determined Beneficiary Form.” The Beneficiary cannot revoke or modify the pre-determined beneficiary options. A minimum death benefit proceeds amount of $5,000 is required for payments to the Beneficiary under this provision.

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FEDERAL TAX ISSUES

The following summary of federal income tax issues is based on our understanding of current tax laws and regulations, which may be changed by legislative, judicial or administrative action. The summary is general in nature and is not intended as tax advice. Moreover, it does not consider any applicable foreign, state or local tax laws. We do not make any guarantee regarding the tax status, federal, foreign, state or local, of any Contract or any transaction involving the Contracts. Accordingly, you should consult a qualified tax advisor for complete information and advice before purchasing a Contract. Additional tax information is included in the More on Federal Tax Issues section in the SAI. We reserve the right to amend this Contract without the Owner’s consent to reflect any clarifications that may be needed or are appropriate to maintain its tax qualification or to conform this Contract to any applicable changes in the tax qualification requirements.

Diversification Requirements and Investor Control

Under current U.S. tax law, if a contract owner has excessive control over the investments made by a separate account, or the underlying fund, the contract owner will be taxed currently on income and gains from the account or fund. In other words, in such a case of investor control the contract owner would not derive the tax benefits normally associated with variable annuities. For more information regarding investor control, please refer to the contract SAI.

TAXATION OF ANNUITIES – GENERAL PROVISIONS

Section 72 of the Code governs the taxation of annuities in general, and we designed the Contracts to meet the requirements of Section 72 of the Code. We believe that, under current law, the Contract will be treated as an annuity for federal income tax purposes if the Contract Owner is a natural person or an agent for a natural person, and that we (as the issuing insurance company), and not the Contract Owner(s), will be treated as the owner of the investments underlying the Contract. Accordingly, no tax should be payable by you as a Contract Owner as a result of any increase in Contract Value until you receive money under your Contract. You should, however, consider how amounts will be taxed when you do receive them. The following discussion assumes that your Contract will be treated as an annuity for federal income tax purposes.

NON-QUALIFIED CONTRACTS – GENERAL RULES

These general rules apply to Non-Qualified Contracts. As discussed below, however, tax rules may differ for Qualified Contracts and you should consult a qualified tax advisor if you are purchasing a Qualified Contract.

Taxes Payable

A Contract Owner is not taxed on the increases in the value of a Contract until an amount is received or deemed to be received. An amount could be received or deemed to be received, for example, if there is a partial distribution, a lump sum distribution, an Annuity payment or a material change in the Contract or if any portion of the Contract is transferred, pledged or assigned. See the Addition of Optional Rider or Material Change to Contract section below. Increases in Contract Value that are received or deemed to be received are taxable to the Contract Owner as ordinary income. Distributions of net investment income or capital gains that each Subaccount receives from its corresponding Fund are automatically reinvested in such Fund unless we, on behalf of the Separate Account, elect otherwise. As noted above, you will be subject to federal income taxes on the investment income from your Contract only when it is distributed to you.

Any taxable distribution of the investment income from your Contract may also be subject to a net investment income tax of 3.8%. This tax applies to various investment income such as interest, dividends, royalties, payments from annuities, and the disposition of property, but only to the extent a taxpayer’s modified adjusted gross income exceeds certain thresholds ($200,000 for individuals/$250,000 if married filing jointly). Please speak to your tax advisor about this tax.

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Non-Natural Persons as Owners

If a contract is not owned or held by a natural person or as agent for a natural person, the contract generally will not be treated as an “annuity” for tax purposes, meaning that the Contract Owner will be subject to current tax on annual increases in Contract Value at ordinary income rates unless some other exception applies. Certain entities, such as some trusts, may be deemed to be acting as agents for natural persons. Please speak to your tax advisor to determine whether this applies to you and whether you need to report the annual increases in the Contract Value.

Addition of Optional Rider or Material Change to Contract

The addition of a rider to the Contract, or a material change in the Contract’s provisions, such as a change in Contract ownership or an assignment of the Contract, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause a taxable event or the Contract to lose certain grandfathered tax status. Please contact your tax advisor for more information.

Taxes Payable on Withdrawals Prior to the Annuity Date

Amounts you withdraw before annuitization, including amounts withdrawn from your Contract Value in connection with partial withdrawals for payment of any charges and fees, will be treated first as taxable income to the extent that your Contract Value exceeds the aggregate of your Purchase Payments reduced by non-taxable amounts previously received (investment in the Contract), and then as nontaxable recovery of your Purchase Payments. Therefore, you include in your gross income the smaller of: a) the amount of the partial withdrawal, or b) the amount by which your Contract Value immediately before you receive the distribution exceeds your investment in the Contract at that time.

Exceptions to this rule are distributions in full discharge of your Contract (a full surrender) or distributions from contracts issued and investments made before August 14, 1982.

If at the time of a partial withdrawal your Contract Value does not exceed your investment in the Contract, then the withdrawal will not be includable in gross income and will simply reduce your investment in the Contract.

The assignment or pledge of (or agreement to assign or pledge) the value of the Contract for a loan will be treated as a withdrawal subject to these rules. You should consult your tax advisor for additional information regarding taking a partial or a full distribution from your Contract.

Multiple Contracts (Aggregation Rule)

Multiple deferred Non-Qualified Contracts that are issued after October 21, 1988, by us or our affiliates to the same Owner during the same calendar year are treated as one Contract for purposes of determining the taxation of distributions (the amount includable in gross income under Code Section 72(e)) prior to the Annuity Date from any of the Contracts. A Contract received in a tax-free exchange under Code Section 1035 may be treated as a new Contract for this purpose. For Contracts subject to the Aggregation Rule, the values of the Contracts and the investments in the Contracts should be added together to determine the taxation under Code Section 72(e).

Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. The Treasury Department has specific authority under Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for withdrawals prior to the Annuity Date through the serial purchase of Contracts or otherwise. As of the date of this Prospectus there are no regulations interpreting these aggregation provisions.

10% Tax Penalty Applicable to Certain Withdrawals and Annuity Payments

The Code provides that the taxable portion of a withdrawal or other distribution may be subject to a tax penalty equal to 10% of that taxable portion unless the withdrawal is:

●	made on or after the date you reach age 59½,
●	made by a Beneficiary after your death,
●	attributable to your becoming disabled,
●	any payments annuitized using a life contingent annuity option,
●	attributable to an investment in the Contract made prior to August 14, 1982, or
●	any distribution that is a part of a series of substantially equal periodic payments (Code Section 72(q) payments) made (at least annually) over your life (or life expectancy) or the joint lives (or life expectancies) of you and your designated beneficiary.

Withdrawals from a Qualified Contract have a similar 10% additional tax and have similar exceptions (see Taxes Payable on Annuity Payments and the applicable Qualified Contracts).

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Taxes Payable on Optional Rider Charges

It is our understanding that the charges relating to any optional rider are not subject to current taxation and we will not report them as such. However, Treasury or the IRS may determine that these charges should be treated as partial withdrawals subject to current taxation to the extent of any gain and, if applicable, the 10% tax penalty. We reserve the right to report any optional rider charges as partial withdrawals if we believe that we would be expected to report them in accordance with Treasury Regulations or IRS guidance.

Distributions After the Annuity Date

After you annuitize, a portion of each annuity payment you receive under a Contract generally will be treated as a partial recovery of Investments (as used here, “Investments” means the aggregate Purchase Payments less any amounts that were previously received under the Contract but not included in income) and will not be taxable. (In certain circumstances, subsequent modifications to an initially-established payment pattern may result in the imposition of a tax penalty.) The remainder of each annuity payment will be taxed as ordinary income. However, after the full amount of aggregate Investments has been recovered, the full amount of each annuity payment will be taxed as ordinary income. Exactly how an annuity payment is divided into taxable and non-taxable portions depends on the period over which annuity payments are expected to be received, which in turn is governed by the form of annuity selected and, where a lifetime annuity is chosen, by the life expectancy of the Annuitant(s) or payee(s). Such a payment may also be subject to a tax penalty if taken prior to age 59½.

For periodic (annuity) payments, we will default your state tax withholding (as applicable) based upon the marital status and allowance(s) provided for your federal taxes or, if no withholding instructions are provided, we will default to your resident state’s prescribed withholding default (if applicable). Please consult with a tax advisor for additional information, including whether your resident state has a specific version of the W-4P form that should be submitted to us with state-specific income tax information.

Distributions to Beneficiary After Contract Owner’s Death

Generally, the same tax rules apply to amounts received by the Beneficiary as those that apply to the Contract Owner, except that the early withdrawal tax penalty does not apply. Thus, any annuity payments or lump sum withdrawal will be divided into taxable and non- taxable portions.

If death occurs after the Annuity Date, but before the expiration of a period certain option, the Beneficiary will recover the balance of the Investments as payments are made and may be allowed a deduction on the final tax return for the unrecovered Investments. A lump sum payment taken by the Beneficiary in lieu of remaining monthly annuity payments is not considered an annuity payment for tax purposes. The portion of any lump sum payment to a Beneficiary in excess of aggregate unrecovered Investments would be subject to income tax.

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Contract Owner’s Estate

Generally, any amount payable to a Beneficiary after the Contract Owner’s death, whether before or after the Annuity Date, will be included in the estate of the Contract Owner for federal estate tax purposes. Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The federal estate tax, gift tax, and GST tax exemptions and maximum rates may be adjusted each year. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios. You should consult with a qualified tax advisor if you have questions about federal estate tax, IRD, or GSTT.

Gifts of Annuity Contracts

Generally, gifts of Non-Qualified Contracts prior to the annuity Start Date will trigger tax reporting to the donor on the gain on the Contract, with the donee getting a stepped-up basis for the amount included in the donor’s income. The 10% early withdrawal tax penalty and gift tax also may be applicable. This provision does not apply to transfers between spouses or incident to a divorce, or transfers to and from a trust acting as agent for the Owner or the Owner’s spouse.

Tax Withholding for Non-Qualified Contracts

Unless you elect to the contrary, any amounts you receive under your Contract that are attributable to investment income will be subject to withholding to meet federal income tax obligations. For nonperiodic distributions, you will have the option to provide us with withholding information by submitting Form W-4R at the time of your withdrawal request. If you do not provide us with withholding information, we will generally withhold 10% of the taxable distribution amount and remit it to the IRS. For periodic (annuity) payments, the rate of withholding will be determined on the basis of the withholding information you provide to us by submitting Form W-4P. If you do not provide us with withholding information, we are required to determine the Federal income tax withholding according to the then current defaults for marital status and number of adjustments, if any. State and local withholding may apply different defaults and will be determined by applicable law.

Certain states have indicated that pension and annuity withholding will apply to payments made to residents.

Please call (800) 722-4448 with any questions about the required withholding information. Financial professionals may call us at (800) 722-2333.

Tax Withholding for Non-resident Aliens or Non U.S. Persons

Taxable distributions to Contract Owners who are non-resident aliens or other non U.S. persons are generally subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. Prospective foreign owners are

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advised to consult with a tax advisor regarding the U.S., state and foreign tax treatment of a Contract. Currently, we require all Contract Owners to be a U.S. person (citizen) or a U.S. resident alien.

Exchanges of Non-Qualified Contracts (1035 Exchanges)

You may make your initial or a Subsequent Purchase Payment through an exchange of an existing annuity contract or endowment life insurance contract pursuant to Section 1035 of the Code (a 1035 exchange). The exchange can be effected by completing the Transfer/ Exchange form, indicating in the appropriate section of the form that you are making a 1035 exchange and submitting any applicable state replacement form. The form is available by calling your financial professional, by calling our Contract Owner number at (800) 722-4448, or on our website at www.PacificLife.com. Financial professionals can call (800) 722-2333. Once completed, the form should be mailed to us. If you are making an initial Purchase Payment, a completed Contract application should also be attached.

A post-death 1035 exchange of Non-Qualified assets may be available for beneficiaries who have elected to receive lifetime payments under Section 72(s) of the Code. Note that we reserve the right to restrict the maximum issue age for this type of transaction. Additionally, we will not accept additional Purchase Payments or allow a change in ownership (including collateral assignment requests) for a Contract issued via a post-death 1035 exchange of Non-Qualified assets.

In general terms, Section 1035 of the Code provides that no gain or loss is recognized when you exchange one annuity or life insurance contract for another annuity contract. Transactions under Section 1035, however, may be subject to special rules and may require special procedures and record keeping, particularly if the exchanged annuity contract was issued prior to August 14, 1982. You should consult your tax advisor prior to affecting a 1035 exchange.

Partial 1035 Exchanges and Annuitization

A partial exchange is the direct transfer of only a portion of an existing annuity’s Contract Value to a new annuity contract. Under Rev. Proc. 2011-38 a partial exchange will be treated as tax-free under Code Section 1035 if there are no distributions, from either annuity, within 180 calendar days after the partial 1035 exchange. Any distribution taken during the 180 calendar days may jeopardize the tax- free treatment of the partial exchange. Such determination will be made by the IRS, using general tax principals, to determine the substance, and thus the treatment of the transaction. In addition, annuity payments that are based on one or more lives or for a period of 10 or more years (as described in Code Section 72(a)(2)) will not be treated as a distribution from either the old or new contract when determining whether the tax treatment described in Rev. Proc. 2011-38 will apply. Rev. Proc. 2011-38 applies to partial exchanges and partial annuitizations on or after October 24, 2011.

You should consult your tax advisor prior to affecting a partial 1035 exchange or a partial annuitization.

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IMPACT OF FEDERAL INCOME TAXES

In general, in the case of Non-Qualified Contracts, if you are an individual and expect to accumulate your Contract Value over a relatively long period of time without making significant withdrawals, there may be federal income tax advantages in purchasing such a Contract. This is because any increase in Contract Value is not subject to current taxation. Income taxes are deferred until the money is withdrawn, at which point taxation occurs only on the gain from the investment in the Contract. With income taxes deferred, you may accumulate more money over the long term through a variable annuity than you may through non-tax-deferred investments. The advantage may be greater if you decide to liquidate your Contract Value in the form of monthly annuity payments after your retirement, or if your tax rate is lower at that time than during the period that you held the Contract, or both.

When withdrawals or distributions are taken from the variable annuity, the gain is taxed as ordinary income. This may be a potential disadvantage because money that had been invested in other types of assets may qualify for a more favorable federal tax rate. For example, the tax rate applicable both to the sale of capital gain assets held more than 1 year and to the receipt of qualifying dividends by individuals is a maximum of 20% (as low as 0% for lower-income individuals). In contrast, an ordinary income tax rate of up to 37% applies to taxable withdrawals on distributions from a variable annuity. Also, withdrawals or distributions taken from a variable annuity prior to attaining age 59½ may be subject to a tax penalty equal to 10% of the taxable portion, although exceptions to the tax penalty may apply.

An owner of a variable annuity cannot deduct or offset losses on transfers to or from Subaccounts, or at the time of any partial withdrawals. Additionally, if you surrender your Contract and your Net Contract Value is less than the aggregate of your investments in the Contract (reduced by any previous non-taxable distributions), you cannot deduct the ordinary income loss as a miscellaneous itemized deduction subject to the 2% floor of AGI. This provision of the 2017 Tax Cuts and Jobs Act is effective for taxable years beginning after December 31, 2017 and sunsets after 2025. Consult with your tax advisor regarding the impact of federal income taxes on your specific situation.

TAXES ON PACIFIC LIFE

Although the Separate Account is registered as an investment company, it is not a separate taxpayer for purposes of the Code. The earnings of the Separate Account are taxed as part of our operations. No charge is made against the Separate Account for our federal income taxes (excluding the charge for premium taxes), but we will review, periodically, the question of charges to the Separate Account or your Contract for such taxes. Such a charge may be made in future years for any federal income taxes that would be attributable to the Separate Account or to our operations with respect to your Contract, or attributable, directly or indirectly, to investments in your Contract.

Under current law, we may incur state and local taxes (in addition to premium taxes) in several states. At present, these taxes are not

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significant and they are not charged against the Contract or the Separate Account. If there is a material change in applicable state or local tax laws, the imposition of any such taxes upon us that are attributable to the Separate Account or to our operations with respect to your Contract may result in a corresponding charge against the Separate Account or your Contract.

Given the uncertainty of future changes in applicable federal, state or local tax laws, we cannot appropriately describe the effect a tax law change may have on taxes that would be attributable to the Separate Account or your Contract.

QUALIFIED CONTRACTS – GENERAL RULES

The Contracts are available to a variety of Qualified Plans and IRAs. Tax restrictions and consequences for Contracts under each type of Qualified Plan and IRAs differ from each other and from those for Non-Qualified Contracts. No attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans and IRAs. Participants under such Qualified Plans, as well as Contract Owners, Annuitants and Beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to the terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. If the Contract is purchased through a tax-qualified IRA or plan, it provides no additional tax benefit to the investor beyond those already provided under the Internal Revenue Code.

Tax Deferral

It is important to know that Qualified Plans such as 401(k)s, as well as IRAs, are already tax-deferred. Therefore, an annuity contract should be used to fund an IRA or Qualified Plan to benefit from the annuity’s features other than tax deferral. Other benefits of using a variable annuity to fund a Qualified Plan or an IRA include the lifetime income options, guaranteed death benefit options and the ability to transfer among Investment Options without sales or surrender charges. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan or IRA.

Taxes Payable

Generally, amounts received from Qualified Contracts are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions (if any). Amounts you withdraw before annuitization, including amounts withdrawn from your Contract Value in connection with partial withdrawals for payment of any charges and fees, will be treated as ordinary income. Different rules apply for Roth IRAs. Consult your tax advisor before requesting a distribution from a Qualified Contract.

10% Additional Tax for Early Withdrawals

Generally, distributions from IRAs and Qualified Plans that occur before you attain age 59½ are subject to a 10% additional tax imposed on the amount of the distribution that is includable in gross income, with certain exceptions. These exceptions include distributions:

●	made to a beneficiary after the owner’s/participant’s death,

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●	attributable to the owner/participant becoming disabled under Code Section 72(m)(7),
●	that are part of a series of substantially equal periodic payments (also referred to as SEPPs or 72(t) payments) made (at least annually) over your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary, and commence after you have separated from service (if payments are made from a qualified retirement plan),
●	for qualified birth or adoption expenses,
●	made on or after the date on which the owner/participant has been certified by a physician as being terminally ill as defined under Code Section 72(t)(2)(L),
●	for certain qualified disaster recovery distributions,
●	for certain emergency personal expenses,
●	for certain distributions made to domestic abuse victims,
●	for certain higher education expenses (IRAs only),
●	used to pay for certain health insurance premiums or medical expenses (IRAs only),
●	for costs related to the purchase of your first home (IRAs only), and
●	(except for IRAs) made to an employee after separation from service if the employee separates from service during or after the calendar year in which he or she attains age 55 (or age 50 in the case of a qualified public safety employee).

Tax Withholding for Qualified Contracts

Distributions from a Contract under a Qualified Plan (not including an individual retirement annuity subject to Code Section 408 or Code Section 408A) to an employee, surviving spouse, or former spouse who is an alternate payee under a qualified domestic relations order, that are permitted to be rolled over to an eligible retirement plan, are subject to mandatory income tax withholding of 20% of the taxable amount of the distribution, unless the distributee directs the transfer of such amounts in cash to another Qualified Plan or a traditional IRA.

Distributions that are not an eligible rollover distribution include:

●	any distribution that is a minimum distribution required under the Code, which includes any annuity payment made on or after January 1 of the year you turn age 73 (or 70 ½ if born prior to July 1, 1949 , 72 if born prior to January 1, 1951, or 75 if born after 1959);
●	any portion of the distribution that is not includable in gross income because it is a return of any after-tax contributions;
●	any distribution that is part of a series of substantially equal periodic payments made over your life or the lives or you and your designated beneficiary, or made for fixed period of at least 10 years.

The taxable amount is the amount of the distribution less the amount allocable to after-tax contributions. All other types of taxable distributions are subject to 10% federal withholding unless the distributee elects not to have withholding apply.

For periodic (annuity) payments, the rate of withholding will be determined on the basis of the withholding information you provide to us by submitting Form W-4P. If you do not provide us with withholding information, we are required to determine the Federal income tax withholding according to the then current defaults for marital status and number of exemptions. State and local withholding may apply different defaults and will be determined by applicable law.

Certain states have indicated that pension and annuity withholding will apply to payments made to residents.

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IRAs and Other Qualified Contracts with Optional Benefit Riders

As of the date of this Prospectus, there are special considerations for purchases of any optional living or death benefit riders. Treasury Regulations state that Individual Retirement Accounts (IRAs) may generally not invest in life insurance contracts. We believe that these Regulations do not prohibit the living or death benefit riders from being added to your Contract if it is issued as a Traditional IRA, Roth IRA, or SEP IRA. However, the law is unclear and it is possible that a Contract that has living or death benefit riders and is issued as a Traditional IRA, Roth IRA, or SEP IRA could be disqualified and may result in increased taxes to the Owner.

Similarly, Code Section 401 plans, Code Section 403(b), 457(b) annuities and IRAs (but not Roth IRAs) can only offer incidental death benefits. The IRS could take the position that the enhanced death benefits provided by optional benefit riders are not incidental. In addition, to the extent that the optional benefit riders alter the timing or the amount of the payment of distributions under a Qualified Contract, the riders cannot be paid out in violation of the minimum distribution rules of the Code.

It is our understanding that the charges relating to the optional benefit riders are not subject to current taxation and we will not report them as such. However, Treasury or the IRS may determine that these charges should be treated as partial withdrawals subject to current income taxation to the extent of any gain and, if applicable, the 10% additional tax. We reserve the right to report the rider charges as partial withdrawals if we believe that we would be expected to report them in accordance with Treasury Regulations or IRS guidance.

Required Minimum Distributions

Treasury Regulations provide that you cannot keep assets in Qualified Plans or IRAs indefinitely. Eventually they are required to be distributed; at that time (the Required Beginning Date (RBD)), Required Minimum Distributions (RMDs) are the amount that must be distributed each year. The information below is for Qualified Contracts held in either a Qualified Plan, or IRA, prior to the Annuity Start Date.

Under Code Section 401 (for Qualified Plans) and Code Section 408 (for IRAs), the entire interest under the Contract must be distributed to the Owner/Annuitant no later than the Owner/Annuitant’s RBD, or distributions over the life of the Owner/Annuitant (or the Owner/Annuitant and his beneficiary) must begin no later than the RBD.

The RBD for distributions from a Qualified Contract maintained for an IRA under Code Section 408 is generally April 1 of the calendar year following the year in which the Owner/Annuitant reaches age 73 (or 70½ if born prior to July 1, 1949, 72 if born prior to January 1, 1951, or 75 if born after 1959). The RBD for a Qualified Contract maintained for a qualified retirement or pension plan under Code Section 401 or a Code Section 403(b) annuity is April 1 of the calendar year following the later of the year in which the Owner/Annuitant reaches age 73 (or 70½ if born prior to July 1, 1949 , 72 if born prior to January 1,1951, or 75 if born after 1959), or, if the plan so provides, the year in which the

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Owner/Annuitant retires. There is no RBD for a Roth IRA maintained pursuant to Code Section 408A or for a Designated Roth Account in a Qualified Plan.

The Treasury Regulations require that all IRA holders and Qualified Plan Participants (with one exception discussed below) use the Uniform Lifetime Table to calculate their RMDs.

The Uniform Lifetime Table is based on a joint life expectancy and uses the IRA owner’s actual age and assumes that the beneficiary is 10 years younger than the IRA owner. Note that under these Regulations, the IRA owner does not need to actually have a named beneficiary when they reach the RBD.

The exception noted above is for an IRA owner who has a spouse, who is more than 10 years younger, as the sole beneficiary on the IRA. In that situation, the spouse’s actual age (and life expectancy) will be used in the joint life calculation.

Required Minimum Distributions for Beneficiaries

For Owner/Annuitants who died prior to January 1, 2020, their designated beneficiaries calculate RMDs using the Single Life Table (Table I, Appendix B, Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs)). The table provides a life expectancy factor based on the beneficiary’s age. The account balance is divided by this life expectancy factor to determine the first RMD. The life expectancy is reduced by one for each subsequent year.

For Owner/Annuitants who die after December 31, 2019, the RMD rules for Beneficiaries who inherit an account or IRA are different depending on whether the Beneficiary is an “eligible designated beneficiary” or not. An eligible designated beneficiary includes a surviving spouse, a disabled individual, a chronically ill individual, a minor child, or an individual who is not more than 10 years younger than the account owner. Certain trusts created for the exclusive benefit of disabled or chronically ill Beneficiaries are included. These eligible designated beneficiaries may take their distributions over the Beneficiary's life expectancy. However, minor children must still take remaining distributions within 10 years of reaching age 21. Additionally, a surviving spouse beneficiary may elect to delay commencement of distributions until the later of the end of the year that the Owner/Annuitant would have attained age 73, or the surviving spouse’s RBD.

Designated Beneficiaries, who are not an eligible designated beneficiary, must withdraw the entire account by the 10th calendar year following the death of the Owner/Annuitant. IRS and Treasury have released proposed regulations that require a Beneficiary to take distributions “at least as rapidly” as the Owner/Annuitant did after his RBD and had begun receiving minimum distributions. These proposed regulations require the Beneficiary to continue receiving distributions during the 10 years following the Owner/Annuitant’s death. Please consult your tax advisor for more information about these new proposed regulations and the impact they may have on your situation.

Non-designated Beneficiaries must withdraw the entire account within 5 years of the Owner/Annuitant’s death if distributions have not

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begun prior to death. For IRA distributions, see Publication 590-B, Distribution from Individual Retirement Arrangements (IRAs).

Actuarial Value

In accordance with Treasury Regulations, RMDs and Roth IRA conversions may be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the Contract. As a result, RMDs and taxes due on Roth IRA Conversions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution under the Contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

RMDs and Annuity Options

For retirement plans that qualify under Code Section 401 or 408, the period elected for receipt of RMDs as annuity payments under Annuity Options 2 and 4 generally may be:

●	no longer than the joint life expectancy of the Annuitant and Beneficiary in the year that the Annuitant reaches age 73 (or 70½ if born prior to July 1, 1949, 72 if born prior to January 1,1951, or 75 if born after 1959), and
●	must be shorter than such joint life expectancy if the Beneficiary is not the Annuitant’s spouse and is more than 10 years younger than the Annuitant, and
●	may be further limited to comply with the RMD requirements for beneficiaries (e.g., the 10-year rule).

Under Annuity Option 3, if the Beneficiary is not the Annuitant’s spouse and is more than 10 years younger than the Annuitant, the 66 2/3% and 100% elections specified below may not be available. The restrictions on options for retirement plans that qualify under Code Sections 401 and 408 also apply to a retirement plan that qualifies under Code Section 403(b) with respect to amounts that accrued after December 31, 1986.

Annuity payments made on or after January 1st of the year the Owner/Annuity turns 73 (or 70½ if born prior to July 1, 1949 or 72 if born prior to January 1,1951) are considered RMDs and are therefore not eligible rollover distributions. The Owner/Annuitant may not request a direct or indirect rollover of any annuity payment made on or after this date.

In order to comply with RMD regulations, some riders or benefits may not be available for your Contract.

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We urge you to consult with a qualified tax advisor prior to effecting any loan transaction under your Contract. See ADDITIONAL INFORMATION – Loans and More on Federal Tax Issues – Loans in the SAI for more information on loans.

IRAS AND QUALIFIED PLANS

The following is only a general discussion about types of IRAs and Qualified Plans for which the Contracts may be available. We are not the administrator of any Qualified Plan. The plan administrator and/or custodian, whichever is applicable, (but not us) is responsible for all Plan administrative duties including, but not limited to, notification of distribution options, disbursement of Plan benefits, handling any processing and administration of Qualified Plan loans, compliance regulatory requirements and federal and state tax reporting of income/distributions from the Plan to Plan participants and, if applicable, Beneficiaries of Plan participants and IRA contributions from Plan participants. Our administrative duties are limited to administration of the Contract and any disbursements of any Contract benefits to the Owner, Annuitant, or Beneficiary of the Contract, as applicable. Our tax reporting responsibility is limited to federal and state tax reporting of income/distributions to the applicable payee and IRA contributions from the Owner of a Contract, as recorded on our books and records. The Qualified Plan (the plan administrator or the custodian) is required to provide us with information regarding individuals with signatory authority on the Contract(s) owned. If you are purchasing a Qualified Contract, you should consult with your plan administrator and/or a qualified tax advisor. You should also consult with a qualified tax advisor and/or plan administrator before you withdraw any portion of your Contract Value.

Individual Retirement Annuities (“IRAs”)

In addition to “traditional” IRAs established under Code Section 408, there are SEP IRAs under Code Section 408(k), and Roth IRAs governed by Code Section 408A. Also, Qualified Plans under Code Sections 401, 403(b), or 457(b) of the Code that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA and other Qualified Plans.

Traditional IRAs

Traditional IRAs are subject to limitations on the amount that may be contributed each year, the persons who may be eligible to contribute, when rollovers are available and when distributions must commence. Depending upon the circumstances of the individual, contributions to a traditional IRA may be made on a deductible or non-deductible basis.

Annual contributions are generally allowed for persons who have compensation (as defined by the Code) of at least the contribution amount. Distributions of minimum amounts specified by the Code and Treasury Regulations must commence by April 1 of the calendar year following the calendar year in which you attain age 73 (or 70½ if born prior to July 1, 1949, 72 if born prior to January 1, 1951, or 75 if born after 1959). Failure to make mandatory minimum distributions may result in imposition of a 25% penalty excise on any difference between the required distribution amount and the amount actually distributed. This excise tax is reduced to 10% if a distribution of the shortfall is made within two years and prior to the date the excise tax is assessed or imposed by the IRS. Additional distribution rules apply after your death.

You (or your surviving spouse if you die) may rollover funds (such as proceeds from existing insurance policies, annuity contracts or securities) from certain existing Qualified Plans into your traditional IRA if those funds are in cash. This will require you to liquidate any value accumulated under the existing Qualified Plan. Mandatory withholding of 20% may apply to any rollover distribution from your existing Qualified Plan if the distribution is not transferred directly to your traditional IRA. To avoid this withholding you may wish to have cash transferred directly from the insurance company or plan trustee to your traditional IRA.

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SEP-IRAs

A Simplified Employee Pension (SEP) is an employer sponsored retirement plan under which employers are allowed to make contributions toward their employees’ retirement, as well as their own retirement (if the employer is self-employed). A SEP is a type of IRA established under Code Section 408(k). Under a SEP, a separate IRA account called a SEP-IRA is set up by or for each eligible employee and the employer makes the contribution to the account. Like other IRAs, a 10% additional tax is imposed on certain distributions that occur before an employee attains age 59½.

Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amount that may be contributed and the persons who may be eligible to contribute and are subject to certain required distribution rules on the death of the Contract Owner. Unlike a traditional IRA, Roth IRAs are not subject to minimum required distribution rules during the Contract Owner’s lifetime. However, upon the death of the Contract Owner, the Beneficiary is required to take RMDs, similar to Beneficiaries of traditional IRAs. The owner of a traditional IRA may convert a traditional IRA into a Roth IRA under certain circumstances. The conversion of a traditional IRA to a Roth IRA will subject the amount of the converted traditional IRA to federal income tax. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a “conversion” Roth IRA should consult with a qualified tax advisor.

In accordance with recent changes in laws and regulations, at the time of either a full or partial conversion from a Traditional IRA annuity to a Roth IRA annuity, the determination of the amount to be reported as income will be based on the annuity contract’s “fair market value”, which will include all front-end loads and other non-recurring charges assessed in the 12 months immediately preceding the conversion, and the actuarial present value of any additional contract benefits.

One IRA Rollover Per Year

Effective January 1, 2015, the IRS will only permit a taxpayer to complete one 60-day indirect IRA-to-IRA rollover per 12 month period. This means that a taxpayer could not make a 60-day indirect IRA-to-IRA rollover if he or she had made such a rollover involving any of the taxpayer's IRAs in the preceding 1-year period. The limit will apply by aggregating all of the individual’s IRAs, including SEP IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit.

This rule does not affect the ability of an IRA owner to transfer funds from one IRA trustee directly to another, because such a transfer is not a rollover (but rather a direct transfer) and therefore, is not subject to the one-rollover-per-year limitation of Code Section 408(d) (3)(B). For additional information, see IRS Announcements 2014-15 and 2014-32. Always confirm with your own tax advisor whether this rule impacts your circumstances.

401(k) Plans; Pension and Profit-Sharing Plans

Qualified Plans may be established by an employer for certain eligible employees under Code Section 401. These plans may be 401(k) plans, profit-sharing plans, or other pension or retirement plans. Contributions to these plans are subject to limitations. Rollover to other eligible plans may be available. Please consult your Qualified Plans Summary Plan description for more information.

Tax Sheltered Annuities (“TSAs”)

Employees of certain tax-exempt organizations, such as public schools or hospitals, may defer compensation through an eligible plan under Code Section 403(b). Salary deferral amounts received from employers for these employees are excludable from the employees’ gross income (subject to maximum contribution limits). Distributions under these Contracts must comply with certain limitations as to timing, or result in tax penalties. Distributions from amounts contributed to a TSA pursuant to a salary reduction arrangement, may be made from a TSA only upon attaining age 59½, severance from employment, death, disability, or financial hardship. Code Section 403(b) annuity distributions can be rolled over to other Qualified Plans in a manner similar to those permitted by Qualified Plans that are maintained pursuant to Code Section 401.

In accordance with Code Section 403(b) and related Treasury Regulations, we are required to provide information regarding contributions, loans, withdrawals, and hardship distributions from your Contract to your 403(b) employer or an agent of your 403(b) employer, upon request. In addition, prior to processing your request for certain transactions, we are required to verify certain information about you with your 403(b) employer (or if applicable, former 403(b) employer) which may include obtaining authorization from either your employer or your employer’s third-party administrator.

Section 457(b) Non-Qualified Deferred Compensation Plans

Certain employees of governmental entities or tax-exempt employers may defer compensation through an eligible plan under Code Section 457(b). Contributions to a Contract of an eligible plan are subject to limitations. Subject to plan provisions and a qualifying triggering event, assets in a 457(b) plan established by a governmental entity may be transferred or rolled into an IRA or another Qualified Plan, if the Qualified Plan allows the transfer or rollover. If a rollover to an IRA is completed, the assets become subject to IRA rules, including the 10% additional tax on distributions prior to age 59½. Assets from other plans may be rolled into a governmental 457(b) plan if the 457(b) plan allows the rollover and if the investment provider is able to segregate the assets for tax reporting purposes. Consult both the distributing plan and the receiving plan prior to making this election. Assets in a 457(b) plan set up by a tax exempt employer may not be rolled to a different type of Qualified Plan or IRA at any time.

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ADDITIONAL INFORMATION

CHANGES TO YOUR CONTRACT

Contract Owner(s)

Transfer of Contract ownership may involve federal income tax and/or gift tax consequences; you should consult a qualified tax advisor before effecting such a transfer. A change to or from joint Contract ownership is considered a transfer of ownership. If your Contract is Non-Qualified, you may change Contract ownership at any time prior to your Annuity Date. You may name a different Owner or add or remove a Joint Owner. A Contract cannot name more than two Contract Owners at any time. Any newly-named Contract Owners must be under the age of 85 at the time of change or addition. The Contract Owner(s) may make all decisions regarding the Contract, including making allocation decisions and exercising voting rights. Transactions under a Contract with Joint Owners require approval from both Owners. In addition, Contract ownership changes may terminate the GLWB Rider and may impact death benefit provisions. Work with your financial professional prior to making any ownership changes.

If your Contract is Qualified under Code Sections 401 or 457(b), the Qualified Plan must be the sole Owner of the Contract and the ownership cannot be changed unless and until a triggering event has been met under the terms of the Qualified Plan. Upon such event, the ownership can only be changed to the Annuitant. If your Contract is Qualified under Code Sections 408 and 403(b), you must be the sole Owner of the Contract and no changes can be made.

Annuitant and Contingent or Joint Annuitant

Once your Contract is issued, your sole Annuitant or Joint Annuitants cannot be changed. For certain Contracts, you may only add a Joint Annuitant on the Annuity Date. Certain changes may be permitted in connection with Contingent Annuitants. See ANNUITIZATION – SELECTING YOUR ANNUITANT. There may be limited exceptions for certain Qualified Contracts.

Beneficiaries

Your Beneficiary is the person(s) or entity who may receive death benefit proceeds under your Contract before the Annuity Date or any remaining annuity payments after the Annuity Date if any Owner (or Annuitant in the case of a Non-Natural Owner) dies. See the DEATH BENEFIT section for additional information regarding death benefit payouts. You may change or remove your Beneficiary or add Beneficiaries at any time prior to the death of any Owner (or Annuitant in the case of a Non-Natural Owner), as applicable. Any change or addition will generally take effect only when we receive all necessary documents, In Proper Form, and we record the change or addition. Any change or addition will not affect any payment made or any other action taken by us before the change or addition was received and recorded. Under our administrative procedures, a signature guarantee and/or other verification of identity or authenticity may be required when processing a claim payable to a Beneficiary.

Spousal consent may be required to change an Qualified Contract Beneficiary. If you are considering removing a spouse as a Beneficiary, it is recommended that you consult your legal or tax advisor regarding any applicable state or federal laws prior to requesting the change. Qualified Contracts may have additional restrictions on naming and changing Beneficiaries. If your Contract was issued in connection with a Qualified Plan subject to Title I of ERISA, contact your Plan Administrator for details. We require that Contracts issued under Code Sections 401 and 457(b) name the Plan as Beneficiary. If the Plan is unable to set up a trust account for Beneficiary payouts, we will pay the designated Plan Beneficiary under certain conditions. If you leave no surviving Beneficiary or Contingent Beneficiary, your estate will receive any death benefit proceeds under your Contract.

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INQUIRIES AND SUBMITTING FORMS AND REQUESTS

You may reach our service representatives at (800) 722-4448 between the hours of 6:00 a.m. and 5:00 p.m., Pacific time on any Business Day. Financial professionals may call us at (800) 722-2333.

Please send your forms and written requests or questions to our Service Center:

Pacific Life Insurance Company

P.O. Box 2378

Omaha, Nebraska 68103-2378

If you are submitting a Purchase Payment or other payment by mail, please send it, along with your application if you are submitting one, to our Service Center at the following address:

Pacific Life Insurance Company

P.O. Box 2290

Omaha, Nebraska 68103-2290

If you are using an overnight delivery service to send payments, please send them to our Service Center at the following address:

Pacific Life Insurance Company

6750 Mercy Road, RSD

Omaha, Nebraska 68106

The effective date of certain notices or of instructions is determined by the date and time on which we receive the notice or instructions In Proper Form. In those instances when we receive electronic transmission of the information on the application from your financial professional’s broker-dealer firm and our administrative procedures with your broker-dealer so provide, we consider the application to be received on the Business Day we receive the transmission. In those instances when information regarding your Purchase Payment is electronically transmitted to us by the broker-dealer, we will consider the Purchase Payment to be received by us on the Business Day we receive the transmission of the information. Please call us if you or your financial professional have any questions regarding which address you should use.

We reserve the right to process any Purchase Payment received at an incorrect address when it is received at either the address indicated in your Contract specification pages or the appropriate address indicated in the Prospectus.

Purchase Payments after your initial Purchase Payment, transfer requests, and withdrawal requests we receive before the close of the New York Stock Exchange, which usually closes at 4:00 p.m. Eastern time, will be effective at the end of the same Business Day that we receive them In Proper Form unless the transaction or event is scheduled to occur on another Business Day. Generally, whenever you submit any other form, notice or request, your instructions will be effective on the next Business Day after we receive them In Proper Form unless the transaction or event is scheduled to occur on another Business Day. We may also require, among other things, a signature guarantee or other verification of authenticity. We do not generally require a signature guarantee unless it appears that your signature may have changed over time or the signature does not appear to be yours; or an executed application or confirmation of application, as applicable, In Proper Form is not received by us; or, to protect you or us. Requests regarding death benefit proceeds must be accompanied by both proof of death and instructions regarding payment In Proper Form. You should call your financial professional or us if you have questions regarding the required form of a request.

TELEPHONE AND ELECTRONIC TRANSACTIONS

You are automatically entitled to make certain transactions by telephone or, to the extent available, electronically. You may also authorize other people to make certain transaction requests by telephone or, to the extent available, electronically by so indicating on the application or by sending us instructions in

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writing in a form acceptable to us. We cannot guarantee that you or any other person you authorize will always be able to reach us to complete a telephone or electronic transaction; for example, all telephone lines may be busy or access to our website may be unavailable during certain periods, such as periods of substantial market fluctuations or other drastic economic or market change, or telephones or the Internet may be out of service or unavailable during severe weather conditions or other emergencies. Under these circumstances, you should submit your request in writing (or other form acceptable to us). Transaction instructions we receive by telephone or electronically before the close of the New York Stock Exchange, which usually closes at 4:00 p.m. Eastern time, on any Business Day will usually be effective at the end of that day, and we will provide you confirmation of each telephone or electronic transaction.

We have established procedures reasonably designed to confirm that instructions communicated by telephone or electronically are genuine. These procedures may require any person requesting a telephone or electronic transaction to provide certain personal identification upon our request. We may also record all or part of any telephone conversation with respect to transaction instructions. We reserve the right to deny any transaction request made by telephone or electronically. You are authorizing us to accept and to act upon instructions received by telephone or electronically with respect to your Contract, and you agree that, so long as we comply with our procedures, neither we, any of our affiliates, nor any Fund, or any of their directors, trustees, officers, employees or agents will be liable for any loss, liability, cost or expense (including attorneys’ fees) in connection with requests that we believe to be genuine. This policy means that so long as we comply with our procedures, you will bear the risk of loss arising out of the telephone or electronic transaction privileges of your Contract. If a Contract has Joint Owners, each Owner may individually make telephone and/or electronic transaction requests.

The authorization to make transactions by telephone or, to the extent available, electronically, will terminate when we receive notification of your death, and telephone or electronic transactions will no longer be accepted.

ELECTRONIC INFORMATION CONSENT

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, reports, annual statements, statements and immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. You may enroll in this service by so indicating on the application, via our Internet website, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Not all contract documentation and notifications may be currently available in electronic format. You will continue to receive paper copies of any documents and notifications not available in electronic format by U.S. mail. For jointly owned contracts, both Owners are consenting to receive information electronically. Documents will be available on our Internet website. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. You must have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and the ability to read and retain it. You may access and print all documents provided through this service.

If you plan on enrolling in this service, or are currently enrolled, please note that:

●	There is no charge for electronic delivery, although your Internet provider may charge for Internet access.
●	You should provide a current e-mail address and notify us promptly when your e-mail address changes.

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●	You should update any e-mail filters that may prevent you from receiving e-mail notifications from us.
●	You may request a paper copy of the information at any time for no charge, even though you consented to electronic delivery, or if you decide to revoke your consent.
●	For jointly owned contracts, all information will be provided to the e-mail address that is provided to us.
●	Electronic delivery will be cancelled if e-mails are returned undeliverable.
●	This consent will remain in effect until you revoke it.

If you are currently enrolled in this service, please call (800) 722-4448 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address. You may opt out of electronic delivery at any time.

TIMING OF PAYMENTS AND TRANSACTIONS

For withdrawals, including exchanges under Code Section 1035 and other Qualified transfers, from the Index-Linked Investment Options or for Death Benefit payments attributable to your Index-Linked Option Value, we will normally send the proceeds within 7 calendar days after your request is effective or after the Notice Date, as the case may be. We will normally effect periodic annuity payments on the day that corresponds to the Annuity Date and will make payment on the following Business Day. Payments or transfers may be suspended for a longer period under certain extraordinary circumstances. These include: a closing of the New York Stock Exchange other than on a regular holiday or weekend; a trading restriction imposed by the SEC; or an emergency declared by the SEC. Payments (including fixed annuity payments), withdrawals or transfers from the General Account (including the Fixed Account Option) may be delayed for up to six months after the request is effective. See THE GENERAL ACCOUNT for more details.

CONFIRMATIONS, STATEMENTS AND OTHER REPORTS TO CONTRACT OWNERS

Confirmations will be sent out for Purchase Payments, transfers, unscheduled partial withdrawals, a full withdrawal and GLWB Rider Resets. Periodically, we will send you a statement that provides certain information pertinent to your Contract. These statements disclose Contract Value, Index-Linked Option values, Fixed Account Option values, fees and charges applied to your Contract Value, transactions made and specific Contract data that apply to your Contract.

Confirmations of your transactions under the pre-authorized withdrawal option will appear on your annual account statements. Your statement will contain annual information about your Contract Value and transactions. You may also access these statements online.

If you suspect an error on a confirmation or quarterly statement, you must notify us in writing as soon as possible, preferably within 30 calendar days of receiving the transaction confirmation or, if the transaction is first confirmed on the quarterly statement, within 30 calendar days of receiving the quarterly statement. When you write, tell us your name, contract number and a description of the suspected error.

Contract Owner Mailings. To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of Contract Owner documents (such as the Prospectus, supplements, and announcements) may be mailed to Contract Owners who share the same household address (Householding). If you are already participating, you may opt out by contacting us. Please allow 30 calendar days for regular delivery to resume. You may also elect to participate in Householding by writing or calling us. The current documents are available on our website any time or an individual copy of any of these documents may be requested.

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DISTRIBUTION ARRANGEMENTS

PSD, a broker-dealer and our subsidiary, pays various forms of sales compensation to broker-dealers (including other affiliates) that solicit applications for the Contracts. PSD also may reimburse other expenses associated with the promotion and solicitation of applications for the Contracts.

We offer the Contracts for sale through broker-dealers that have entered into selling agreements with PSD. Broker-dealers sell the Contracts through their financial professionals. PSD pays compensation to broker-dealers for the promotion and sale of the Contracts. The individual financial professional who sells you a Contract typically will receive a portion of the compensation, under the financial professional’s own arrangement with his or her broker-dealer. Broker-dealers may generally receive aggregate commissions of up to [            ] of your aggregate Purchase Payments. Under certain circumstances where PSD pays lower initial commissions, certain broker dealers that solicit applications for Contracts may be paid an ongoing persistency trail commission (sometimes called a residual) which will take into account, among other things, the Contract Value and the length of time Purchase Payments have been held under a Contract. A trail commission is not anticipated to exceed 1.50%, on an annual basis, of the Contract Value considered in connection with the trail commission.

We may also provide compensation to broker-dealers for providing ongoing service in relation to Contracts that have already been purchased.

Additional Compensation and Revenue Sharing

To the extent permitted by SEC and FINRA rules and other applicable laws and regulations, selling broker-dealers may receive additional payments in the form of cash, other special compensation or reimbursement of expenses, sometimes called “revenue sharing”. These additional compensation or reimbursement arrangements may include, for example, payments in connection with the firm’s “due diligence” examination of the contracts, payments for providing conferences or seminars, sales or training programs for invited financial professionals and other employees, payments for travel expenses, including lodging, incurred by financial professionals and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the Contracts, and payments to assist a firm in connection with its administrative systems, operations and marketing expenses and/or other events or activities sponsored by the firms. Subject to applicable FINRA rules and other applicable laws and regulations, PSD and its affiliates may contribute to, as well as sponsor, various educational programs, or promotions in which participating firms and their salespersons may receive prizes such as merchandise, cash, or other awards. Such additional compensation may give us greater access to financial professionals of the broker-dealers that receive such compensation or may otherwise influence the way that a broker-dealer and financial professional market the Contracts.

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These arrangements may not be applicable to all firms, and the terms of such arrangements may differ between firms. We provide additional information on special compensation or reimbursement arrangements involving selling firms and other financial institutions in the [                     ], which is available upon request. Any such compensation will not result in any additional direct charge to you by us.

The compensation and other benefits provided by PSD or its affiliates may be more or less than the overall compensation on similar or other products. This may influence your financial professional or broker-dealer to present this Contract over other investment vehicles available in the marketplace. You may ask your financial professional about these differing and divergent interests, how he/she is personally compensated and how his/her broker-dealer is compensated for soliciting applications for the Contract.

SERVICE ARRANGEMENTS

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REPLACEMENT OF LIFE INSURANCE OR ANNUITIES

The term “replacement” has a special meaning in the life insurance industry and is described more fully below. Before you make your purchase decision, we want you to understand how a replacement may impact your existing plan of insurance.

A policy “replacement” occurs when a new policy or contract is purchased and, in connection with the sale, an existing policy or contract is surrendered, lapsed, forfeited, assigned to the replacing insurer, otherwise terminated, or used in a financed purchase. A “financed purchase” occurs when the purchase of a new life insurance policy or annuity contract involves the use of funds obtained from the values of an existing life insurance policy or annuity contract through withdrawal, surrender or loan.

There are circumstances in which replacing your existing life insurance policy or annuity contract can benefit you. As a general rule, however, replacement is not in your best interest. Accordingly, you should make a careful comparison of the costs and benefits of your existing policy or contract and the proposed policy or contract to determine whether replacement is in your best interest.

STATE VARIATIONS

Certain Contract features described in this Prospectus may vary or may not be available in your state. The state in which your Contract is issued governs whether or not certain features, Riders, charges or fees are available or will vary under your Contract. These variations are reflected in your Contract and in Riders or Endorsements to your Contract. See your financial professional or contact us for specific information that may be applicable to your state.

Arizona. For Owners 65 years of age or older on the application date, the Free Look period is calendar 30 days.

California. Variations for California are set forth below.

Right to Cancel (“Free Look”)

If a senior resident of California elects the optional Return of Purchase Payment Death Benefit Rider, the initial Purchase Payment(s) will be placed in the Fixed Account Option for 30 calendar days. If allocations to the ILOs were selected at Contract Issue, Purchase Payments will be allocated to the ILOs after 30 calendar days. The Term Start Date will be the date the Purchase Payment(s) are transferred from the Fixed Account Option to the ILO, and the starting Index Price will be based on the Term Start Date. Once the Contract is issued, initial investment allocations are set and cannot be changed during the 30-day Free Look period.

If a senior resident of California elects the standard death benefit, the Purchase Payment(s) will be immediately allocated to the initial investment allocations as instructed.

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PACIFIC LIFE INSURANCE COMPANY AND THE GENERAL ACCOUNT

PACIFIC LIFE

Pacific Life Insurance Company is a life insurance company domiciled in Nebraska. Along with our subsidiaries and affiliates, our operations include life insurance, annuity, mutual funds, broker-dealer operations, and investment advisory services.

We were originally organized on January 2, 1868, under the name “Pacific Mutual Life Insurance Company of California” and reincorporated as “Pacific Mutual Life Insurance Company” on July 22, 1936. On September 1, 1997, we converted from a mutual life insurance company to a stock life insurance company ultimately controlled by a mutual holding company and were authorized by California regulatory authorities to change our name to Pacific Life Insurance Company. On September 1, 2005, Pacific Life changed from a California corporation to a Nebraska corporation. Pacific Life is a subsidiary of Pacific LifeCorp, a holding company, which, in turn, is a subsidiary of Pacific Mutual Holding Company, a mutual holding company. Under their respective charters, Pacific Mutual Holding Company must always hold at least 51% of the outstanding voting stock of Pacific LifeCorp, and Pacific LifeCorp must always own 100% of the voting stock of Pacific Life. Owners of Pacific Life’s annuity contracts and life insurance policies have certain membership interests in Pacific Mutual Holding Company, consisting principally of the right to vote on the election of the Board of Directors of the mutual holding company and on other matters, and certain rights upon liquidation or dissolutions of the mutual holding company.

Our executive office is located at 700 Newport Center Drive, Newport Beach, California 92660.

Our subsidiary, Pacific Select Distributors, LLC (PSD) serves as the principal underwriter (distributor) for the Contracts. PSD is located at 700 Newport Center Drive, Newport Beach, California 92660. We and PSD enter into selling agreements with broker-dealers whose financial professionals are authorized by state insurance departments to sell the Contracts.

We may provide you with reports of our ratings both as an insurance company and as to our claims-paying ability with respect to our General Account assets.

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THE SEPARATE ACCOUNT AND THE GENERAL ACCOUNT

The Separate Account and the General Account

The assets supporting the ILOs are held in a non-registered, non-insulated separate account established under Nebraska insurance law for the purpose of supporting our obligations under the Contract. You will not share in the investment experience of Separate Account assets. Assets of the Separate Account are chargeable with the claims of any of the Company's contract owners as well as the Company's creditors, and are subject to the liabilities arising out of any other business the Company conducts.

All amounts allocated to the Fixed Account Option become part of our General Account. Subject to applicable law, we exercise sole discretion over the investment of General Account assets, and bear the associated investment risk. You will not share in the investment experience of General Account assets. The General Account is subject to liabilities arising from any of our other business.

Any guarantees provided for under the Contract or through the optional Riders are backed by and subject to our financial strength and claims-paying ability. You must look to the strength of the insurance company with regard to such guarantees. Payments (including fixed annuity payments) or withdrawals from the General Account may be delayed for up to six months after the request is effective.

Because of exemptive and exclusionary provisions, interests in the General Account and the Separate Account under the Contract are not registered under the Securities Act of 1933, as amended, and the Separate Account has not been registered as an investment company under the 1940 Act. Any interest you have in the ILOs or the Fixed Account Option is not subject to these Acts. This disclosure is, however, subject to certain provisions of federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

Guarantee Terms

When you allocate any portion of your Purchase Payments or Contract Value to the Fixed Account Option, we guarantee you an interest rate (a “Guaranteed Rate”) for 1 year (a “Guarantee Term”). Guarantee Terms will be offered at our discretion. Guaranteed Rates for the Fixed Account Option may be changed periodically for new allocations. Your allocation will receive the Guaranteed Rate in effect for the Fixed Account Option on the effective date of your allocation. All Guaranteed Rates will credit interest daily at a rate that compounds over one year to equal the annual effective rate. The Guaranteed Rate on your Fixed Account Option Value will remain in effect for the Guarantee Term and will never be less than the Minimum Guaranteed Rate for the Fixed Account specified in your Contract.

Withdrawals and Transfers

Prior to the Annuity Date, on each Contract Anniversary, you may withdraw or transfer amounts from the Fixed Account Option to one or more of the available ILOs.

Currently, we are not requiring the 30-day waiting period on partial withdrawals, but we reserve the right to require the 30-day waiting period on partial withdrawals in the future. We will provide at least a 30 calendar day prior notice before we enforce the 30-day waiting period on partial withdrawals.

Amounts transferred or withdrawn from the Fixed Account Option may be delayed, as described under ADDITIONAL INFORMATION – TIMING OF PAYMENTS AND TRANSACTIONS. Any amount delayed, so long as it is held under the Fixed Account Option, will continue to earn interest at the Guaranteed Rate then in effect until that Guarantee Term has ended, and the Minimum Guaranteed Rate for the Fixed Account specified in your Contract thereafter, unless state law requires a greater rate be paid.

STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934

Pacific Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

83

APPENDIX A:

ILO CREDTING STRATEGY

The Company supports the index-linked benefits of this Contract through the purchase or sale of derivative instruments. Derivatives are purchased on each Index to align with the ILO Crediting Strategies. For distributions taken during the ILO Term, the ILO Interim Value approximates the market (or fair) value change in the portion of hypothetical derivative instruments that must be sold to fund the distribution, including the recapture of the unvested portion of the ILO Budget calculated on the ILO Term Start Date. The recapture of the unvested portion of the ILO Budget represents lost fixed income investment income to the Company that would have been realized if the withdrawal had been held to the ILO Term End Date. The vesting period is equal to the length of the ILO Term. The portion of the ILO Budget calculated at the beginning of the ILO Term that remains unvested is equal to the number of days remaining in the ILO Term, as of the date the ILO Interim Value is calculated, divided by the length (in days) of the ILO Term. The following table summarizes the hypothetical derivatives used in the ILO Interim Value calculation by ILO Crediting Strategy:

Downside Protection	Crediting Strategy	Hypothetical Derivative Strategy

Sell OTM Put; Buy ATM Call; Sell OTM Call

Buffer	Cap Rate	Market Value of Derivatives supporting the ILO = ATM Call - OTM Call - OTM Put
Buy ATM Call; Sell OTM Call; Buy ATM Put; Sell 2x OTM Put Sell OTM Binary Put

	Dual Direction	Market Value of Derivatives supporting the ILO = ATM Call - OTM Call + ATM Put - 2*(OTM Put) - Binary Put
Sell OTM Put; Buy ATM Call (at tier 1 par rate up to tier level); Buy OTM Call (at tier 2 par rate struck at tier level)

	Tiered Participation Rate	Market Value of Derivatives supporting the ILO = AMT Call*(Tier 1 Participation Rate) + OTM Call*(Tier 2 Participation Rate)
Sell OTM Put; Buy ATM Call; Sell OTM Call

Market Value of Derivatives supporting the ILO = ATM Call - OTM Put

Performance Mix	Percentage weights are assigned based on the relative value for each hypothetical derivative strategy.
      50% weight is assigned to the ILO with the highest relative value
      30% weight is assigned to the ILO with the second highest relative value
20% weight is assigned to the ILO with the lowest value
	Performance Trigger	Sell OTM Put; Buy ATM Binary Call
Market Value of Derivatives supporting the ILO = ATM Binary Call - OTM Put

A-1

Floor	Cap Rate	Sell ATM Put; Buy OTM Put; Buy ATM Call; Sell OTM Call Market Value of Derivatives supporting the ILO = ATM Call - OTM Call + OTM Put - ATM Put
	Performance Trigger	Sell ATM Put; Buy OTM Put; Buy ATM Binary Call Market Value of Derivatives supporting the ILO = ATM Binary Call + OTM Put - ATM Put

A-2

APPENDIX B:

INTERIM VALUE CALCULATION EXAMPLES

On any day during the Term except for the Term Start Date and the Term End Date, your ILO Value is equal to the Interim Value. We calculate the Interim Value each Business Day between the Term Start Date and the Term End Date based on the value of a hypothetical portfolio of derivative financial instruments designed to replicate the ILO Value if it were held until the end of the Term. See the table in APPENDIX A for more information about the derivatives used. We calculate the Interim Value of your investment in an ILO at the end of each Business Day between the Term Start Date and the Term End Date. The Interim Value fluctuates each Business Day. The Interim Value on a given Business Day determines the amount available from that ILO for withdrawals, surrenders, and the other transactions listed below that may occur on that date.

The Interim Values generally reflect less gain and more downside than would otherwise apply at the end of the Term. As such, when a transaction is processed based on an Interim Value, the Interim Value could reflect less gain or more loss (perhaps significantly less gain or more loss) than would be applied at the end of the Term. This means that there could be significantly less money available under your Contract for withdrawals, annuitization, and the death benefit. The application of an Interim Value may result in a loss even if the Index performance at the time of withdrawal or other transaction listed above is higher than at the beginning of the Term. If you use the Performance Lock feature to lock-in an Interim Value that is lower than your Investment Base on the Term Start Date, you will lock-in a loss.

The Interim Value for an ILO is calculated using the following formula. Please see CONTRACT VALUE – INTERIM VALUE in the Prospectus for an explanation of each component of the formula.

A x (1 + B – ( C x D )), where:

A =            Investment Base

B =            Market Value of Derivatives supporting the ILO

C =            ILO Budget rate

D =            Percentage of ILO Term time remaining.

On the valuation date, the ILO Interim Value uses the same calculation steps to calculate the market value of derivatives as the ILO Budget calculation steps on the ILO Start Date. Please refer to APPENDIX A for example calculations of the market value of derivatives. Hypothetical derivatives that are purchased in the ILO Budget calculation steps are sold, and derivatives sold in the ILO Budget calculation are sold. This calculates a market-based unwind or exit price of the hypothetical derivatives. The hypothetical derivatives will vary by ILO Crediting Strategy (see the ILO Crediting Strategy table in APPENDIX A).

The following examples are intended to illustrate how an Interim Value is calculated halfway through a 1-year ILO Term, and halfway through the first Contract Year of a 6-year ILO, with different Protection Levels and both positive and negative Index performance. The examples assume that there is no GLWB Rider, and that the Performance Lock feature is not exercised, in addition to the following:

All examples assume the following information:

●	Contract Issue Date: 1/1/2023
●	Both 1-Year and 6-Year ILO Terms are shown where available:
●	For 1-Year ILO Terms, the ILO Term End Date is 1/1/2024
●	For 6-Year ILO Terms, the ILO Term End Date is 1/1/2029

All calculations for 1-Year Cap with Buffer ILOs are shown on exactly half way through the first Contract Year. All calculations for 6-Year Cap with Buffer ILOs are shown at the start of the third Contract Year. All calculations for the 1-Year Cap with Floor ILOs are shown 9 months into the Contract Year.

●	For the 1-Year Cap with Buffer ILOs, this means there is 0.5 years remaining in the ILO Term and 5.5 years remaining in the MVA Term.
●	For the 6-Year Cap with Buffer ILOs, this means there is 4 years remaining in both the ILO Term and the MVA Term.
●	For the 1-Year Cap with Floor ILOs, this means there is 0.25 years remaining in the ILO Term and 5.25 years remaining in the MVA Term

Each example assumes a single allocation of $100,000 to either the Buffer Protection Option or the Floor Protection Option with a Cap Rate. The ILO Budget calculation varies by Crediting Strategy (see ILO Crediting Strategy table in APPENDIX A), however the ILO Interim Value calculations are identical between all ILOs.

B-1

Example 1: Calculation of the Interim Value for a 10% Buffer and Cap ILO

ILO Term	1-Year	1-Year	1-Year	1-Year	6-Year	6-Year	6-Year	6-Year
Investment Base (A)	$ 100,000	$ 100,000	$ 100,000	$ 100,000	$ 100,000	$ 100,000	$ 100,000	$ 100,000
Buffer	10%	10%	10%	10%	10%	10%	10%	10%
Cap	16%	16%	16%	16%	200%	200%	200%	200%
ILO Budget (C)	4.40%	4.40%	4.40%	4.40%	21.00%	21.00%	21.00%	21.00%

Interim Value Calculation	1-Year	1-Year	1-Year	1-Year	6-Year	6-Year	6-Year	6-Year
Index Return	-40%	-10%	10%	40%	-40%	-10%	10%	40%
Percentage of ILO Term Remaining (D)	0.50	0.50	0.50	0.50	0.67	0.67	0.67	0.67
Market Value of ATM Call Option	0.00%	0.90%	13.95%	42.40%	1.51%	14.56%	30.04%	56.26%
Market Value of OTM Call Option	0.00%	-0.02%	-3.55%	-27.59%	0.00%	0.00%	-0.01%	-0.69%
Market Value of OTM Put Option	-27.89%	-3.28%	-0.91%	-0.34%	-20.86%	-8.10%	-5.50%	-3.75%
Market Value of Hypothetical Derivatives supporting the ILO (B)	-27.89%	-2.40%	9.48%	14.47%	-19.35%	6.46%	24.53%	51.83%
Unvested portion of ILO Budget (C*D)	2.21%	2.21%	2.21%	2.21%	14.00%	14.00%	14.00%	14.00%
Interim Value = A x (1 + B - C x D)	69,903.17	95,397.65	107,273.02	112,266.80	66,650.55	92,457.76	110,532.60	137,829.98

Example 2: Calculation of the Interim Value for a -10% Floor ILO with Cap

ILO Term	1-Year	1-Year	1-Year	1-Year
Investment Base (A)	$ 100,000	$ 100,000	$ 100,000	$ 100,000
Floor	-10%	-10%	-10%	-10%
Cap	14%	14%	14%	14%
ILO Budget (C)	4.30%	4.30%	4.30%	4.30%

Interim Value Calculation	1-Year	1-Year	1-Year	1-Year
Index Return	-40%	-10%	10%	40%
Percentage of ILO Term Remaining (D)	0.25	0.25	0.25	0.25
Value of ATM Call Option	0.00%	0.24%	12.16%	41.16%
Value of OTM Call Option	0.00%	-0.01%	-2.84%	-27.66%
Value of ATM Put Option	-38.73%	-9.06%	-1.09%	-0.20%
Value of OTM Put Option	28.87%	2.49%	0.41%	0.12%
Market Value of Hypothetical Derivatives supporting the ILO (B)	-9.86%	-6.33%	8.64%	13.42%
Unvested portion of ILO Budget (C*D)	1.08%	1.08%	1.08%	1.08%
Interim Value = A x (1 + B - C x D)	89,061.10	92,582.37	107,556.03	112,340.61

B-2

APPENDIX C:

MARKET VALUE ADJUSTMENT EXAMPLES

The MVA is based on the change in market interest rates between the Contract Issue Date and the date of your withdrawal. We use the average price of the JP Morgan 5-Year U.S. Liquid Index, and the 7-Year U.S. Liquid Index rates to measure this change. The Indexes are comprised of publicly-traded USD-denominated investment grade and corporate bonds issued by U.S. and international corporations that are rated BBB- or better, and have an approximate 5- or 7-year maturity, respectively. Current-day prices of the JP Morgan 5-Year and 7-Year U.S. Liquid Indexes will be publicly available on our website. Application of the MVA to a withdrawal or surrender request that exceeds the free withdrawal amount could reduce the Contract Value or Cash Surrender Value to less than the amount that would be protected by the Floor or Buffer.

The MVA is a dollar amount, which can be positive, negative, or equal to zero, by which we adjust the amount you will receive from a withdrawal or surrender. The MVA is designed to provide a market (or fair) value approximation of the change in value of the fixed income securities supporting the Contract that we must sell to fund the withdrawal from the Index-linked Option Interim Value in excess of the free withdrawal amount. The MVA formula is applied consistently across all Index-Linked Options within the Contract.

The MVA reflects the change in interest rates, reflected in the Reference Rate, from the MVA Term Start Date to the valuation date. In general, if the Reference Rate has increased, the MVA will be negative and will decrease the amount you receive. Conversely, if the Reference Rate has decreased, the MVA will be positive and will increase the amount you receive. If the MVA is $0, it has no effect on the amount you will receive from a withdrawal. We use the following MVA formula to determine the dollar value of the MVA:

Market Value Adjustment = [(J – I) x ( N/12)] x (W - f), where:

J	=	Average of the JP Morgan 5-Year U.S. Liquid Index and JP Morgan 7-Year U.S. Liquid Index yield as of the Business Day prior to withdrawal (JP Morgan 5-Year U.S. Liquid Index Ticker symbol = JULI05YY & JP Morgan 7-Year U.S. Liquid Index Ticker symbol = JULI07YY)
I	=	Average of the JP Morgan 5-Year U.S. Liquid Index and JP Morgan 7-Year U.S. Liquid Index yield as of Business Day prior to start of the MVA Term (JP Morgan 5-Year U.S. Liquid Index Ticker symbol = JULI05YY and JP Morgan 7-Year U.S. Liquid Index Ticker symbol = JULI07YY)
N	=	Number of complete months remaining in the current MVA Term.
W	=	Sum of the total withdrawal from the Fixed Account Option, plus the Investment Base withdrawal from each ILO segment adjusted for the ILO Budget rate:
Total amount withdrawn from the Fixed Account + [ (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + (Investment Base withdrawal amount from the ILO x (1 – ILO Budget rate)) + …]
f	=	Free withdrawal amount. During the first Contract Year, 10% of the Purchase Payments, less previous withdrawals.
For subsequent Contract Years, 10% of the sum of the Fixed Account Option Value and Investment Base(s) on the prior Contract Anniversary, less any withdrawals taken during the current Contract Year.

The following examples demonstrate the calculation of the MVA with various ILOs and both positive and negative market performance. The examples assume that there is no GLWB Rider, and that the Performance Lock feature is not exercised, in addition to the following:

All examples assume the following information:

●	Contract Issue Date: 5/1/2024

●	Both 1-Year and 6-Year ILO Terms are shown where available:

●	For 1-Year ILO Terms, the ILO End Date is 4/30/2025

●	For 6-Year ILO Terms, the ILO End Date is 4/30/2030

All calculations are shown on exactly half way through the first Contract Year.

●	For the 1-Year ILOs, this means there is 0.5 years remaining in the ILO Term and 5.5 years remaining in the MVA Term.

●	For the 6-Year ILOs, this means there is 3 years remaining in both the ILO Term and the MVA Term.

Each example assumes a single allocation of $100,000 to either the Buffer Protection Option or the Floor Protection Option with a Cap Rate. The ILO Budget calculation varies by Crediting Strategy (see ILO Crediting Strategy table in APPENDIX A), however the ILO Interim Value calculations are identical between all ILOs.

Example: Calculation of the Market Value Adjustment for a Buffer ILO when the Reference Index has Increased and Positive Index Performance

ILO Term		1-Year	6-Year
ILO Investment Base (Prior to Withdrawal)		$100,000	$100,000
ILO Interim Value Immediately prior to Withdrawal		$106,051	$113,248
Withdrawal Amount from ILO		$20,000	$20,000
ILO Investment Base Withdrawal		$18,859	$17,660
ILO Investment Base (After Withdrawal)		$81,141	$82,340
ILO Budget		3.90%	23.50%

ILO Investment Base Withdrawal * (1 - ILO Option Budget)	W	$18,124	$13,509
Free Withdrawal Amount	f	$10,000	$10,000
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to withdrawal	J	5.00%	5.00%
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to start of MVA Term	I	7.00%	7.00%
Number of complete months remaining in current MVA term	N	66	36

Market Value Adjustment (MVA) = (W - f) * [(J - I) * (N / 12)]		-$893.62	-$210.56

Example: Calculation of the Market Value Adjustment for a Buffer ILO when the Reference Index has Increased and Negative Index Performance

ILO Term		1-Year	6-Year
ILO Investment Base (Prior to Withdrawal)		$100,000	$100,000
ILO Interim Value Immediately prior to Withdrawal		$92,051	$76,248
Withdrawal Amount from ILO		$20,000	$20,000
ILO Investment Base Withdrawal		$21,727	$26,230
ILO Investment Base (After Withdrawal)		$78,273	$73,770
ILO Budget		3.90%	23.50%

ILO Investment Base Withdrawal * (1 - ILO Option Budget)	W	$20,880	$20,065
Free Withdrawal Amount	f	$10,000	$10,000
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to withdrawal	J	5.00%	5.00%
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to start of MVA Term	I	7.00%	7.00%
Number of complete months remaining in current MVA term	N	66	36

Market Value Adjustment (MVA) = (W - f) * [(J - I) * (N / 12)]		-$1,196.83	-$603.90

Example: Calculation of the Market Value Adjustment for a Buffer ILO when the Reference Index has Decreased and Negative Index Performance

ILO Term	1-Year	6-Year

ILO Investment Base (Prior to Withdrawal)		$100,000	$100,000
ILO Interim Value Immediately prior to Withdrawal		$92,051	$76,248
Withdrawal Amount from ILO		$20,000	$20,000
ILO Investment Base Withdrawal		$21,727	$26,230
ILO Investment Base (After Withdrawal)		$78,273	$73,770
ILO Budget		3.90%	23.50%

ILO Investment Base Withdrawal * (1 - ILO Option Budget)	W	$20,880	$20,065
Free Withdrawal Amount	f	$10,000	$10,000
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to withdrawal	J	5.00%	5.00%
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to start of MVA Term	I	3.00%	3.00%
Number of complete months remaining in current MVA term	N	66	36

Market Value Adjustment (MVA) = (W - f) * [(J - I) * (N / 12)]		$1,196.83	$603.90

Example: Calculation of the Market Value Adjustment for a Floor Protection ILO when the Reference Index has Increased and Positive Index Performance

Assume the following ILO information:
ILO Term		1-Year
ILO Investment Base (Prior to Withdrawal)		$100,000
ILO Interim Value Immediately prior to Withdrawal		$105,052
Withdrawal Amount from ILO		$20,000
ILO Investment Base Withdrawal		$19,038
ILO Investment Base (After Withdrawal)		$80,962
ILO Budget		3.90%

ILO Investment Base Withdrawal * (1 - ILO Option Budget)	W	$18,296
Free Withdrawal Amount	f	$10,000
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to withdrawal	J	5.00%
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to start of MVA Term	I	7.00%
Number of complete months remaining in current MVA term	N	66

Market Value Adjustment (MVA) = (W - f) * [(J - I) * (N / 12)]		-$912.61

Example: Calculation of the Market Value Adjustment for a Floor Protection ILO when the Reference Index has Increased and Negative Index Performance

Assume the following ILO information:

ILO Term	1-Year
ILO Investment Base (Prior to Withdrawal)	$100,000

ILO Interim Value Immediately prior to Withdrawal		$91,052
Withdrawal Amount from ILO		$20,000
ILO Investment Base Withdrawal		$21,966
ILO Investment Base (After Withdrawal)		$78,034
ILO Budget		3.90%

ILO Investment Base Withdrawal * (1 - ILO Option Budget)	W	$21,110
Free Withdrawal Amount	f	$10,000
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to withdrawal	J	5.00%
Average Price of the JP Morgan 5-Year U.S. Liquid & JP Morgan 7-Year U.S. Liquid Index Yield as of business day prior to start of MVA Term	I	7.00%
Number of complete months remaining in current MVA term	N	66

Market Value Adjustment (MVA) = (W - f) * [(J - I) * (N / 12)]		-$1,222.06

APPENDIX D:
INDEX DISCLOSURES

[TO BE UPDATE BY AMENDMENT]

S&P 500® [To be updated by Amendment]

iShares® Russell 2000 ETF

[The iShares Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Pacific Life Insurance Company for certain purposes. Pacific Life Insurance Company’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Pacific Life Insurance Company or any member of the public regarding the advisability of purchasing any product or service offered by Pacific Life Insurance Company. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any Pacific Life Insurance Company product or service offered by Pacific Life Insurance Company.]

MSCI EAFE [To be updated by Amendment]

Invesco QQQ ETF

[Invesco Capital Management LLC (“ICM”) serves as investment adviser to Invesco QQQ ETF (the “Invesco ETF”) and Invesco Distributors, Inc. (“IDI”), an affiliate of ICM serves as distributor for the Invesco ETF. The mark “Invesco” is the property of Invesco Holding Company Limited and is used under license. That trademark and the ability to offer a product based on the Invesco ETF(s) have been licensed for certain purposes by Pacific Life. Products offered by Pacific Life are not sponsored, endorsed, sold or promoted by ICM or Invesco Holding Company Limited, and purchasers of such products do not acquire any interest in the Invesco ETF(s) nor enter into any relationship with ICM or its affiliates. ICM makes no representations or warranties, express or implied, to the owners of any products offered by Pacific Life. ICM has no obligation or liability for any errors, omissions, interruptions or use of the Invesco ETF(s) or any data related thereto, or with the operation, marketing trading or sale of any products or services offered by Pacific Life.]

[Pacific Protected Growth (“Product”) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations' only relationship to Pacific Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of NASDAQ-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the NASDAQ-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the NASDAQ-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.]

First Trust Growth Strength Net Fee Index

The First Trust Growth Strength Net Fee Index (“FTIS Index”) is a product of FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST GROWTH STRENGTH NET FEE INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Nasdaq and Pacific Life in connection with the FTIS Index and the Pacific Protected Growth annuity.

The Nasdaq U.S. BenchmarkTM Index (“Nasdaq Index”) is a product of Nasdaq, Inc. (which with its affiliates is referred to as “Nasdaq”). Nasdaq® and THE NASDAQ US BENCHMARKTM INDEX are trademarks of Nasdaq. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Pacific Life in connection with the FTIS Index and Pacific Protected Growth.

FTIS has contracted with Nasdaq, Inc. (which with its affiliates is referred to as “Nasdaq”)to calculate and maintain the FTIS Index. Nasdaq does not guarantee the timeliness, accurateness, or completeness of the FTIS Index or any data or information relating thereto and shall have no liability in connection with the FTIS Index or any data or information relating thereto.

The Pacific Protected Growth annuity is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, Nasdaq, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to Pacific Protected Growth. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index or Nasdaq Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index or Nasdaq Index particularly, or the ability of the FTIS Index or Nasdaq Index to track general stock market performance. The Companies’ only relationship to Pacific Life is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index and Nasdaq Index, which is determined, composed and calculated without regard to Pacific Life or the Pacific Protected Growth annuity. The Companies have no obligation to take the needs of Pacific Life, or the owners of Pacific Protected Growth, or the sponsors or owners of products based on the FTIS Index or Nasdaq Index into consideration when determining, composing, or calculating the FTIS Index or Nasdaq Index. The Companies are not responsible for and have not participated in the determination or calculation of Pacific Protected Growth. There are no assurances from the Companies that products based on the FTIS Index or Nasdaq Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF PACIFIC PROTECTED GROWTH, FTIS INDEX, NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN PACIFIC PROTECTED GROWTH, FTIS INDEX OR NASDAQ INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF PACIFIC PROTECTED GROWTH OR OF PRODUCTS BASED ON THE FTIS INDEX OR NASDAQ INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX OR NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO PACIFIC PROTECTED GROWTH, THE FTIS INDEX, NASDAQ INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN PACLIFE AND THE COMPANIES.

D-1

APPENDIX E:

INCOME GUARD BENEFIT EXAMPLES

The following examples utilize the table below. The percentages listed in this example are not the current percentages in effect. Please see the INCOME GUARD BENEFIT section above to confirm percentages in effect.

Withdrawal Percentage
Age on Rider Effective Date	Single Life	Joint Life
45	4.50%	4.00%
46	4.60%	4.10%
47	4.70%	4.20%
48	4.80%	4.30%
49	4.90%	4.40%
50	5.00%	4.50%
51	5.10%	4.60%
52	5.20%	4.70%
53	5.30%	4.80%
54	5.40%	4.90%
55	5.50%	5.00%
60	6.00%	5.50%
65	6.50%	6.00%
70	7.00%	6.50%
75	7.50%	7.00%
80	8.00%	7.50%
85	8.50%	8.00%

Deferral Credit
Age on Rider Effective Date	Credit %
45	0.20%
46	0.20%
47	0.20%
48	0.20%
49	0.20%
50	0.25%
51	0.25%
52	0.25%
53	0.25%
54	0.25%
55 - 59	0.30%
60 - 64	0.35%
65 - 69	0.40%
70 - 74	0.45%
75 - 79	0.50%
80 - 84	0.55%
85	0.55%

Please Note: The starting Withdrawal Percentage is based on the Designated Life’s (youngest Designated Life for Joint Life) issue age on the Rider Effective Date and increases by 0.10% at each age. The Deferral Credit is age banded and the same Deferral Credit is applicable to each 5 year interval based on the starting of the Designated Life (youngest Designated Life for Joint Life) on the Rider Effective Date. The tables above are truncated for simplicity and not every age is displayed.

Assumptions for Examples 1-5:

●	Rider purchased at the Contract Issue Date (Rider Effective Date)

●	Designated Life is age 65 on the Rider Effective Date

●	Resets shown if applicable

●	Investment returns are random

Example 1 – Setting of Initial Values

Contract Year	Purchase Payment	Withdrawal Amount	Contract Value After Transaction	Protected Payment Base	Withdrawal Percentage	Protected Payment Amount
Beg. of Year 1	$100,000		$100,000	$100,000	6.50%	$0
Activity	$25,000		$120,000	$125,000	6.50%	$0
Beg. of Year 2			$130,000	$130,000	6.90%	$0
Beg. of Year 3			$120,000	$130,000	7.30%	$0
Beg. of Year 4 (Eligible Lifetime Withdrawal Date)			$127,000	$130,000	7.70%	$10,010

●	The initial Purchase Payment of $100,000 sets the Contract Value and Protected Payment Base equal to $100,000.

●	Since a Subsequent Purchase Payment of $25,000 was made in the first Contract Year, the Contract Value and Protected Payment Base are increased by the amount of the Purchase Payment.

●	At the beginning of Contract Year 2 a Reset occurs, since the Contract Value ($130,000) is higher than the Protected Payment Base ($125,000). This resets the Protected Payment Base to $130,000. The Withdrawal Percentage increases to 6.90% as the 0.40% Deferral Credit is applied. The Protected Payment Amount is $0 as the Eligible Lifetime Withdrawal Date doesn’t occur until the beginning of Contract Year 4.

●	At the beginning of Contract Year 3 the Withdrawal Percentage increases to 7.30% as another 0.40% Deferral Credit is applied. The Reset does not take place since the Contract Value ($120,000) is less than the Protected Payment Base ($130,000).

●	At the beginning of Contract Year 4, the Eligible Lifetime Withdrawal Date is reached, since it has been 3 years since the Rider Effective Date and the client has already reached age 59½. The Withdrawal Percentage increases to 7.70% as another 0.40% Deferral Credit is applied. The Protected Payment Amount is equal to $10,010, which is determined by multiplying the Withdrawal Percentage (7.70%) by the Protected Payment Base ($130,000).

Example 2 – Compliant and Excess Withdrawals

Contract Year	Purchase Payment	Withdrawal Amount	Contract Value After Transaction	Purchase Payment Base	Withdrawal Percentage	Protected Payment Amount
Beg. of Year 1	$100,000		$100,000	$100,000	6.50%	$0
Activity	$25,000		$120,000	$125,000	6.50%	$0
Beg. of Year 2			$130,000	$130,000	6.90%	$0
Beg. of Year 3			$120,000	$130,000	7.30%	$0
Beg. of Year 4 (Eligible Lifetime Withdrawal Date)			$127,000	$130,000	7.70%	$10,010
Beg. of Year 5			$135,000	$135,000	8.10%	$10,935
Activity (Income Commencement Date)		$10,935	$125,000	$135,000	8.10%	$0
Beg. of Year 6			$120,000	$135,000	8.10%	$10,935
Activity		$20,000	$95,000	$123,242	8.10%	$0

●	At the beginning of Contract Year 5, a Reset occurs, since the Contract Value ($135,000) is higher than the Protected Payment Base ($130,000). The Withdrawal Percentage increases to 8.10% as the 0.40% Deferral Credit is applied. The Protected Payment Amount is equal to $10,935 which is determined by multiplying the Withdrawal Percentage (8.10%) by the Protected Payment Base ($135,000). During Contract Year 5 the Income Commencement Date occurs, locking in the Withdrawal Percentage at 8.10% and stopping any future Deferral Credits. A withdrawal of the full Protected Payment Amount of $10,935 occurs. The Contract Value is reduced by the amount of the withdrawal. Since the withdrawal amount is compliant the Protected Payment Base continues at $135,000 with no adjustment.

●	Due to the Excess Withdrawal of $20,000 made in Contract Year 6, the Protected Payment Base is reduced to $123,242

o	A = $9,065 = ($20,000 - $10,935)

o	B = 8.71% = $9,065/($115,000 - $10,935); $115,000 = Contract Value prior to the $20,000 withdrawal

o	Protected Payment Base = $123,242 = $135,000 x (1 – 0.0871)

o	The Protected Payment Amount = $9,982.56 = $123,242 x 8.1%

Example 3 – Early Withdrawals

Contract Year	Purchase Payment	Withdrawal Amount	Contract Value After Transaction	Protected Payment Base	Withdrawal Percentage	Protected Payment Amount
Beg. of Year 1	$100,000		$100,000	$100,000	6.50%	$0
Activity	$25,000		$120,000	$125,000	6.50%	$0
Beg. of Year 2			$130,000	$130,000	6.90%	$0
Beg. of Year 3			$120,000	$130,000	7.30%	$0
Activity		$10,000	$110,000	$119,171	7.30%	$0
Beg. of Year 4 (Eligible Lifetime Withdrawal Date)			$115,000	$119,171	7.30%	$9,176

●	During Contract Year 3 an Early Withdrawal of $10,000 is taken. The Protected Payment Base is reduced to $119,171

o	A = Excess Withdrawal Amount = $10,000 = ($10,000 - $0)

o	B = Withdrawal Ratio = 8.33% = $10,000/($120,000 - $0); $120,000 = Contract Value prior to the $10,000 withdrawal

o	Protected Payment Base = $119,171 = $130,000 x (1 – 8.33%)

●	At the beginning of Contract Year 4, the Eligible Lifetime Withdrawal Date is reached as it has been 3 years since the Rider Effective Date and the client has already reached age 59½. The Withdrawal Percentage increases to 7.70% as another 0.40% Deferral Credit is applied. The Protected Payment Amount is equal to $9,176 which is determined by multiplying the Withdrawal Percentage (7.70%) by the Protected Payment Base ($119,171).

Example 4 – Income Rollover Amount

Contract Year	Purchase Payment	Withdrawal Amount	Contract Value After Transaction	Protected Payment Base	Withdrawal Percentage	Protected Payment Amount	Income Rollover Amount
Beg. of Year 1	$100,000		$100,000	$100,000	6.50%	$0
Activity	$25,000		$120,000	$125,000	6.50%	$0
Beg. of Year 2			$130,000	$130,000	6.90%	$0
Beg. of Year 3			$120,000	$130,000	7.30%	$0
Beg. of Year 4 (Eligible Lifetime Withdrawal Date)			$127,000	$130,000	7.70%	$10,010
Beg. of Year 5			$135,000	$135,000	8.10%	$10,935
Activity (Income Commencement Date)		$5,000	$125,000	$135,000	8.10%	$5,935
Beg. of Year 6			$138,000	$138,000	8.10%	$11,178	$5,935
Activity		$15,000	$120,000	$138,000	8.10%	$2,113
Beg. of Year 7			$132,000	$138,000	8.10%	$11,178	$2,113
Activity		$13,291	$115,000	$138,000	8.10%	$0	$0
Beg. of Year 8			$110,000	$138,000	8.10%	$11,178	$0

●	At the beginning of Contract Year 5, a Reset occurs, since the Contract Value ($135,000) is higher than the Protected Payment Base ($130,000). The Withdrawal Percentage increases to 8.10% as the 0.40% Deferral Credit is applied. The Protected Payment Amount is equal to $10,935 which is determined by multiplying the Withdrawal Percentage (8.10%) by the Protected Payment Base ($135,000).

●	During Contract Year 5 the Income Commencement Date occurs locking in the Withdrawal Percentage at 8.10% and stopping any future Deferral Credits. A withdrawal of $5,000 occurs. The unused Protected Payment Amount ($5,935) becomes the Income Rollover Amount at the start of Year 6.

●	At the beginning of Contract Year 6, a Reset occurs since the Contract Value ($138,000) is higher than the Protected Payment Base of ($135,000). A Reset does not impact the Withdrawal Percentage after the Income Commencement Date. The Protected Payment Amount is equal to $11,178 which is determined by multiplying the Withdrawal Percentage (8.10%) by the Protected Payment Base ($138,000).

●	During Contract Year 6, a $15,000 Compliant Withdrawal is taken. The Income Rollover Amount ($5,935) is withdrawn first, with the remaining $5,243 reducing the Protected Payment Amount to $2,113. The unused Protected Payment Amount ($2,113) becomes the Income Rollover Amount at the start of Year 7.

●	During Contract Year 7, a $13,291 is taken. The withdrawal is considered compliant as it does not exceed the Income Rollover Amount ($2,113) plus the Protected Payment Amount ($11,178). The Protected Payment Base remains at $138,000.

Example 5 – Single Life/Joint Life Option Change

Contract Year	Purchase Payment	Withdrawal Amount	Contract Value After Transaction	Protected Payment Base	Single Life Withdrawal Percentage	Joint Life Withdrawal Percentage	Protected Payment Amount
Beg. of Year 1	$100,000		$100,000	$100,000	6.50%	N/A	$0
Activity	$25,000		$120,000	$125,000	6.50%	N/A	$0
Beg. of Year 2			$130,000	$130,000	6.90%	N/A	$0
Beg. of Year 3			$120,000	$130,000	7.30%	N/A	$0
Beg. of Year 4 (Eligible Lifetime Withdrawal Date)			$127,000	$130,000	7.70%	N/A	$10,010
Change to Joint Life Option			$125,000	$130,000	N/A	6.55%	$8,515
Beg. of Year 5			$129,000	$130,000	N/A	6.90%	$8,970

●	The initial Purchase Payment of $100,000 sets the Contract Value and Protected Payment Base equal to $100,000. Since a Subsequent Purchase Payment of $25,000 was made in the first Contract Year, the Contract Value and Protected Payment Base are increased by the amount of the Purchase Payment.

●	At the beginning of Contract Year 2 a Reset occurs, since the Contract Value ($130,000) is higher than the Protected Payment Base ($125,000). This resets the Protected Payment Base to $130,000. The Single Life Withdrawal Percentage increases to 6.90% as the 0.40% Deferral Credit is applied. The Protected Payment Amount is $0 as the Eligible Lifetime Withdrawal Date doesn’t occur until the beginning of Contract Year 4.

●	At the beginning of Contract Year 4, the Eligible Lifetime Withdrawal Date is reached as it has been 3 years since the Rider Effective Date and the client has already reached age 59½ . The Single Life Withdrawal Percentage increases to 7.70% as another 0.40% Deferral Credit is applied. The Protected Payment Amount is equal to $10,010 which is determined by multiplying the Single Life Withdrawal Percentage (7.70%) by the Protected Payment Base ($130,000).

●	During Contract Year 4, the client elects to change the Rider option from single to joint life, which is allowed as the Income Commencement Date has not occurred. A spouse who was age 60 on the Rider Effective Date is added as a Designated Life. The Joint Life Withdrawal Percentage and new Protected Payment Amount are determined as follows:

o	Base Joint Life Withdrawal Percentage: 5.50%

●	Based on age 60 which was the youngest Designated Life’s age on the Rider Effective Date.

o	Deferral Credit Percentage: 0.35%

●	Based on age 60 which was the youngest Designated Life’s age on the Rider Effective Date.

o	Joint Life Withdrawal Percentage = 6.55% = 5.50% + (3 x 0.35%)

●	The Joint Life Withdrawal Percentage is calculated using the Base Withdrawal Percentage above plus the three applicable Deferral Credits. The number of Contract Anniversaries since the Rider Effective Date will determine the number of Deferral Credits that need to be applied.

o	Protected Payment Amount = 8,515

●	Protected Payment Base ($130,000) multiplied by the Joint Life Withdrawal Percentage (6.55%)

o	At the beginning of Contract Year 5, the Joint Life Withdrawal Percentage increases to 6.90% after the 0.35% Deferral Credit is applied. The Protected Payment Amount is equal to $8,970 which is determined by multiplying the Joint Life Withdrawal Percentage (6.90%) by the Protected Payment Base ($130,000).

APPENDIX F:

RETURN OF PURCHASE PAYMENT DEATH BENEFIT SAMPLE CALCULATIONS

The examples provided are based on certain hypothetical assumptions and are for example purposes only. Where Contract Value is reflected, the examples do not assume any specific return percentage. They have been provided to assist in understanding the death benefit amount provided under the optional Return of Purchase Payment Death Benefit (Return of Purchase Payments Death Benefit II for Contracts issued in California) and to demonstrate how Purchase Payments and withdrawals made from the Contract may affect the values and benefits. There may be minor differences in the calculations due to rounding. These examples are not intended to reflect what your actual death benefit proceeds will be or serve as projections of future investment returns nor are they a reflection of how your Contract will actually perform.

Under the base Contract (no optional death benefit riders selected), depending on the age of the Contract Owner at Contract issue, the Death Benefit Amount is equal to the Contract Value or the Total Adjusted Purchase Payments.

THE EXAMPLES BELOW ASSUME NO OWNER CHANGE OR AN OWNER CHANGE TO THE PREVIOUS OWNER’S SPOUSE; THESE EXAMPLES APPLY TO CONTRACTS ISSUED IN CALIFORNIA.

Return of Purchase Payments Death Benefit (Return of Purchase Payments Death Benefit II for Contracts issued in California)

The values shown below are based on the following assumptions:

●	Initial Purchase Payment = $100,000

●	Rider Effective Date = Contract Date

●	A Subsequent Purchase Payment of $25,000 is received in Contract Year 1.

●	A withdrawal of $35,000 is taken during Contract Year 6.

●	A withdrawal of $10,000 is taken during Contract Year 11.

Beginning of Contract Year	Purchase Payments Received	Withdrawal Amount	Contract Value[1]	Total Adjusted Purchase Payments[1]
1	$100,000		$100,000	$100,000
Activity	$25,000		$128,000	$125,000
2			$131,090	$125,000
3			$133,468	$125,000
4			$134,458	$125,000
5			$138,492	$125,000
6			$142,647	$125,000
Activity		$35,000	$110,844	$95,000
7			$111,666	$95,000
8			$103,850	$95,000
9			$96,580	$95,000
10			$89,820	$95,000
11			$83,530	$95,000
Activity		$10,000	$73,530	$83,629
12			$68,383	$83,629
13			$63,596	$83,629
14
Death Occurs			$59,144	$83,629

1The greater of the Contract Value or the Total Adjusted Purchase Payments represents the Death Benefit Amount.

On the Rider Effective Date, the initial values are set as follows:

●	Total Adjusted Purchase Payment = Initial Purchase Payment = $100,000

●	Contract Value = Initial Purchase Payment = $100,000

During Contract Year 1, a Subsequent Purchase Payment of $25,000 was received within 60 days of Contract Issue as part of transfer instructions received with the application. The Total Adjusted Purchase Payment amount increased to $125,000. The Contract Value increased to $128,000.

During Contract Year 6, a withdrawal of $35,000 was made. This withdrawal reduced the Total Adjusted Purchase Payment amount on a pro rata basis to $95,000 and decreased the Contract Value to $110,844. Numerically, the new Total Adjusted Purchase Payment amount is calculated as follows:

First, determine the Pro Rata Reduction. The percentage is the withdrawal amount divided by the Contract Value prior to the withdrawal ($145,844, which equals the $110,844 Contract Value after the withdrawal plus the $35,000 withdrawal amount). Numerically, the percentage is 24.00% ($35,000 ÷ $145,844 = 0.2400 or 24.00%).

Second, determine the new Total Adjusted Purchase Payment amount. The Total Adjusted Purchase Payment amount prior to the withdrawal is multiplied by 1 less the Pro Rata Reduction determined above. Numerically, the new Total Adjusted Purchase Payment amount is $95,000 (Total Adjusted Purchase Payment amount prior to the withdrawal × (1 − Pro Rata Reduction); $125,000 × (1 − 24.00%); $125,000 × 76.00% = $95,000).

During Contract Year 11, a withdrawal of $10,000 was made. This withdrawal reduced the Total Adjusted Purchase Payment amount on a pro rata basis to $83,629 and decreased the Contract Value to $73,530. Numerically, the new Total Adjusted Purchase Payment amount is calculated as follows:

First, determine the Pro Rata Reduction. The percentage is the withdrawal amount divided by the Contract Value prior to the withdrawal ($83,530, which equals the $73,530 Contract Value after the withdrawal plus the $10,000 withdrawal amount). Numerically, the percentage is 11.97% ($10,000 ÷ $83,530 = 0.1197 or 11.97%).

Second, determine the new Total Adjusted Purchase Payment amount. The Total Adjusted Purchase Payment amount prior to the withdrawal is multiplied by 1 less the Pro Rata Reduction determined above. Numerically, the new Total Adjusted Purchase Payment amount is $83,629 (Total Adjusted Purchase Payment prior to the withdrawal × (1 − Pro Rata Reduction); $95,000 × (1 − 11.97%); $95,000 × 88.03% = $83,629). Since the Total Adjusted Purchase Payments were greater than the Contract Value at the time of the withdrawal, the Pro Rata Reduction resulted in the Total Purchase Payments being reduced by a greater amount than the withdrawal amount.

During Contract Year 14, death occurs. The Death Benefit Amount under the Return of Purchase Payments Death Benefit will be the Total Adjusted Purchase Payments ($83,629) because that amount is greater than the Contract Value ($59,144).

Using the table above, if death occurred in Contract Year 7, the Death Benefit Amount under the Return of Purchase Payments Death Benefit would be the Contract Value ($111,666) because that amount is greater than the Total Adjusted Purchase Payment of $95,000.

THE EXAMPLES BELOW ASSUME OWNER CHANGE TO SOMEONE OTHER THAN PREVIOUS OWNER’S SPOUSE, TO A TRUST OR NON-NATURAL ENTITY WHERE THE OWNER AND ANNUITANT ARE NOT THE SAME PERSON PRIOR TO THE CHANGE OR IF AN OWNER IS ADDED THAT IS NOT A SPOUSE OF THE OWNER. THESE EXAMPLES DO NOT APPLY TO CONTRACTS ISSUED IN CALIFORNIA.

Return of Purchase Payments Death Benefit

The values shown below are based on the following assumptions:

●	Initial Purchase Payment = $100,000

●	Rider Effective Date = Contract Date

●	A Subsequent Purchase Payment of $25,000 is received in Contract Year 1.

●	A withdrawal of $35,000 is taken during Contract Year 6.

●	Owner change to someone other than previous Owner’s Spouse during Contract Year 8.

●	A withdrawal of $10,000 is taken during Contract Year 11.

Beginning of Contract Year	Purchase Payments Received	Withdrawal Amount	Contract Value[1]	Total Adjusted Purchase Payments[1]
1	$100,000		$100,000	$100,000
Activity	$25,000		$128,000	$125,000
2			$131,090	$125,000
3			$133,468	$125,000
4			$134,458	$125,000
5			$138,492	$125,000
6			$142,647	$125,000
Activity		$35,000	$110,844	$95,000
7			$111,666	$95,000
8			$103,850	$95,000
Owner Change			$100,735	$95,000
9			$96,580	$95,000
10			$89,820	$95,000
11			$83,530	$95,000
Activity		$10,000	$73,530	$83,629
12			$68,383	$83,629
13			$63,596	$83,629
14 Death Occurs			$59,144	$83,629

1The greater of the Contract Value or the Total Adjusted Purchase Payments represents the Death Benefit Amount.

On the Rider Effective Date, the initial values are set as follows:

●	Total Adjusted Purchase Payment = Initial Purchase Payment = $100,000

●	Contract Value = Initial Purchase Payment = $100,000

During Contract Year 1, a Subsequent Purchase Payment of $25,000 was received within 60 days of Contract Issue as part of a transfer instructions with the application. The Total Adjusted Purchase Payment amount increased to $125,000. The Contract Value increased to $128,000.

During Contract Year 6, a withdrawal of $35,000 was made. This withdrawal reduced the Total Adjusted Purchase Payment amount 95,000 and decreased the Contract Value to $110,844. Numerically, the new Total Adjusted Purchase Payment calculated as follows:

First, determine the Pro Rata Reduction. The percentage is the withdrawal amount divided by the Contract Value prior to the withdrawal ($145,844, which equals the $110,844 Contract Value after the withdrawal plus the $35,000 withdrawal amount). Numerically, the percentage is 24.00% ($35,000 ÷ $145,844 = 0.2400 or 24.00%).

Second, determine the new Total Adjusted Purchase Payment amount. The Total Adjusted Purchase Payment amount prior to the withdrawal is multiplied by 1 less the Pro Rata Reduction determined above. Numerically, the new Total Adjusted Purchase Payment amount is $95,000 (Total Adjusted Purchase Payment amount prior to the withdrawal × (1 − Pro Rata Reduction); $125,000 × (1 − 24.00%); $125,000 × 76.00% = $95,000).

During Contract Year 8, an Owner change to someone other than the previous Owner’s spouse occurred. The Total Adjusted Purchase Payments on the effective date of the Owner change (the “Change Date”) will be reset to equal the lesser of the Contract Value as of the Change Date or the Total Adjusted Purchase Payments as of the Change Date. Numerically, the Total Adjusted Purchase Payments amount will be $95,000 since the Total Adjusted Purchase Payments as of the Change Date ($95,000) is less than the Contract Value as of the Change Date ($100,735).

After the Change Date, the Total Adjusted Purchase Payments will reduced by any Pro Rata Reduction for withdrawals made after the Change Date.

During Contract Year 11, a withdrawal of $10,000 was made. This withdrawal reduced the Total Adjusted Purchase Payments amount on a pro rata basis to $83,629 and decreased the Contract Value to $73,530. Numerically, the new Total Adjusted Purchase Payments amount is calculated as follows:

First, determine the Pro Rata Reduction. The percentage is the withdrawal amount divided by the Contract Value prior to the withdrawal ($83,530, which equals the $73,530 Contract Value after the withdrawal plus the $10,000 withdrawal amount). Numerically, the percentage is 11.97% ($10,000 ÷ $83,530 = 0.1197 or 11.97%).

Second, determine the new Total Adjusted Purchase Payments amount. The Total Adjusted Purchase Payments amount prior to the withdrawal is multiplied by 1 less the Pro Rata Reduction determined above. Numerically, the new Total Adjusted Purchase Payments amount is $83,629 (Total Adjusted Purchase Payments amount prior to the withdrawal x (1 - Pro Rata Reduction); $95,000 x (1 - 11.97%); $95,000 x 88.03% = $83,629). Since the Total Adjusted Purchase Payments were greater than the Contract Value at the time of the withdrawal, the Pro Rata Reduction resulted in the Total Purchase Payments being reduced by a greater amount than the withdrawal amount.

During Contract Year 14, death occurs. The Death Benefit Amount under the Return of Purchase Payments Death Benefit will be the Total Adjusted Purchase Payments ($83,629) because that amount is greater than the Contract Value ($59,144).

Using the table above, if death occurred in Contract Year 7, the Death Benefit Amount under the Return of Purchase Benefit would be the Contract Value ($111,666) because that amount is greater than the Total Adjusted Purchase Payment of $95,000.

APPENDIX G:

MANAGEMENT’S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND

SUPPLEMENTAL SCHEDULES

[TO BE UPDATED BY AMENDMENT]

G-1

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fee	$ 147.60
Estimated Printing and Filing Costs:	$ 25,611
Estimated Accounting Fees:	$ 60,000
Estimated Legal Fees:	$ 525,000
Consulting Fees:	$ 60,000

Item 14. Indemnification of Directors and Officers.

The Nebraska Model Business Corporation Act (the “Nebraska Act”) expressly authorizes, and the Amended and Restated Articles of Incorporation and Bylaws of Pacific Life Insurance Company (“Pacific Life”) provide, in substance, for indemnification by Pacific Life of each director and officer who was, is, or is threatened to be made, a defendant or respondent in a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal, against any and all of the expenses, liabilities, or other matters referred to in or covered by the Nebraska Act.

The foregoing indemnification shall not be deemed exclusive of any other rights to which each director and officer may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in the director or officer’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such director or officer.

The Nebraska Act (Sections 21-2,110 to 21-2,119) provides for permissive indemnification in certain situations, mandatory indemnification in other situations, and prohibits indemnification in certain situations. The Nebraska Act also specifies procedures for determining when indemnification payments can be made.

Insofar as indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), may be permitted pursuant to the foregoing provisions, Pacific Life has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pacific Life of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, Pacific Life will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Not applicable

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

1.	(a)**	Principal Underwriter Agreement
	(b)**	Broker-Dealer Agreement
	(c)**	Selling Agreement

2.	Not applicable

3.	(a)***	Articles of Incorporation
	(b)***	Bylaws
4.	(a)**	Contract No.
	(b)**	Contract Schedule
	(c)**	Index Options Schedule or Appendix
	(d)**	Application
	(e)**	Rider
	(f)**	Endorsement

5.**	Opinion re Legality
8.	Not applicable
9.	Not applicable
10.**	Material Contracts
15.	Not applicable
16.	Not applicable
21.***	Subsidiaries of Registrant
22.	Not applicable
23.	(a)**	Consent of Independent Registered Public Accounting Firm
	(b)**	Consent of Counsel
24.***	Powers of Attorney

4

25.	Not applicable
96.	Not applicable
99.	Not applicable
101.	Not applicable
107.***	Filing Fee Table

(b)	**Financial Statement Schedules

[MANAGEMENT’S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES TO BE UPDATED BY AMENDMENT]

(c)	*Calculation of Filing Fee Tables

*	Filed herewith
**	To be filed by amendment
***	Incorporated herein by reference to initial Registration Statement, on Form S-1, filed October 23, 2023, Accession no. 0001104659-23-110811.

Item 17. Undertakings.

A.            The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of Contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, and the State of California on this 22nd day of January, 2024.

PACIFIC LIFE INSURANCE COMPANY
(Registrant)

By:
Darryl D. Button*
Director, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Director, Chairman, President and Chief Executive Officer	January 22, 2024
Darryl D. Button *
	Director, Executive Vice President and Chief Financial Officer	January 22, 2024
Vibhu R. Sharma*
	Director, Executive Vice President and Chief Operating Officer	January 22, 2024
Adrian S. Griggs*
	Director, Executive Vice President and General Counsel	January 22, 2024
Jason Orlandi*
	Assistant Vice President and Secretary	January 22, 2024
Starla C. Yamauchi*
	Senior Vice President and Chief Accounting Officer	January 22, 2024
Joshua D Scott*
	Executive Vice President	January 22, 2024
Dawn M. Behnke*
	Vice President and Treasurer	January 22, 2024
Craig W. Leslie*

*By:	/s/ ALISON RYAN	January 22, 2024
*Alison Ryan
Attorney-in-Fact

(Powers of Attorney are incorporated herein by reference to initial Registration Statement, on Form S-1, filed October 23, 2023, Accession no. 0001104659-23-110811.)

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